As filed with the Securities and Exchange Commission on December 28, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALTIN:FUND, LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware	6221	80-0438306
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Altin Holdings, LLC
805 Oakwood Drive, Suite 125
Rochester, MI 48307
(248) 413-6100
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:
Sebastian Lucido, President Altin Holdings, LLC 805 Oakwood Drive, Suite 125 Rochester, MI 48307 (248) 413-6100	Jennifer Durham King, Esq. Christopher M. Golden, Esq. Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, IL 60601 (312) 609-7500

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer  ☐                                                Accelerated filer  ☐                                Non-accelerated filer  ☒                                            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Limited Partnership Units	$100,000,000	$11,610	(2)
Class B Limited Partnership Units	$100,000,000	$11,610	(2)
Class C Limited Partnership Units	$100,000,000	$11,610	(2)
Class D Limited Partnership Units	$100,000,000	$11,610	(2)
Class E Limited Partnership Units	$240,000,000	N/A	(3)
Class I Limited Partnership Units	$40,000,000	$4,644	(2)
________________
(1)	Calculated pursuant to Rule 457(o).
(2)
Pursuant to Securities Act Rule 457(p), $24,552 of the registration filing fee was previously paid in connection with the Form S-1 Registration Statement of Altin:Fund, Limited Partnership (333-161889) filed on September 11, 2009 and subsequently withdrawn on February 26, 2010, and is offset against the filing fee currently due.

(3)
The class E Limited Partnership Units will be issued in exchange for class A and class B Units when the limited partners holding those units have reached the fee limit (as defined in Appendix A) and in exchange for the class I Limited Partnership Units when the limited partners holding those units have held their units for one year.  No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART ONE:  DISCLOSURE DOCUMENT

Subject to completion, dated December 28, 2010
ALTIN:FUND, LIMITED PARTNERSHIP

Units of Limited Partnership Interests
$100,000,000 Class A Units	$100,000,000 Class B Units	$100,000,000 Class C Units
$100,000,000 Class D Units	Class E Units	$40,000,000 Class I Units

The Offering

Altin:Fund, Limited Partnership (“Altin:Fund”) is a multi-advisor commodity pool.  Altin:Fund is not registered as a mutual fund under the Investment Company Act of 1940 and has not yet commenced trading operations.  Altin Holdings, LLC is the general partner of Altin:Fund.

This offering consists of six classes of limited partnership units of Altin:Fund: class A units, class B units, class C units, class D units, class E units and class I units.  The class I units are being offered only during the initial offering period, including any extension thereto, and the class E units will not be offered to new investors, but will be issued in exchange for the class A units, class B units, and class I units in certain circumstances as described herein.  The offered units have different fee arrangements and restrictions on redemptions.

The offering is contingent on receiving minimum subscriptions for the offered units of $25,000,000 to break escrow and commence trading operations.  The offered units will initially be offered for a period ending ninety days from the date hereof, unless such date is extended by the general partner for up to an additional ninety days.  Subscription funds received during the initial offering period will be deposited in escrow accounts at Huntington National Bank, Corporate Trust Department, the escrow agent, and held there until the funds are released for trading purposes or returned to subscribers if the subscription minimum is not met.  The initial offering period may be shorter if the subscription minimum of $25,000,000 is reached before the end of the initial offering period.  If the subscription minimum is not met by the end of the initial offering period, including any extensions thereof, subscriptions for the offered units will be promptly returned to subscribers, without interest.  After the end of the initial offering period, the class A, class B, class C and class D units will be offered continuously until the third anniversary of the registration statement of which this prospectus is a part unless, prior thereto, a new registration statement is filed.

The offered units are being offered on a best efforts basis without any firm commitment underwriting through selling agents which are registered broker-dealers.  The selling agents are not required to sell any specific dollar amount of units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THE RISKS
Before investing, please read this entire prospectus carefully, and consider the “RISK FACTORS” beginning on page 22.

•	An investment in Altin:Fund is speculative and leveraged; you could lose all or substantially all of your investment.	•	There is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions and possible fees assessed upon redemption.
•	Performance of Altin:Fund can be volatile and even a small movement in market prices could cause large losses.	•	Altin:Fund pays substantial fees and expenses, including fees paid to its trading advisors, which must be offset by trading profits and interest income in order for Altin:Fund to be profitable.
•	Altin:Fund’s use of multiple trading advisors may result in Altin:Fund taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.	•	You will have limited voting rights and no control over Altin:Fund’s business.
•	Altin:Fund is a newly formed limited partnership with no operating or performance history.	•	Your annual tax liability is anticipated to exceed cash distributions to you.
•	Altin:Fund is subject to several conflicts of interests.

	Maximum Available Units	Price per Unit(1)	Minimum Investment(2)	Upfront Selling Commissions(3)	Proceeds to Altin:Fund
Class A units	$100,000,000	$1,000	$10,000	3.0%	100%
Class B units	$100,000,000	$1,000	$100,000	2.0%	100%
Class C units	$100,000,000	$1,000	$10,000	None	100%
Class D units	$100,000,000	$1,000	$5,000,000	None	100%
Class E units	$240,000,000	$1,000	$10,000	None	100%
Class I units	$40,000,000	N/A	N/A	N/A	N/A
(1)
The units will be offered at a price of $1,000 per unit during the initial offering period, and, thereafter, at a price equal to the net asset value per unit of each class at the start of business on each closing date (the first business day of each month).

(2)	Any minimum initial investment amount requirements may be waived in the sole discretion of the general partner.
(3)
The general partner will prepay all upfront selling agent commissions and will be reimbursed over 12 months at a monthly rate of 0.25%  and 0.1667% of the net asset value of the class A and class B units, respectively.  Selling agents with respect to the class A units and class B units will also receive ongoing compensation for administrative services provided by the selling agents at an annual rate of up to 3.0% and  2.0%, respectively, of the month-end net asset value of such units sold, beginning in month 13 after the sale date, subject to the fee limit, as described herein.

The date of this prospectus is __________, _____

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 84 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGE 22.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF-EXCHANGE FOREIGN CURRENCY TRADING.  SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTION CONTRACTS.  IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL’S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER.  THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID.  EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

i

FOREX TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THIS POOL.

NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Altin Holdings, LLC
General Partner
805 Oakwood Drive, Suite 125
Rochester, Michigan 48307
(248) 413-6100; toll-free (877) 890-5585

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALTIN:FUND, THE GENERAL PARTNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF ALTIN:FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 805 OAKWOOD DRIVE, SUITE 125, ROCHESTER, MICHIGAN 48307.  LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT.  EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITIES FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (“NFA”) MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO ALTIN:FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE.  THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF ALTIN:FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE UNITS NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN:  “ALTIN:FUND, LIMITED PARTNERSHIP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AFTER ANY OF ALTIN:FUND’S CLASSES OF UNITS BEGINS TRADING, THIS PROSPECTUS MUST BE ACCOMPANIED BY A RECENT MONTHLY REPORT OF ALTIN:FUND.

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN THE SUBSCRIPTION AGREEMENT ATTACHED TO THIS PROSPECTUS AS APPENDIX C.  PLEASE SEE PAGE C-13 OF APPENDIX C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE.  YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED.  THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU.  IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THIS POOL.

Page

Summary of the Prospectus	1
Risk Factors	22
Cautionary Note Regarding Forward-Looking Statements	42
Use of Proceeds	43
Altin:Fund	44
The General Partner	44
Investment Objectives and Trading Policies	50
Description of Limited Partnership Agreement	51
Altin:Fund’s Trading Advisors	58
Performance of Commodity Pools Operated by the General Partner	67
Performance of the Trading Advisors	69
Clearing Brokers	79
Conflicts of Interest	81
Fund Expenses	84
Litigation	91
The Offering	97
Material U.S. Federal Income Tax Consequences	99
Investment by ERISA and Other Plan Accounts	103
Plan of Distribution	107
Privacy Policy	113
Legal Matters	113
Additional Information	113
Experts	114
Index to Financial Statements	115
Part Two: Statement of Additional Information	156

FOR STATEMENT OF ADDITIONAL INFORMATION

Page

The Managed Futures Markets	158
Technical and Fundamental Analysis	168

Appendices:

Appendix A – Glossary	A-1
Appendix B – Limited Partnership Agreement	B-1
Appendix C – Subscription Agreement	C-1
Appendix D – Request for Redemption	D-1

v

SUMMARY OF THE PROSPECTUS

This summary, which highlights information contained elsewhere in this prospectus, is intended for quick reference only and is not intended to represent a complete statement of this prospectus.  The remainder of this prospectus contains more detailed information; you should read the entire prospectus and all exhibits to this prospectus, including the risk factors beginning on page 22 and the Statement of Additional Information, before deciding to invest in the units.  See the glossary in Appendix A for definitions of certain commodity interest industry and other terms that are used in this prospectus.

Altin:Fund

Altin:Fund, Limited Partnership (“Altin:Fund”) was formed as a Delaware limited partnership in April 2009.  Altin:Fund has not yet commenced trading operations.  Altin:Fund intends to achieve its investment objectives by trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or, from time to time, by investing directly into private funds engaged in similar trading.  The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals.

The general partner of Altin:Fund is Altin Holdings, LLC, a Michigan limited liability company.  Altin:Fund’s main office is located at 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307, and its telephone number is (248) 413-6100; toll-free (877) 890-5585.

The Offered Units

Altin:Fund is offering multiple classes of units to accommodate the different types of accounts an individual may have with their financial advisor.  The offered units will be offered and sold to investors who meet the minimum suitability qualifications set forth in the Subscription Agreement attached as Appendix C.

The class A units and class B units are offered through approved selling agents to investors in commission based accounts.  The class A units and class B units are subject to an upfront sales commission, which will be prepaid by the general partner and reimbursed on a monthly basis over the first 12 months of the investment by the class.  In addition, the class A and class B units will be subject to a charge to compensate each selling agent who sells class A units or class B units for continuing administrative services beginning in the 13th month after the initial sale date for the units up to the fee limit.  The class A units and class B units will be offered to investors during the initial offering period and the continuous offering period.

The class C units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The class C units are not subject to an upfront sales commission or ongoing compensation to the selling agents.  Class C units will be offered to investors during the initial offering period and the continuous offering period.

The class D units are not subject to an upfront sales commission or ongoing compensation to the selling agents.  Class D units will be offered to investors during the initial offering period and the continuous offering period.

The class I units will be offered only during the initial offering period, including any extension thereto.  The class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The class I units are not subject to an upfront sales commission or ongoing compensation to the selling agents.

The class E units will be issued in exchange for an investor’s class A units or class B units when the general partner determines that the fee limit is reached as of the end of any month or it anticipates that the fee limit will be reached during the following month with respect to such investor’s units.  If the class A units or class B units are exchanged for class E units before the fee limit is reached, the general partner will not seek additional fees from the limited partner.  In addition, class E units will be issued in exchange for the class I units on the month-end immediately following the 12-month anniversary of the date the investment was accepted by Altin:Fund.  The units subject to exchange for the class I units will be exchanged at the net asset value per unit on the date of such exchange, meaning that investors of class A, B or I units, as applicable, may ultimately hold more or less in number of class E units upon such exchange, depending on the net asset value of the class I units on the date of exchange, but will still hold the same aggregate dollar value of units immediately after the exchange.

Proceeds from sales of the offered units will be invested through commodity trading advisors retained by the general partner.  Additionally, the general partner, from time to time, may also allocate less than 10% of Altin:Fund’s assets to investments in third-party private placement offerings of other commodity funds.  The assets of all classes of units will be allocated to the trading advisors and investments in other funds in the same proportion.  However, the net trading profits for each class will differ because of the different fees and expenses applicable to each class of units.

Each class of units, other than class E units, has a minimum investment requirement, which may be waived by the general partner in its sole discretion.  From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

Altin:Fund may in the future issue additional classes of limited partnership units.

Class A Units

The class A units will be offered through approved selling agents to investors in commission based accounts.  The minimum initial investment in class A units will be $10,000.  Selling agents who sell class A units will receive an upfront sales commission of 3.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class A units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.  The class A units will pay a monthly fee to the general partner at a rate of 0.25% monthly (3.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner.  Beginning in the 13th month after the initial sale date for the units, the general partner will charge the class A units a service fee of 0.25% monthly (3.0% annually) of the month-end net asset value of each unit up to the fee limit, which will be paid by the general partner to the selling agents who sell class A units as ongoing compensation for continuing administrative services.  Investors who redeem all or a portion of their class A units during the first 12 months following the effective date of their purchase will be subject to a redemption fee of up to 3.0% of the subscription price of the class A units redeemed.  The redemption fee is intended to reimburse the general partner for the then-unamortized balance of the prepaid upfront commission relating to the units subject to redemption.  Class A units are subject to additional fees and expenses, as described in this prospectus.  Please see “—Comparison of Units” on page 7 for a more detailed summary of the different fees payable by each class of units.  The class E units will be issued in exchange for an investor’s class A units when the general partner determines that the fee limit is reached as of the end of any month or it anticipates that the fee limit will be reached during the following month.  If the class A units are exchanged for class E units before the fee limit is reached, the general partner will not seek additional selling agent compensation from the limited partner.  The class A units will be exchanged at the net asset value per unit on the date of such exchange, meaning that investors of class A units may ultimately hold more or less in number of class E units upon such exchange, depending on the net asset value of the class E units on the date of exchange, but will still hold the same aggregate dollar value of units immediately after the exchange.

Class B Units

The class B units will be offered through approved selling agents to investors in commission based accounts.  The minimum initial investment in class B units will be $100,000.  Selling agents who sell class B units will receive an upfront sales commission of 2.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class B units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.  The class B units will pay a monthly fee to the general partner at a rate of 0.1667% monthly (2.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner.  Beginning in the 13th month after the initial sale date for the units, the general partner will charge the class B units a service fee of 0.1667% monthly (2.0% annually) of the month-end net asset value of each unit up to the fee limit, which will be paid by the general partner to the selling agents who sell class B units as ongoing compensation for continuing administrative services.  Investors who redeem all or a portion of their class B units during the first 12 months following the date of purchase will be subject to a redemption fee of up to 2.0% of the subscription price of the class B units redeemed.  The redemption fee is intended to reimburse the general partner for the then-unamortized balance of the prepaid upfront commission relating to the units subject to redemption.  Class B units are subject to additional fees and expenses as described in this prospectus.  Please see “—Comparison of Units” on page 7 for a more detailed summary of the different fees payable by each class of units.  The class E units will be issued in exchange for an investor’s class B units when the general partner determines that the fee limit is reached as of the end of any month or it anticipates that the fee limit will be reached during the following month.  If the class B units are exchanged for class E units before the fee limit is reached, the general partner will not seek additional selling agent compensation from the limited partner.  The class B units will be exchanged at the net asset value per unit on the date of such exchange, meaning that investors of class B units may ultimately hold more or less in number of class E units upon such exchange, depending on the net asset value of the class E units on the date of exchange, but will still hold the same aggregate dollar value of units immediately after the exchange.

Class C Units

The class C units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The minimum initial investment in class C units will be $10,000.  There will be no upfront sales commission or ongoing compensation for continuing administrative services paid for sales of class C units.  Class C units are not subject to a redemption fee.  Class C units are subject to additional fees and expenses as described in this prospectus.  Please see “—Comparison of  Units” on page 7 for a more detailed summary of the different fees payable by each class of units.

Class D Units

The minimum initial investment in class D units will be $5,000,000.  There will be no upfront sales commission or ongoing compensation for continuing administrative services paid on sales of the class D units.  Class D units are not subject to a redemption fee.  Class D units are subject to additional fees and expenses as described in this prospectus.  Please see “—Comparison of Units” on page 7 for a more detailed summary of the different fees payable by each class of units.

Class E Units

The class E units will not be offered to new investors so there is no minimum investment amount.  Class E units will be issued in exchange for the class A units and class B units when the fee limit is reached with respect to such units.  The class E units will also be issued in exchange for the class I units on the month end immediately following the 12-month anniversary of the date of the investment of such units.  There will be no upfront sales commission or ongoing compensation for continuing administrative services paid for sales of class E units.  Class E units are not subject to a redemption fee.  Class E units are subject to additional fees and expenses as described in this prospectus.  Please see “—Comparison of Units” on page 7 for a more detailed summary of the different fees payable by each class of units.

Class I Units

The class I units will be offered only during the initial offering period.  The class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The minimum initial investment in class I units will be $10,000.  There will be no upfront sales commission or ongoing compensation for continuing administrative services paid for sales of class I units.  The class I units are not subject to a redemption fee.  Class I units are subject to additional fees and expenses as described in this prospectus.  Please see “—Comparison of Units” on page 7 for a more detailed summary of the different fees payable by each class of units.  Finally, the class I units are subject to automatic exchange to class E units on the month end immediately following the 12-month anniversary of the date the investment was accepted by Altin:Fund.  The units will exchange at the net asset value per unit on the date of exchange, meaning that investors of class I units may ultimately hold more or less in number of class E units upon exchange, depending on the net asset value of the class E units on the exchange date, but will still hold the same aggregate dollar value of units after exchange.

Trading Advisors for Units

Each of Welton Investment Corporation, QuantMetrics Capital Management LLP, Rosetta Capital Management, LLC, and Fall River Capital, LLC will serve as Altin:Fund’s commodity trading advisors with respect to each class of units.  The general partner reserves the right, in its sole discretion, to change, add or terminate trading advisors from time to time.  The general partner intends to have a minimum of four trading advisors at all times.

Below is a chart which summarizes the financial terms of the agreements with our trading advisors, as well as the allocation to each trading advisor and the trading methodology utilized by that trading advisor:

Name of Trading Advisor	Investment Allocation	Type of Trading Methodology Utilized	Management Fee Percentage	Incentive Fee Percentage
Welton Investment Corporation	25%	Non-discretionary technical trading*	2.0% of allocated net assets	20% of new trading profits on allocated net assets
QuantMetrics Capital Management LLP	16%	Non-discretionary technical trading*	2.0% of allocated net assets	20% of new trading profits on allocated net assets
Rosetta Capital Management, LLC	10%	Fundamental*	2.0% of allocated net assets	20% of new trading profits on allocated net assets

Name of Trading Advisor	Investment Allocation	Type of Trading Methodology Utilized	Management Fee Percentage	Incentive Fee Percentage
Fall River Capital, LLC	10%	Non-discretionary technical trend follower*	2.0% of allocated net assets	20% of new trading profits on allocated net assets
Additional Trading Advisor (1)	25%	Non-discretionary technical trend follower*	1.5% of allocated net assets	20% of new trading profits on allocated net assets
Other Private Funds (2)	Less than 10%	Non-discretionary technical trading*, technical trend follower* or fundamental*	2.0% of allocated net assets	20% of new trading profits on allocated net assets.
____________

(1)  The general partner anticipates adding another trading advisor in a pre-effective amendment.  The general partner anticipates that the management fee and incentive fee percentage will be 1.5% and 20%, respectively, for such trading advisor.

(2)  From time to time, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third-party private placement offerings of other commodity funds.  See “—Investments in Private Placements.”  The general partner anticipates that the management fee and incentive fee percentage will be 2.0% and 20%, respectively, for such private funds.

* Used as defined in “THE GENERAL PARTNER—Use of a Multi-Advisor Approach”

Investments in Private Placements

From time to time, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third-party private placement offerings of other commodity funds.  The general partner anticipates utilizing private placement investments to gain access to trading advisors that are not otherwise available to the general partner and Altin:Fund.

Break Even Analysis

The break even analysis below indicates the approximate dollar and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made.  The break even analysis is an approximation only.

	Class A Units(2)	Class B Units(2)	Class C Units	Class D Units	Class E Units(2)	Class I Units(2)
Assumed initial selling price per unit(1)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Selling agent compensation(3)	$30.00	$20.00	$0	$0	$0	$0
Organization and offering expenses(4)	$15.00	$15.00	$15.00	$10.00	$15.00	$15.00
Trading advisors’ management fee(5)	$18.00	$18.00	$18.00	$18.00	$18.00	$18.00
Trading advisors’ incentive fees on trading profits(6)	$13.31	$10.81	$5.81	$3.31	$5.81	$3.31
Brokerage charge(7)	$26.00	$26.00	$26.00	$21.00	$26.00	$16.00
Operating expenses(8)	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Interest income(9)	$(15.75)	$(15.70)	$(15.75)	$(15.75)	$(15.75)	$(15.75)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$96.56	$84.11	$59.06	$46.56	$59.06	$46.56
Percentage of initial selling price per unit, without early redemption fee	9.65%	8.41%	5.90%	4.65%	5.90%	4.65%
Early redemption fee(10)	$1.50	$1.00	—	—	—	—
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per unit, with average early redemption fee	$98.06	$85.11	—	—	—	—
Percentage of initial selling price per unit, with average early redemption fee	9.80%	8.50%	—	—	—	—
______________
(1)
The minimum investment required to invest in the class A units, class C units and class I units is $10,000; the minimum investment required to invest in the class B units is $100,000, and the minimum investment required to invest in the class D units is $5,000,000.  Class E units will not be offered to new investors, so there is no minimum investment amount.  For ease of comparability, $1,000 will be the assumed selling price for all units for purposes of the break even analysis.  Investors will initially purchase the units at $1,000 per unit.  After the commencement of trading, the units will be purchased at Altin:Fund’s net asset value per unit at the start of business on the first business day of each month.

(2)
Class E units will be issued in exchange for class A units and class B units after the fee limit with respect to such units has been reached and in exchange for the class I units on the month-end immediately following the 12-month anniversary of the date of the investment, as described in this prospectus.

(3)
Except as set forth in these explanatory notes, the illustration is predicated on the specific rates or fees contracted by Altin:Fund with the general partner, selling agents, trading advisors, and the FCMs, as described in “FUND EXPENSES.”

(4)
Altin:Fund reimburses the general partner on a monthly basis for organization and offering expenses of 0.1250% (1.5% annually) of the net asset value of the units sold for class A units, class B units, class C units, class E units and class I units.  The fee for organization and offering expenses for class D units will be 0.0834% (1.0% annually) of the net asset value of the units sold. All organization and offering expenses in excess of this limitation shall be borne by the general partner.
(5)
The management fee for the trading advisors was calculated using a weighted average management fee of 1.81%.  The weighted average management fee was derived by multiplying the asset allocation of each trading advisor by the management fee for each trading advisor and aggregating the weighted management fees for all of the trading advisors.  In calculating the weighted management fees, we have assumed that 25% of Altin:Fund’s assets will be allocated to a trading advisor charging a 1.5% management fee and 9.0% of Altin:Fund’s assets will be allocated to a trading advisor charging a 2.0% management fee.  The management fees of each of the trading advisors and the anticipated allocation of assets to each trading advisor is set forth under “—Trading Advisors for Units.”  Actual fees are calculated monthly on the basis of each trading advisor’s allocated net assets.

(6)
The incentive fee for the trading advisors was calculated using a weighted average incentive fee of 20%.  We have assumed that 25% of Altin:Fund’s assets will be allocated to a trading advisor charging a 20% incentive fee and 9% of Altin:Fund’s assets will be allocated to a trading advisor charging a 20% incentive fee.  Because incentive fees payable to these trading advisors are calculated on the basis of new trading profits realized on the assets they manage, after deduction for the allocable portion of only certain expenses charged to Altin:Fund, these advisors would receive an incentive fee before Altin:Fund has recouped all expenses and reaches the “break even” level.  The incentive fees of each trading advisor and the anticipated allocation of assets to each trading advisor are set forth under “—Trading Advisors for Units.”

(7)
The general partner pays from the brokerage charge all brokerage commissions, investment and trading fees and expenses in connection with Altin:Fund’s trading activities.  Bid-ask spreads on Altin:Fund forward and other non-exchange traded contracts are not included in this break even table due to the difficulty of determining those spreads.

(8)	Altin:Fund’s actual accounting, auditing, legal and other operating expenses will be borne by Altin:Fund up to 1.0% annually of the net asset value of each class of units.
(9)
Altin:Fund will earn interest on margin deposits with its FCMs and is currently estimated at 1.75% per year (assuming that the FCMs hold greater than 50% of Altin:Fund’s net assets in a bank until needed for margin), interest income is estimated on 90% of Altin:Fund’s net assets.

(10)
The class A units and class B units redeemed prior to the first anniversary of the purchase date will be subject to a redemption fee equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the applicable subscription price divided by 12; (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.  For purposes of this break even analysis, the early redemption fee has been presented as an average of the different early redemption fees to approximate the effect payment of an early redemption fee would have on a redemption of class A units or class B units at an undetermined point during the first year of investment.  Because the early redemption fee has been averaged and the other fees and expenses shown assume an investment in Altin:Fund for one year, the break even analysis does not reflect the actual amount required to “break even” for class A or class B units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

Comparison of Units

The class A units, class B units, class C units, class D units and class I units will be offered and sold only to investors who meet the minimum suitability requirements set forth in the Subscription Agreement described in Appendix C.

The class A units and class B units are offered through approved selling agents to investors in commission based accounts.

The class C units and Class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.

The class I units are only being offered during the initial offering period, including any extension thereto.

The class E units will only be issued in exchange for the class A units, class B units and class I units as described in this prospectus.  The remaining differences among the five classes of units are financial in nature and are summarized in the chart below:

Class of Units	Minimum Initial Investment(1)	Upfront Selling Agent Commission(2)	Selling Agent Ongoing Administrative Compensation	Brokerage Charge	Organization and Offering Expenses	Operating Expenses	Redemption Fee(3)
Class A Units	$10,000	3.0% of purchase price of units sold	3.0% of net asset value of units sold, beginning in month 13 after sale date	Approximately 2.6% of net asset value of the units	1.5% of net asset value of the units	Up to 1.0% of the net asset value of the units	Up to 3.0%
Class B Units	$100,000	2.0% of purchase price of units sold	2.0% of net asset value of units sold beginning in month 13 after sale date	Approximately 2.6% of net asset value of the units	1.5% of net asset value of the units	Up to 1.0% of the net asset value of the units	Up to 2.0%
Class C Units	$10,000	None	None	Approximately 2.6% of net asset value of the units	1.5% of net asset value of the units	Up to 1.0% of the net asset value of the units	None
Class D Units	$5,000,000	None	None	Approximately 2.1% of net asset value of the units	1.0% of net asset value of the units	Up to 1.0% of the net asset value of the units	None
Class E Units	N/A	None	None	Approximately 2.6% of net assets value of units	1.5% of net asset value of the units	Up to 1.0% of the net asset value of the units	None
Class I Units	$10,000	None	None	Approximately 1.6% of net asset value of the units	1.5% of net asset value of the units	Up to 1.0% of the net asset value of the units	None
________________
(1)	In general, the minimum initial subscription is as set forth above. Existing limited partners will be able to purchase additional units with a minimum investment of $1,000.
(2)	The general partner will prepay the upfront selling agent commission and will be reimbursed by the investor on a monthly basis over the first 12 months of the investment.
(3)
In order to reimburse the general partner for the upfront sales commission (charged based upon the aggregate subscription price) paid to the selling agents, class A units pay to the general partner a pro rata redemption fee of 3.0% and class B units pay a pro rata redemption fee of 2.0% during the first 12 months after the issuance of such units.  The class A units and class B units redeemed prior to the first anniversary of the purchase date will be subject to a redemption fee equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the applicable subscription price divided by 12; (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.  Limited partners will not be required to pay any redemption fees if the limited partner is subject to mandatory redemption of his or her units during the first year.

Initial Offering Period

Subscriptions for the offered units may be submitted to Altin:Fund during the first 90 days after commencement of the offering, with an option to extend that offering period for an additional 90 days, at the sole discretion of the general partner.  Subscriptions may be accepted or rejected by the general partner in its sole discretion.  We refer to this period as the initial offering period.  Subscription funds received during the initial offering period will be deposited in escrow accounts at Huntington National Bank, Corporate Trust Department, the escrow agent, and held there until the funds are released for trading purposes or returned to subscribers if the subscription minimum is not met.  Subscriptions for units, once accepted, are irrevocable.

A minimum of $25,000,000 aggregate amount of subscriptions must be received and accepted by Altin:Fund in order to end the initial offering period.  There are no restrictions or limitations on the types or amounts of each class of units that are required to be sold to comprise the $25,000,000.  The initial offering period may be shorter if the subscription minimum of $25,000,000 is reached before the end of the initial offering period.

If the minimum subscription amount is not received and accepted by Altin:Fund by the end of the initial offering period, and any extensions thereof, all subscription funds will be returned to investors within 30 days after termination of the offering, without interest.  If any interest accrues on the escrow account, such interest will be used by the general partner to pay the fees and expenses of the escrow agent.

Continuous Offering Period

After the initial offering period, Altin:Fund will offer the offered units on a continuous basis and will continue to offer such units until the third anniversary of the registration statement of which this prospectus is a part unless, prior thereto, a new registration statement is filed.  We refer to this period as the continuous offering period.  The general partner may terminate the continuous offering period at any time.

Class I units will be offered only during the initial offering period, including any extension thereto.  Class E units are not offered to new investors, but will be issued in exchange for class A units, class B units and class I units as described in this prospectus.

Commodity Interests

Altin:Fund trades in U.S. and international futures and forward contracts and other interests in commodities, including option contracts on futures, forwards and commodities, spot contracts and security futures contracts.  The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals.  A brief description of Altin:Fund’s main types of investments is set forth below.

·	Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place.

·
Forward contracts are individually negotiated contracts between principals not traded on an exchange to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

·
Options on a futures contract, forward contract or a commodity give the buyer of the option the right, but not the obligation, or the seller of the option, if exercised, the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date.  Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated contracts between principals not traded on an exchange.

·	A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity. Spot contracts are not uniform and not exchange-traded.

·
A security futures contract is a futures contract on a single equity security or narrow-based stock index.  Security futures contracts are relatively new financial instruments that allow the trading of futures contracts on individual U.S. equity securities or narrow-based stock indices comprised of a small group of stocks.  There has been limited trading volume in these markets compared to futures markets generally.

For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as “commodity interests” in this prospectus.

For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the Statement of Additional Information beginning on page 157.

Plan of Distribution

During the initial offering period, subscriptions for units may be submitted to Altin:Fund for up to 90 days, and this period may be extended for up to an additional 90 days, at the sole discretion of the general partner.  Subscriptions may be accepted or rejected by the general partner in its sole discretion.  The initial offering period closing date will be the date on which the minimum investment amount of $25,000,000 is reached, which amount can be comprised of any combination of types and amounts of the class A units, class B units, class C units, class D units, or class I units.  Class I units will only be offered during the initial offering period, including any extension thereto.

During the continuous offering period, you may buy units at the start of business on the first business day of the month following the month in which you submit your subscription agreement, each a closing date, by submitting a subscription at least three business days before the applicable closing date, or at an earlier date if required by your selling agent or registered investment advisor.  The number of units you receive will be based on the net asset value per unit of the applicable class of units at the start of business on the closing date.  Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within three business days after receipt of all required subscription materials.  The general partner will deposit your subscription funds in Altin:Fund’s escrow account with Huntington National Bank, Corporate Trust Department, whose address is 6795 Orchard Lake Road, West Bloomfield, Michigan 48322.  If the general partner accepts your subscription, your subscription funds will be moved on the applicable closing date from the account to Altin:Fund’s interest bearing custodial account with its futures commission merchant (“FCM”) and will be available for investment on the applicable closing date.  A minimum of $25,000,000 aggregate subscription amount must be received and accepted before Altin:Fund can commence trading or before new investors’ funds, which can be comprised of any combination of types and amounts of the five classes  of units offered for sale to the public, can be invested.  If the minimum amount is not received during the initial offering period, and any extension thereof, the offering will be terminated and all subscription funds will be returned to investors within 30 days after the termination of the offering, without interest.  If the general partner does not accept your subscription, your subscription funds will be returned to you within 30 days after the rejection date, without interest.

The selling agents, which are the registered broker-dealers who are offering the units for sale, will use their best efforts to sell units being offered, without any firm underwriting commitment.  Class A units will pay an upfront sales commission of 3.0% of the purchase price of the units sold (which will be prepaid by the general partner) and will be assessed a charge of 3.0% of the net asset value of the units sold beginning in the 13th month after the sale date up to the fee limit to pay ongoing monthly compensation for administrative services.  Class B units will pay an upfront sales commission of 2.0% of the purchase price of the units sold (which will be prepaid by the general partner) and will be assessed a charge of 2.0% of the net asset value of the units sold beginning in the 13th month after the sale date up to the fee limit to pay ongoing monthly compensation for administrative services.  Class C units, class D units, class E units and class I units will not pay any sales commissions to the selling agents.

Carefully read this prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney, and discuss with your financial advisor any questions you have about Altin:Fund.  Investors will be required to make representations and warranties relating to their suitability to purchase the offered units in the subscription agreement and power of attorney.  If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Altin:Fund, Limited Partnership—Subscription Account,” or authorize a wire or ACH transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.  Alternatively, if available, you may authorize your selling agent to debit your customer securities brokerage account in the amount of your subscription.

Suitability Requirements

An investment in Altin:Fund is speculative and involves a high degree of risk.  Altin:Fund is not suitable for all investors.  The general partner offers Altin:Fund as a diversification opportunity for an investor’s entire investment portfolio and therefore an investment in Altin:Fund should only represent a limited portion of an investor’s overall portfolio.

To invest in Altin:Fund, you must have at a minimum:

(1)           a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2)           a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in the Subscription Agreement, set forth in Appendix C to this prospectus.  Please see page C-13 of Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside, if any.  If the subscriber is a fiduciary account, the income and net worth standards described above must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.  You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted.  These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you.  In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund.  Employee benefit plans and individual retirement accounts are subject to special suitability requirements.  Please see “INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS.”  In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Altin:Fund than those described above or required by an individual state.  You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Altin:Fund.

Finally, the general partner must consent to each subscription, which consent may be withheld in whole or in part for any reason.  In the Subscription Agreement, you are also required to represent that you received the final prospectus five business days prior to the date of your Subscription Agreement.  We are prohibited from selling units to you until five business days after you receive the final prospectus.  If you did not receive the final prospectus five business days in advance, you have the right to withdraw your subscription.

Risk Factors You Should Consider Before Investing in Altin:Fund

An investment in Altin:Fund is highly speculative and involves a high degree of risk.  Some of the risks you may face are summarized below.  A more extensive discussion of these risks appears beginning on page 22.

·
Futures, forward and options trading is speculative, volatile and highly leveraged.  Due to the volatile nature of the commodities markets and the high degree of leverage to be employed by Altin:Fund, a relatively small change in the price of a contract can cause significant losses.

·	Altin:Fund’s use of multiple trading advisors may result in Altin:Fund taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

·	Altin:Fund is a newly formed limited partnership with no operating or performance history.

·	Altin:Fund is subject to conflicts of interests, including the risk of owing substantial compensation to the general partner and the trading advisors regardless of Altin:Fund’s investment performance.

·	There is no secondary market for the offered units and none is expected to develop. While the units have redemption rights, there are restrictions and possible fees assessed.

·
Altin:Fund pays substantial fees and expenses.  You will sustain losses if Altin:Fund is unable to generate sufficient trading profits to offset such fees and expenses.  We estimate that each class of units will have to achieve a minimum net trading profits and interest income ranging from 4.78% to 9.78% (with the specific percentage varying from class to class) each year for investors in units of such series to break even on their investments.  Please see “—Break Even Analysis” on page 6.

·	You will have limited voting rights and no control over Altin:Fund’s business.

·	Your annual tax liability is anticipated to exceed cash distributions to you.

Investment Factors to Consider Before Investing in Altin:Fund

Altin:Fund is an alternative investment fund the assets of which will be managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interests contracts.

The trading programs employed by the trading advisors for Altin:Fund will be comprised of a variety of proprietary trading strategies and systems.

An investment in Altin:Fund may diversify a traditional securities portfolio.  Historically, a diverse portfolio consisting of assets that perform in an unrelated or dissimilar manner has increased overall return and reduced the volatility of a portfolio.  Historically, managed futures trading has had no inherent correlation with any other investment class.  However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Altin:Fund will outperform other sectors of an investor’s portfolio or not produce losses.  If Altin:Fund is unprofitable, an investment in Altin:Fund will not increase the return on an investor’s portfolio or achieve its diversification objectives.  Past performance is not necessarily indicative of future results.

An investment in Altin:Fund will provide investors with access to highly leveraged trading.

The General Partner

Altin Holdings, LLC, a Michigan limited liability company, is the general partner of Altin:Fund.  The primary principal and president of the general partner is Sebastian Lucido.

The general partner has a board of managers consisting of three members.  The members are Sebastian Lucido, Jack Lucido and John Polizzi.  Following commencement of trading operations, the general partner anticipates adding from two to four additional members to the board of managers, each of whom will be independent of the general partner.

Upon commencement of trading operations, Mr. Lucido and the portfolio manager, Bruce C. Greig, will determine the investment allocations to Altin:Fund’s trading advisors and investments in private funds and will monitor the trading advisors’ trading decisions.  The general partner anticipates forming an investment committee, comprised of Mr. Lucido, Mr. Greig and other members of the general partner, to take over such role in the future.  The general partner is also supported by several other staff members, including a chief compliance officer and a chief financial officer, who are involved in processing limited partner redemptions, investor inquiries, day-to-day compliance and regulatory matters, financial reporting and accounting administration.  The general partner has contracted with a third-party administrator for Altin:Fund that will act as the administrator and will be responsible for maintaining Altin:Fund’s accounts, calculating Altin:Fund’s net asset value, preparing financial information, preparing monthly investor statements and assisting the general partner in tracking fee limits.

The general partner is registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) and has been a member of the NFA since March 2006.  The general partner will act as the commodity pool operator for Altin:Fund and will be responsible for allocating Altin:Fund’s assets to the trading advisors.  In November 2008, the general partner became a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended.

The general partner is also the general partner for Altin:Private Fund, Limited Partnership, a Michigan limited partnership.  As of September 30, 2010, all of Altin:Private Fund’s activities have been terminated and the general partner is in the process of dissolving Altin:Private Fund.  The general partner provided many of the same services to Altin:Private Fund as it anticipates providing for Altin:Fund.  For additional information on the general partner, please see page 44.  To view the past performance of the general partner, please see page 67.

The office of the general partner is located at 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307; telephone number (248) 413-6100; toll-free (877) 890-5585; email:  partnerservices@altinfund.com.  The general partner’s website address is www.altinfund.com.  The information on this website is not a part of this prospectus.  The books and records of the general partner and Altin:Fund will be kept and made available for inspection at the general partner’s offices.

The Trading Advisors

Altin:Fund has entered into agreements to trade through four independent professional commodity trading advisors:  Welton Investment Corporation, QuantMetrics Capital Management LLP, Rosetta Capital Management, LLC, and Fall River Capital, LLC.  Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CEA”) and is a member of the NFA.  The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, in accordance with the terms of the applicable advisory agreement, in its sole discretion.  The general partner anticipates allocating to each of these trading advisors as follows:  Welton Investment Corporation—25%; Rosetta Capital Management, LLC—10%; Fall River Capital, LLC—10%; QuantMetrics Capital Management LLP—16%; and 25% to another trading advisor to be added by a pre-effective amendment.  Additionally, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third party private placement offerings of other commodity funds.  The initial allocations may vary from these percentages due to the timing of deposits, market conditions or other circumstances beyond Altin:Fund’s control.  The percentage allocations will change from time to time, based on the sole discretion of the general partner.  There are no limitations on the amount of Altin:Fund’s assets that may be allocated to each trading advisor.

The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month.  The general partner has determined the allocations to each trading advisor based on proprietary research and due diligence, including qualitative review of each trading advisor, and quantitative analysis of each trading advisor’s trading programs and methodology, as well as historical returns, to create a portfolio in line with Altin:Fund’s expectations and investment objectives.  The qualitative analysis may include, but is not limited to, review of the trading advisor’s filings with regulatory agencies and review of the trading advisor’s methodology.  In performing such analysis, the general partner may monitor each trading advisor to determine the instruments traded, the amount of time trades are held, and the models used to generate trading signals.  By monitoring the trading advisors, the general partner may identify changes in a trading advisor’s strategies or operations as compared to the general partner’s observations during initial due diligence of such trading advisor.  Quantitative analysis may include, but is not limited to, correlations (i.e., how closely the performance tracks another market’s performance), draw-downs (i.e., amount or percentage of loss in the net asset value since the last highest amount) and standard deviation (i.e., a mathematical calculation that measures risk over time).  Subsequent decisions to reallocate, terminate or replace a trading advisor will be based on similar analyses.  The general partner may terminate or replace any or all of the trading advisors or add additional trading advisors, in accordance with the terms of the applicable advisory agreement.  Consequently, the allocations to the trading advisors are subject to change.  The general partner has full responsibility and the sole discretion to render such decisions, as it deems appropriate.

Welton Investment Corporation is located at Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921, and its telephone number is (831) 626-5190.  Rosetta Capital Management, LLC, is located at 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603 and its telephone number is (312) 676-1050.  Fall River Capital, LLC, is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092 and its telephone number is (262) 241-8020.  QuantMetrics Capital Management LLP, is located at 1 Red Place, London W1K 6PL, United Kingdom, and its telephone number is 44 (0) 20 7569 9302.

For additional information about the trading advisors, please see page 58.  To view the past performance of these trading advisors, please see pages 69 to 78.

Private Placement Investments

From time to time, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third-party private placement offerings of other commodity funds.  The general partner anticipates utilizing private placement investments to gain access to trading advisors that are not otherwise available to the general partner and Altin:Fund.

The FCMs

Newedge USA, LLC (“NUSA”), MF Global Inc. (“MF Global”) and J.P. Morgan Futures Inc. (“JPMFI”) will act as FCMs or clearing brokers for Altin:Fund.

MF Global is registered under the CEA as an FCM and a commodity pool operator, and is a member of the NFA in such capacities.  In addition, MF Global is registered with the Financial Industry Regulatory Authority (“FINRA”) as a broker-dealer.  MF Global was formerly known as Man Financial Inc. until the change of name to MF Global Inc. was effective on July 19, 2007.  MF Global is a member of all of the major U.S. futures exchanges and most of the major U.S. securities exchanges.  MF Global’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101 and its telephone number at such location is (212) 589-6200.

NUSA and Newedge Alternative Strategies Inc. (“NAST”) are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities.  NUSA is a futures commission merchant and broker-dealer registered with the CFTC and the Securities Exchange Commission (“SEC”), and is a member of the NFA and FINRA.  NUSA is a clearing member of all principal equity, option, and futures exchanges located in the U.S. as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.  NUSA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60661, telephone number (312) 762-1000, with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; Houston, Texas; and Montreal, Canada.  Prior to January 2, 2008, NUSA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, NUSA merged with futures commission merchant and broker-dealer Newedge Financial Inc. (formerly known as Calyon Financial Inc.).  NUSA was the surviving entity.

JPMFI is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.  JPMFI is also notice registered with the SEC as a broker-dealer for the limited purpose of being able to broker security futures products.  JPMFI is a clearing member at a variety of exchanges.  JPMFI was formerly known as Morgan Futures Corp.  JPMFI is headquartered at 277 Park Avenue, New York, New York 10172, and its telephone number is (212) 622-0339.

The FCMs will hold Altin:Fund’s assets when used for trading and are obligated to promptly and accurately execute and clear trades placed by the trading advisors for the benefit of Altin:Fund.  The FCMs do not own any interest in Altin:Fund and are not affiliated with or related to Altin:Fund, the general partner or the trading advisors in any way.  The FCMs will be paid negotiated commissions for each round-turn transaction, that is, each completed buy and sell or sell and buy of a commodity interest.  The FCMs are responsible for ensuring Altin:Fund’s performance of its contractual obligations in the market, but this responsibility is the same for every customer of the FCM.

The FCMs or their affiliates also may act as dealers through which Altin:Fund’s forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted.  The trading advisors may utilize other dealers in engaging in such transactions, with the general partner’s consent.

The general partner may retain additional or substitute FCMs for Altin:Fund in its sole discretion.

Selling Agents

The general partner has entered into a selling arrangement with MidAmerica Financial Services, Inc. and expects to enter into selling arrangements with additional selling agents all of whom are registered broker-dealers and members of FINRA.  Sebastian Lucido, the president of the general partner, is a registered representative of MidAmerica Financial Services, Inc. and several employees of the general partner are or anticipate becoming registered representatives of MidAmerica Financial Services although

Mr. Lucido does not expect to partake in any fees earned by that selling agent for sales of the units of Altin:Fund.  Employees of the general partner, once properly registered, may earn commissions from MidAmerica Financial Services, Inc. with respect to wholesaling or sales activities with respect to Altin:Fund.

Fees and Expenses

The following fees and expenses include all compensation, fees, incentive allocations and other benefits that the general partner, the trading advisors, the selling agents, the wholesalers, the clearing brokers, any executing brokers and other dealers used by Altin:Fund, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Altin:Fund.

Brokerage Charge

The following units are assessed monthly fees for brokerage charges payable to the general partner:

Class A units pay a brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class A units.

Class B units pay a brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class B units.

Class C units pay a brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class C units.

Class D units pay a brokerage charge of approximately 0.1750% (2.1% annually) of the month-end net assets of the class D units.

Class E units pay a brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class E units.

Class I units pay a brokerage charge of approximately 0.1334% (1.6% annually) of the month-end net assets of the class I units.

The general partner pays from the brokerage charge all brokerage commissions, investment and trading fees and expenses in connection with Altin:Fund’s trading activities.  Such fees are payable to the clearing brokers, floor brokers, executing brokers and dealers engaged from time to time.  The brokerage charge is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage.

The FCMs receive all brokerage commissions and applicable exchange fees which includes clearing, execution and give-up fees, floor brokerage fees, exchange and NFA fees and any other transaction costs.  The payments to the FCMs will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Altin:Fund.  A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract.  The all-inclusive payments to the clearing brokers are expected to be between $2.50 and $8.50 per round-turn transaction.  Give-up fees are expected to be between $0.50 and $1.50.

Dealer Spreads

Altin:Fund will trade foreign currency forward contracts and other non-exchange-traded commodity interest contracts.  These contracts are traded among dealers, which act as principals or counterparties to each trade.  The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Altin:Fund cannot be determined.  However, the general partner believes the bid-ask spreads paid by Altin:Fund will be competitive with the spreads paid by other institutional customers generally.  Any commissions or other transaction fees that may be incurred by Altin:Fund in trading forward and other non-exchange-traded contracts, other than the associated bid-ask spreads, will be paid by Altin:Fund.

Trading Advisor Management and Incentive Fees

Altin:Fund will pay each of the trading advisors a monthly management fee at an annual rate of 1.5% to 2.0% of the allocated net assets of Altin:Fund allocated to each trading advisor as follows:  2.0% will be paid to each of Welton Investment Corporation, QuantMetrics Capital Management LLP, Fall River Capital, LLC, Rosetta Capital Management, LLC, and 1.5% to another trading advisor to be added by a pre-effective amendment.  Altin:Fund will also pay each trading advisor an incentive fee of 20% (paid quarterly) based on the new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter.  Incentive fees may be paid to a trading advisor for a given period despite aggregate losses in Altin:Fund for the same period.  The method of calculating net trading profits on allocated net assets of each trading advisor is described in “FUND EXPENSES—Trading Advisor Management Fees and Incentive Fees” beginning on page 85.

Selling Agent Compensation

Selling agents who sell class A units will receive an upfront sales commission of 3.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class A units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.  The class A units will pay a monthly fee to the general partner at a rate of 0.25% monthly (3.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner.  Beginning in the 13th month after the initial sale date for the units, the general partner will charge the class A units a service fee of 0.25% monthly (3.0% annually) of the month-end net asset value of each unit up to the fee limit, which will be paid by the general partner to the selling agents who sell class A units as ongoing compensation for continuing administrative services.  If the fee limit is reached with respect to any class B units, such units will be automatically exchanged for class E units, which are not subject to any ongoing service fees.

Selling agents who sell class B units will receive an upfront sales commission of 2.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class B units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.  The class B units will pay a monthly fee to the general partner at a rate of 0.1667% monthly (2.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner.  Beginning in the 13th month after the initial sale date for the units, the general partner will charge the class B units a service fee of 0.1667% monthly (2.0% annually) of the month-end net asset value of each unit up to the fee limit, which will be paid by the general partner to the selling agents who sell class B units as ongoing compensation for continuing administrative services.  If the fee limit is reached with respect to any class B units, such units will be automatically exchanged for class E units, which are not subject to any ongoing service fees.

There is no selling agent compensation with respect to the class C, D, E or I units.

Redemption Fee

In order to reimburse the general partner for the upfront sales commission paid to the selling agents with respect to the class A units and class B units, the class A units pay to the general partner a pro rata redemption fee of 3.0% and the class B units pay a pro rata redemption fee of 2.0% during the first 12 months after issuance of such units.  Such redemption fee will be equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the subscription price for such units divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.

Limited partners will not be required to pay any redemption fees if the general partner requires the redemption of units within the first year of purchase.

No other class of units will pay a redemption fee.

Operating Expenses

Altin:Fund will bear all ongoing operating expenses subject to a maximum charge for such expenses of 1.0% per annum of the net asset value of Altin:Fund.  Altin:Fund may pay the general partner directly to cover administrative expenses incurred on behalf of Altin:Fund subject to such cap.  Operating expenses include legal, accounting, audit, administration, transfer agent, shipping and other back office expenses related to the administration of Altin:Fund.  The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Altin:Fund during 2010 will be approximately $351,000.  Altin:Fund is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate.  The general partner, not Altin:Fund, is responsible for paying any operating expenses during the year that exceed 1.0% of the net asset value of Altin:Fund.

Organizational and Initial Offering Costs

All organizational and initial offering costs were borne by the general partner on behalf of Altin:Fund without reimbursement.

Organization and Offering Expenses

The organization and offering expenses for Altin:Fund will be advanced by the general partner.  Such expenses include all fees and expenses in connection with the distribution of the units, including regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the general partner for wholesaling Altin:Fund (each of whom will be a registered representative of a registered broker-dealer).  The general partner will be reimbursed by Altin:Fund on a monthly basis for such organization and offering expenses at a rate of 1.5% per annum on the month-end net asset value of the class A units, class B units, class C units, class E units and class I units, and at a rate of 1.0% per annum on the month-end net asset value of the class D units.

In the event that such expenses exceed these limits in any calendar year, the general partner may require Altin:Fund to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any prior calendar year, provided that the maximum amount reimbursed by Altin:Fund will not exceed the overall limit set forth above.  Organization and offering expenses in excess of this limitation will be fully absorbed by the general partner.  In the event Altin:Fund terminates prior to the completion of any reimbursement of the aforementioned costs, the general partner will not be entitled to any additional reimbursement from Altin:Fund for such expenses.

Extraordinary Expenses

Altin:Fund is required to pay all of its extraordinary expenses, such as litigation expenses and Internal Revenue Service (“IRS”) audit expenses, if any.

Redemptions, Distributions and Transfers

Optional Redemption

Subject to the terms of the limited partnership agreement (a copy of which is attached as Appendix B), you may cause a redemption of any of your units for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner (a form of which is attached as Appendix D) indicating the number or dollar amount worth of units that you wish to redeem.  Such written notice must be delivered to the general partner at least 15 days in advance of the requested redemption date, or at an earlier date if required by the limited partner’s selling agent.  The general partner will notify you in writing within 10 days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date.  The terms of the redemption request, which shall be irrevocable, must include:

(1)           the number or dollar amount worth of units and the date for which redemption is requested,

(2)           an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and

(3)           a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion.

Required Redemption

Subject to the terms of the limited partnership agreement, the general partner may, at any time in its sole discretion, require you to withdraw entirely from Altin:Fund, or to withdraw a portion of your units, on not less than 15 days advance notice in writing to you.  In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner:

(1)           that it determines is an employee benefit plan in order for the assets of Altin:Fund not to be treated as plan assets of the investing plan under Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (2) that made a misrepresentation to the general partner in connection with its purchase of units; or (3) if the limited partner’s ownership of units would result in the violation of applicable laws or regulations by Altin:Fund or a partner.

Special Redemption Date

If the net asset value of Altin:Fund decreases 50% or more from the close of business on one day to the close of business on the next day, the general partner will suspend trading for Altin:Fund and will offer redemptions to all limited partners for a period of ten business days.  The general partner has no discretion in determining whether a special redemption is triggered; it is automatic if the net asset value drops by 50% or more.  If you elect to have your units redeemed, the units will be redeemed at a redemption price equal to the net asset value at the close of business on the last day of the special redemption period.  The general partner will resume trading activity after the end of the special redemption period.

Transfers and Assignments

You may transfer or assign your units in Altin:Fund upon 30 days prior written notice to the general partner and subject to approval by the general partner of your assignee.  The general partner will provide approval when it is satisfied that the transfer complies with applicable laws and/or does not endanger Altin:Fund’s tax status as a partnership.  An assignee not admitted to Altin:Fund as a limited partner will have only limited rights to share in the profits and capital of Altin:Fund and a limited redemption right.

Federal Income Tax Aspects

Altin:Fund has received an opinion of counsel to the effect that Altin:Fund will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, so long as Altin:Fund has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Altin:Fund will satisfy, and is organized and operated in accordance with its governing agreements and applicable law.  Accordingly, as a partner in a partnership, whether or not Altin:Fund makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of Altin:Fund and will be individually liable for federal and state income tax on that share.  The gain and loss on Altin:Fund’s investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss.  Trading losses of Altin:Fund, which will generally constitute capital losses, may only be used by non-corporate taxpayers to offset a limited amount of the ordinary income allocated to you, and could be subject to various limitations.  In addition, the deductibility of certain of Altin:Fund expenses may be subject to limitations.

Reports to Limited Partners

The general partner, as commodity pool operator of Altin:Fund, will provide each limited partner with monthly account statements and audited annual financial statements of Altin:Fund.  In addition, the general partner will provide to each limited partner all information about Altin:Fund necessary for the timely preparation by limited partners of their tax returns.  In each state where Altin:Fund is registered, the general partner will submit to the state securities administrator any information required to be filed with such administrator, including reports and statements required to be delivered to limited partners.

Glossary

The meanings of certain commodity interest industry and other terms used in this prospectus are provided in the glossary set forth at Appendix A.

Additional Information

You are invited to meet with representatives of the general partner during normal business hours for a further explanation of the terms and conditions of this offering of units and to obtain any additional information necessary to verify the information contained in this prospectus.

Use of Proceeds

The proceeds of the initial offering will be deposited in the escrow account, and thereafter proceeds from the continuous offering will be deposited in Altin:Fund’s custodial account.  Upon each closing, approximately 70% to 90% of those funds will be transferred to Altin:Fund’s segregated accounts with the FCMs to allow the trading advisors to engage in trading activities in accordance with Altin:Fund’s investment objectives and the trading advisors’ respective trading strategies.  The general partner anticipates allocating to each of these trading advisors as follows:  Welton Investment Corporation—25%; Rosetta Capital Management, LLC—10%; Fall River Capital, LLC—10%; QuantMetrics Capital Management LLP—16%; and 25% to another trading advisor to be added by a pre-effective amendment.  Additionally, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third party private placement offerings of other commodity funds.  The initial allocations may vary from these percentages due to the timing of deposits, market conditions or other circumstances beyond Altin:Fund’s control.  The percentage allocations will change from time to time, based on the sole discretion of the general partner.  Please see “USE OF PROCEEDS.”

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering.  Altin Holdings LLC is the general partner for Altin:Fund.  The selling agents, futures brokers, over-the-counter counterparty, cash manager and custodian of excess collateral are not affiliated with Altin Holdings LLC or Altin:Fund.

RISK FACTORS

Altin:Fund is a new venture in a high-risk business.  An investment in the units is very speculative.  You should make an investment in one or more of the classes of units only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment.  You should consider an investment in the units only as a long-term investment.

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in this prospectus, before you decide whether to purchase any units.  Any of the following risks and uncertainties could materially adversely affect Altin:Fund, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment.  You should not invest in the units unless you can afford to lose all of your investment.  Please see the glossary in Appendix A for definitions of certain commodity interest industry and other terms that are used in this section and throughout this prospectus.

Market Risks

The commodity interest markets in which Altin:Fund trades are highly volatile, which could cause substantial losses to Altin:Fund and may cause you to lose your entire investment.

Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations.  Consequently, you could lose all or substantially all of your investment in Altin:Fund should Altin:Fund’s trading positions suddenly turn unprofitable.  The profitability of Altin:Fund depends primarily on the ability of Altin:Fund’s trading advisors to accurately predict the fluctuations.  Price movements for commodity interests are influenced by, among other things:

·	changes in interest rates;
·	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;
·	weather and climate conditions;
·	changing supply and demand relationships;
·	changes in balances of payments and trade;
·	U.S. and international rates of inflation; and
·	changes in philosophies and emotions of market participants.

The trading advisors’ technical trading methods may not take account of these factors except as they may be reflected in technical input data analyzed by the trading advisors.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly.  The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options are volatile and inherently leveraged, and sharp movements in prices could cause Altin:Fund to incur large losses.

Altin:Fund may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains.  Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid.  The buyer of an option risks losing the entire purchase price of the option.  The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option.  Options, however, also have some different risks than futures.  Successful options trading requires a trader to accurately assess near-term market volatility, because that volatility is immediately reflected in the price of outstanding options.  Correct assessment of market volatility can often be of greater significance in trading options on futures than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.  In both types of transactions, there is no limit on the potential loss.  Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot be accurately predicted.  In addition, over-the-counter options present risks in addition to those associated with exchange traded options, as discussed immediately below.

Options on futures contracts, forward contracts and commodities are leveraged instruments.  Altin:Fund may use substantial leverage when trading, which could result in immediate and substantial losses.  For example, if 10% of the face value of a futures contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit.  A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

Trading in commodity interests is a zero-sum economic activity, unlike stocks and bonds, and may subject Altin:Fund to losses in those transactions.

Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs.  This distinguishes it from a typical stock or bond investment, where there is an expectation of, in the case of bonds, constant yields, or, in the case of equity, participation over time in general economic growth.  Altin:Fund may incur major losses while stock and bond prices rise substantially in a prospering economy.

Exchanges of futures for physicals transactions are not currently regulated in the same manner as futures contracts, which allows negotiation and competitive factors to control; if such transactions were to become so regulated, Altin:Fund’s performance could be adversely affected by restricting or prohibiting Altin:Fund from achieving a potentially more competitive price.

Certain of the trading advisors may engage in exchanges of futures for physicals for client accounts.  An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which parties holding futures positions may close out their positions without making an open, competitive trade on the exchange.  Generally, the holder of a short contract agrees to sell the physical commodity in the future at a specified price, while the holder of a long contract agrees to buy the physical commodity in the future at a specified price.  The prices at which such transactions are executed are negotiated between the parties and may not be as favorable as could have been achieved in a traditional market-based transaction.  If a trading advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, then the performance of client accounts of such trading advisor could be adversely affected, either because of regulations prohibiting exchange for futures transactions altogether, or restricting how favorable or unfavorable a price a trading advisor could get in a negotiated transaction.

Cash flow needs may cause certain trading activities to be terminated prematurely, which could result in a substantial loss.

The trading advisors may trade options on futures.  Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements.  Option positions generally are not,

although short option positions will require additional margin if the market moves against the position.  Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short-term cash flow needs.  If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

The trading advisors may enter into swap and similar transactions, which are less regulated and may subject Altin:Fund to increased losses on those transactions.

Swap contracts are not traded on exchanges and are not subject to the same type of government regulation as exchange markets.  As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.

The swap markets are “principals’ markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse.  As a result, Altin:Fund is subject to the risk of the inability or refusal to perform with respect to swap contracts on the part of the counterparties with which the trading advisors trade.  There are no limitations on daily price movements in swap transactions.  Speculative position limits are not applicable to swap transactions, although the counterparties with which the trading advisors trade may limit the size or duration of positions available to the trading advisors as a consequence of credit considerations.  Participants in the swap markets are not required to make continuous markets in the swap contracts they trade.  Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default causing Altin:Fund to have little or no alternatives to recoup losses, or to incur significant losses in the event of trading abuses or financial failure by other participants.

A portion of Altin:Fund’s assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities or spot contracts.  Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC.  Therefore, Altin:Fund will not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with this trading activity by Altin:Fund.  Because trading in the forward markets is not regulated, there may be less regulatory supervision of trade pricing and other trading activities in such markets.  Pricing of forward contracts is also done through negotiation with the counterparty and is not standardized on a regulated exchange.  The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets.  The lack of regulation in these markets could expose Altin:Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Altin:Fund also faces the risk of non-performance by the counterparties to the over-the-counter contracts.  Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  Dealers in forward contracts and related options on futures are not regulated by the CEA and are not obligated to segregate customer funds.  As a result, there will be greater counterparty credit risk in these transactions.  Counterparty risk has recently intensified as evidenced by the recent failure of Bear Sterns, bankruptcy of Lehman Brothers Holdings and the ongoing disruptions in the credit markets.  The FCM, clearing organization or other counterparty may not be able to meet its obligations to Altin:Fund, in which case Altin:Fund could suffer significant losses on these contracts.

Certain of Altin:Fund’s investments could be illiquid, which may cause major losses to investors.

Altin:Fund may not always be able to liquidate its commodity interest positions at the desired price.  It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  Even in markets where last trade price information and quoted prices are readily available, the prices at which a purchase or sale occur may differ from the prices expected, such as when there is a delay between receiving a quote and executing a trade.  A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position.  Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Under certain market conditions, Altin:Fund may find it difficult or impossible to liquidate a position.  Unexpected market illiquidity may cause major losses to investors at any time or from time to time.  If a trading advisor enters into a large position, the risk of illiquidity may be increased by both making its position more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.  In addition, unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities.

New exchange-traded commodity interest contracts, including security futures, are characterized by a higher degree of illiquidity and volatility, which may subject investors to increased losses.

Certain trading advisors may trade newly developed futures contracts, including without limitation, security futures contracts.  The markets in new contracts have been historically both illiquid and highly volatile for some period of time after the contract begins trading.  These contracts therefore present significant risk potential.

The above risks are particularly applicable to the markets for security futures contracts.  Security futures contracts are a new class of financial instruments that allows, the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market.  Security futures contracts have only been trading in the U.S. since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally.  As a result, a trading advisor that trades security futures contracts could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to Altin:Fund.

Investment in precious metals is volatile and may adversely affect the performance of Altin:Fund.

The general partner anticipates investing a portion of Altin:Fund’s assets in physical precious metals.  The value of precious metals is volatile and may fluctuate significantly over time, based on numerous factors including supply and demand among collectors and political and economic conditions.  Therefore, the price at which Altin:Fund sells metals may not be the same as the price at which Altin:Fund purchased those metals.

The lack of regulation over and potential for limited liquidity of Altin:Fund’s investments in pooled investment vehicles may adversely affect the performance of Altin:Fund.

Altin:Fund may invest in partnerships, private placements or similar investment vehicles.  These investment vehicles may be unregistered vehicles or may be operated by entities not required to be registered by federal or state regulations.  Additionally, these investment vehicles may require a “lock-up” period that will inhibit Altin:Fund’s ability to redeem all or a portion of its assets from the investment.  These investment vehicles may invest in speculative instruments that are highly illiquid thereby inhibiting Altin:Fund’s ability to redeem its investment in a quick fashion, which may adversely affect the performance of Altin:Fund.

Trading in international markets exposes Altin:Fund to credit and regulatory risk, which could reduce the profit and/or increase the loss earned on trades made by Altin:Fund in such markets.

A substantial portion of Altin:Fund’s trades are expected to take place on markets or exchanges outside the U.S.  There is no limit to the amount of Altin:Fund assets that may be committed to trading on non-U.S. markets.  The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial.  Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange.  Some of these non-U.S. markets, in contrast to the U.S. exchanges, are so-called principals’ markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or FCM.  In these types of markets, Altin:Fund will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

Some non-U.S. markets present additional risk because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has any of them the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as Altin:Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, Altin:Fund has less legal and regulatory protection than it does when it trades domestically.

Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any one of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Finally, Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.

Altin:Fund’s international trading activities subject it to foreign exchange risk, which could subject Altin:Fund to losses.

The price of any non-U.S. futures, options or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.  As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Altin:Fund even if the contract traded is profitable.

FOREX trading is highly volatile and could result in Altin:Fund incurring large losses.

Currency prices are highly volatile.  Price movements for currencies are influenced by, among other things:  changing supply-demand relationships; trade, fiscal, monetary, exchange control programs and policies of governments; U.S. and foreign political and economic events and policies; changes in national and international interest rates and inflation; currency devaluation; and sentiment of the marketplace.  None of these factors can be controlled by Altin:Fund and its trading advisor and no assurance can be given that Altin:Fund’s investments in FOREX will result in profitable trades for Altin:Fund or that Altin:Fund will not incur losses from such events.  FOREX trading is highly leveraged and Altin:Fund may sustain a total loss of the initial margin funds and any additional funds that Altin:Fund deposits with its broker to establish or maintain its position.  If the market moves against Altin:Fund’s position, Altin:Fund may be called upon by its broker to deposit additional margin funds, on short notice, in order to maintain positions.  If Altin:Fund does not provide the additional required funds within the prescribed time, its positions may be liquidated at a loss, and Altin:Fund would be liable for any resulting deficit in its account.

Trading Risks

Altin:Fund will be highly leveraged, which means that sharp declines in price could lead to large losses.

Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2.0% to 10% of the total value of the contract, the general partner can hold positions in Altin:Fund’s account with face values equal to several times Altin:Fund’s net assets.  The general partner generally intends to allocate about 20% of its assets to trading at any given time although, from time to time, the general partner may allocate a greater percentage of assets to trading.  The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25% or such higher amounts if the general partner allocates a greater percentage of assets to trading.  As a result of this leveraging, even a small movement in the price of a contract can cause major losses.  Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract.  For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions.  Severe short-term price decreases could, therefore, force the liquidation of open positions with large losses.

Trading decisions based on technical analysis may result in unprofitable transactions or cause Altin:Fund to incur losses.

Most of Altin:Fund’s trading advisors base their trading decisions primarily on trading strategies that use mathematical analysis of technical factors relating to past market performance.  The buy and sell signals generated by such technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interests in the markets.  The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded.  A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized.  A pattern of such starts may generate repeated exit and entry signals in technical systems, resulting in unprofitable transactions.  In the past, there have been prolonged periods without sustained price moves.  Presumably these periods will continue to occur.  Periods without sustained price moves may produce substantial losses for trend-following trading strategies.  Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

Trading decisions based on fundamental analysis are subject to unexpected factors which can adversely impact performance.

Occasionally certain of the trading advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces.  Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices.  Such analysis may not result in profitable trading because certain trading advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information they do have.  Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trader to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses.  In addition, fundamental analysis assumes that commodity markets are inefficient, i.e., that commodity prices do not always reflect all available information, which some market analysts dispute.

The risk management approaches of one or all of the trading advisors may not be fully effective, causing Altin:Fund to incur losses as the trading advisors implement such approaches.

The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of Altin:Fund may not succeed in mitigating all identified risks.  Even if a trading advisor’s risk management approaches are fully effective, the trading advisor cannot anticipate all risks that it may face.  To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Altin:Fund may sustain losses.

Increased competition from other systematic and technical trading systems could reduce the trading advisors’ profitability and therefore Altin:Fund’s profitability.

There has been a dramatic increase over the past quarter century in the amount of assets managed by systematic and technical trading systems like those of the trading advisors.  Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $190 billion in March 2009.  This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Altin:Fund, by preventing Altin:Fund from effecting transactions at its desired price.  It may become more difficult for Altin:Fund to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions.

Discretionary decision-making may result in missed opportunities or losses for Altin:Fund.

Each of the trading advisors’ strategies involves some discretionary aspects in addition to their technical factors.  For example, the trading advisors often use discretion in selecting contracts and markets to be followed.  Discretionary decision-making may result in a trading advisor’s failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Altin:Fund, sometimes in a negative manner, such as forced liquidation before profit is achieved.

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long and short positions that any person, other than a bona fide hedger, may hold or control in certain futures and options on futures contracts.  Most exchanges also impose limits, known as daily price limits, on the amount of price fluctuation in certain futures and options on futures contracts in a single trading day.  All accounts controlled by a particular trading advisor are combined for speculative position limit purposes.  If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor’s trading decisions or force or prevent liquidation of certain futures or options on futures positions.  If one or more of Altin:Fund’s trading advisors were required to take either of these actions, Altin:Fund might be required to forgo profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions and the ability to manage risk, causing Altin:Fund to incur losses, or requiring Altin:Fund to add additional trading advisors, which could negatively impact the amount of profits available to investors.

In general, none of the trading advisors intends to limit the amount of additional equity of Altin:Fund that it may manage and each will continue to seek major new accounts.  The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance, or of managing risk associated with larger positions.  Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for Altin:Fund or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions, causing Altin:Fund to incur losses that will offset profits it would have otherwise attained.

The use of multiple trading advisors may result in developments or positions that adversely affect Altin:Fund’s net asset value.  For example, because the trading advisors will be acting independently, Altin:Fund could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings.  The trading advisors may also compete from time to time, for the same trades or other transactions, increasing the cost to Altin:Fund of making trades or transactions, causing some of them to be forgone altogether.

The use of multiple trading advisors may require one trading advisor to fund the margin requirements of another trading advisor or the funding needs of Altin:Fund as a whole, causing Altin:Fund to incur additional losses.

Even though each trading advisor’s margin requirements ordinarily will be met from that trading advisor’s allocated net assets, one trading advisor may incur losses of such magnitude that Altin:Fund is unable to meet margin calls from the allocated net assets of that trading advisor.  In this event, Altin:Fund’s FCMs will require liquidations and contributions from the allocated net assets of another trading advisor.  Altin:Fund may also have to direct a trading advisor to liquidate positions to generate funds needed to fund limited partner redemptions or to permit the reallocation of funds to another trading advisor.

The trading advisors’ trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors and could increase the risk of larger losses.

Each trading advisor has, over time, developed and modified the program it will use in trading the units.  Nevertheless, the trading advisors’ trading programs have some similarities.  These similarities may, in fact, mitigate the positive effect of having multiple trading advisors.  For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors also to experience a draw-down.

Altin:Fund relies on the trading advisors for success but has little control over the daily operations of the trading advisors and the methods the trading advisors use to implement their trading strategies, which could potentially result in Altin:Fund incurring losses.

The trading advisors for Altin:Fund will make the commodity trading decisions for Altin:Fund.  Therefore, the success of Altin:Fund largely depends on the judgment and ability and the trading advisors.  We cannot assure you that a trading advisor’s trading for Altin:Fund will prove successful under all or any market conditions.

The trading advisors’ changes in strategy could adversely affect Altin:Fund.

Each of the trading advisors has the power to expand, revise or alter its trading strategies without prior approval by, or notice to, Altin:Fund.  Any such change could result in exposure of the assets of Altin:Fund for which such trading advisor acts as trading advisor to additional risks which may be substantial.

We cannot assure you that the trading advisors or their trading strategies will continually serve Altin:Fund and that Altin:Fund will not suffer losses from the actions of such trading advisors.

We cannot assure you that:  (1) any trading advisor, the general partner or Altin:Fund, will not exercise their rights to terminate an advisory agreement under certain conditions; (2) the advisory agreement with any trading advisor, once it expires, will be renewed on the same terms as the current advisory agreement for that trading advisor; or (3) if Altin:Fund retains a new trading advisor, that the new trading advisor will be retained on terms as favorable to Altin:Fund as those negotiated with the previous trading advisor or that the new trading advisor will be required to recoup losses sustained previously before being entitled to receive incentive fees.

Each trading advisor’s past performance record is inconsistent and achieving profitability (and mitigating loss) from any of the trading advisors is not guaranteed.

The performance records of each trading advisor reflect significant variations in profitability from period to period.  Even if such variation did not exist, past performance is not necessarily indicative of and cannot guarantee future profitable trading.  The inconsistency of the trading advisors’ trading records could help to moderate the risk to Altin:Fund, in that one trading advisor might have positive performance while at the same time another trading advisor may have negative performance.  However, it could also work against Altin:Fund in that all of Altin:Fund’s trading advisors could suffer significant trading losses simultaneously.

Each trading advisor advises other clients and may achieve more favorable results for its other accounts.

Each of the trading advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future.  A trading advisor may vary the trading strategies applicable to the units for which it trades from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of Altin:Fund.  Consequently, the results any trading advisor achieves for the units for which it trades may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time.  Moreover, it is possible that those other accounts managed by the trading advisor or its affiliates may compete with Altin:Fund for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than Altin:Fund.

A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing Altin:Fund.  Because records with respect to other accounts are not accessible to investors in the units, investors will not be able to determine if any trading advisor is favoring other accounts.  However, pursuant to the rules and regulations of the NFA, each trading advisor must follow a consistent rule for allocating trades among its customers.

Altin:Fund’s positions may be concentrated from time to time, which may render Altin:Fund susceptible to larger losses than if Altin:Fund was more diversified.

One or more of the trading advisors may from time to time cause Altin:Fund to hold a few, relatively large positions in relation to its assets.  Consequently, a loss in any such position could result in a proportionately greater loss to Altin:Fund than if Altin:Fund’s assets had been spread among a wider number of instruments.

In addition, the general partner may adjust Altin:Fund’s allocations among the trading advisors in its discretion from time to time.  At any given time, Altin:Fund may be invested in more than the initial number of trading advisors and may even be allocated to one trading advisor.  Therefore, Altin:Fund may not be diversified as originally intended or desired.  The general partner will not inform you when a shift in allocations among the various trading advisors occurs.

The trading advisors may use discretion in making trading decisions, which could negatively impact the performance of Altin:Fund.

Certain of the trading advisors may occasionally use discretion in investing the assets of Altin:Fund.  In exercising such discretion, the trading advisors may take positions opposite to those recommended by the trading advisors’ trading systems or signals.  Any use of such discretion can involve increased risk.

Markets or positions may be correlated, which may cause Altin:Fund to incur significant losses.

Different markets traded or individual positions held by Altin:Fund may be highly correlated to one another at times.  Accordingly, a significant change in one such market or position may affect other such markets or positions.  The trading advisors cannot always predict correlation.  Correlation may expose Altin:Fund to both significant risk of loss and significant potential for profit.

Trend following and pattern recognition can be risky, causing Altin:Fund to incur losses due to failure to react in a timely manner.

Altin:Fund employs several trading advisors, all employing proprietary, systematic trend-following and pattern recognition systems in various forms.  Altin:Fund’s trading advisors aim to exploit the tendency of markets to either trend or exhibit repeated patterns over time through the use of their proprietary systematic trading systems.  These systems are strictly adhered to in all market scenarios.  Since trend following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price.  Pattern recognition looks to predict price movement based on historic repeatable price patterns.  If the trend or patterns are not confirmed, the position will be exited on a stop.  However, if the trend or patterns are confirmed, positions may be increased depending on the momentum of the trend.  Trends or patterns are not generally discovered until they are well established and are not exited from until they are over.  Because the trading advisors do not know which markets will trend or when the trend will begin or whether the patterns will reoccur, the mechanisms are there to identify and capture the developing trends or patterns as they occur.  It is the willingness to allow a trend or pattern to run its course and eventually reverse that can lead to gains in any particular market.

Termination or replacement of a trading advisor could result in losses to Altin:Fund and increased costs to retain a new trading advisor.

Trading advisors are required to recoup previous trading losses incurred by Altin:Fund while the trading advisor is trading for Altin:Fund before they can earn an incentive fee.  However, a trading advisor might terminate its services to Altin:Fund or the general partner might decide to replace a trading advisor when the trading advisor has a carry forward loss.  Altin:Fund might have to compensate a new trading advisor with higher advisory fees than are currently being paid to the existing trading advisor.  Furthermore, Altin:Fund would lose the potential benefit of not having to pay the trading advisor an incentive fee during the time that the trading advisor was generating profits that made up for the prior losses.  In addition, the replacement trading advisor would start with no carry forward losses and therefore, Altin:Fund would have to pay the new trading advisor an incentive fee for each dollar of profits it generated for Altin:Fund regardless of Altin:Fund’s previous experience with the trading advisor that was replaced.

Some of our trading advisors utilize proprietary trading programs and we may not be able to determine if those trading advisors are following their stated trading objectives, potentially resulting in lower profitability for Altin:Fund.

Some of Altin:Fund’s trading advisors, including Rosetta Capital Management, LLC and Fall River Capital, LLC, utilize a proprietary and confidential trading program, and from time to time Altin:Fund may have other trading advisors who utilize proprietary and confidential trading programs.  This means that while the general partner generally understands the objectives of each of these trading advisors, the general partner may not know if they are following their stated objectives.  While the general partner will review all of the trading activity on a daily basis, it may need to review days or weeks of trading activity to determine whether the advisor is following its stated trading objectives.  If the general partner ultimately determines that the trading advisor has not followed its trading objectives, the allocation to that advisor could be affected.  The general partner allocates assets to each trading advisor based upon the trading advisor’s stated objectives in order to reduce the risk of allocating the assets to one trading objective.  If, however, a trading advisor does not follow its stated objective, it could result in Altin:Fund having more assets allocated to a trading objective than it intended.  Any assets that are not invested in accordance with the trading advisor’s stated investment objective will directly affect the profitability of Altin:Fund’s trading, possibly in an adverse manner.  Depending on the performance of the trading advisor, this may result in higher or lower profitability.

Operating Risks

Past performance is not necessarily indicative of future performance and should not be relied upon by investors because the general partner and/or trading advisors could make different decisions for Altin:Fund causing it to incur greater losses than Altin:Private Fund.

You should not rely for predictive purposes on the record to date of the general partner or any of the trading advisors.  This is particularly so because Altin:Fund’s fee and expense structure was modified from the fee and expense structure of Altin:Private Fund in certain respects to accommodate the public offering of units, and Altin:Fund’s fees and expenses impact Altin:Fund’s net performance.  Altin:Fund anticipates using trading advisors which are different from those used by Altin:Private Fund.  So the performance of Altin:Private Fund is not indicative of Altin:Fund’s future performance.  Likewise, you should not assume that any trading advisor’s future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor’s past performance.  Trading advisors may alter their strategies from time to time, and the performance results in the future may materially differ from their prior trading records.  Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Altin:Fund.  Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in Altin:Fund’s future performance.

Because you and other investors will acquire and redeem units at different times, you may experience a loss on your units even though Altin:Fund as a whole is profitable and even though other investors in Altin:Fund experience a profit.  The past performance of Altin:Fund or any class of units may not be representative of each investor’s investment experience in it.

Altin:Fund and the units have no operating histories and Altin:Fund is subject to risk as a newly formed limited partnership, including unforeseen expenses, complications and delays, which could result in large losses.

Altin:Fund is newly formed and has no operating history upon which you may evaluate Altin:Fund’s performance.  The units have not commenced trading and have no performance history.  Altin:Fund is therefore subject to all the risks inherent in the creation of a new limited partnership.  Unforeseen expenses, complications and delays may occur with a new company.

Altin:Fund pays substantial fees and expenses regardless of profitability, potentially causing it to incur significant losses.

Altin:Fund pays brokerage investment and trading fees, exchange and clearing fees, NFA fees, management fees, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether Altin:Fund’s activities are profitable.  We estimate that each class of units will have to achieve a minimum net trading profits and interest income ranging from 4.78% to 9.78% (with the specific percentage varying from class to class) each year for investors in units of such series to break even on their investments.  Please see “SUMMARY OF THE PROSPECTUS—Break Even Analysis” on page 6.

In addition, Altin:Fund pays its trading advisors an incentive fee based on a percentage of Altin:Fund’s trading profits earned on Altin:Fund’s net assets allocated to that trading advisor.  It is possible that Altin:Fund could pay substantial incentive fees to one or more trading advisors in a year in which Altin:Fund has no net trading profits or in which it actually loses money.  In addition, new trading profits include unrealized appreciation on open positions.  Accordingly, it is possible that Altin:Fund will pay an incentive fee to the trading advisors on unrealized trading profits that are not subsequently realized.  Accordingly, Altin:Fund must earn trading gains sufficient to offset these fees and expenses before it can earn any profit.  The trading advisors will retain all incentive fees, even if the assets of Altin:Fund incur a subsequent loss after the incentive fees are accrued and paid.

The general partner will need substantial financial and other resources to manage Altin:Fund which it may not be able to obtain, causing it to incur significant liabilities up to and including termination and loss of an investor’s entire investment.

The ability of the general partner to meet its obligations to Altin:Fund will depend on the future operating performance and financial results of the general partner, which will be subject in part to factors beyond the control of the general partner.  There can be no assurance that the general partner will be able to attain and maintain profitability in the future.  If the general partner cannot do so, it may have to seek legal protection from creditors or assign all of its assets for the benefit of creditors, at which time Altin:Fund and your investment could incur substantial losses.

The general partner will also need to hire additional personnel to manage the additional compliance and operating requirements of managing itself and Altin:Fund.  If the general partner is unable to locate and retain qualified personnel for such functions, the profitability of the general partner and Altin:Fund could suffer.  The additional compliance burden on the general partner if additional personnel is not located and retained could also result in the general partner having significant difficulty in meeting and satisfying all compliance obligations of the general partner and Altin:Fund.  Failure to meet these obligations could subject the general partner and/or Altin:Fund to significant liabilities from state and federal regulatory agencies, up to and including termination of Altin:Fund and loss of your entire investment.

The general partner is leanly staffed and relies heavily on its key personnel to manage Altin:Fund’s trading activities; the loss of any key personnel could have an adverse affect on Altin:Fund’s management.

Altin:Fund relies on the general partner, who is responsible for making all trading decisions and investment allocations to trading advisors.  In managing and directing the day-to-day activities and affairs of Altin:Fund, the general partner relies heavily on Mr. Sebastian Lucido, the general partner’s president.  In the event of the loss of the services of Mr. Lucido, or if Mr. Lucido is unable to carry out his present responsibilities, it may have an adverse effect on the management of Altin:Fund.  In addition, the general partner is leanly staffed, so if any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse affect on the management of Altin:Fund.

Capitalization of the general partner is limited and the capitalization of Altin:Fund is limited to the amount raised in the offering, meaning Altin:Fund could find itself unable to meet its financial obligations, resulting in possible termination and loss of an investor’s entire investment.

Prior to this offering, the general partner was funded primarily by Mr. Sebastian Lucido and the investment management operations of the general partner, and no assets have been contributed to Altin:Fund.  Independent of the amounts raised in this offering Altin:Fund does not have any other assets available to use to pay any operating expenses or redemptions of limited partners.  While the general partner intends on raising additional capital to fund its ongoing operations, there is no assurance that the general partner will be successful in raising additional capital.

The units are subject to restrictions on redemption and transfer, which may affect investors’ ability to transfer units or receive payment on a redemption of units.

An investment in the units offers limited investment liquidity.  There is not likely to be a secondary market for the units.  While the units have redemption rights, there are restrictions.  For example, class A units and class B units are subject to an early redemption fee of up to 3.0% and 2.0%, respectively, of the subscription amount of such units depending upon when the units are redeemed during the first year.  Redemptions can occur only monthly, and the general partner must receive your request for redemption at least 15 calendar days before the end of the month in which redemption is requested.  Your right to receive payment on a redemption of units is not absolute and is dependent upon Altin:Fund having sufficient assets to pay its liabilities on the redemption date.  Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

An investment in Altin:Fund may not diversify an overall portfolio, which could prohibit investors from offsetting losses in other areas of their portfolio.

Historically, managed futures have been generally non-correlated to the performance of other asset classes, such as stocks or bonds.  Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.  If, however, during a particular period of time, Altin:Fund’s performance moves in the same general direction as the general financial markets or Altin:Fund does not perform successfully, you will obtain little or no diversification benefits during that period from an investment in the units.  In such a case, Altin:Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Altin:Fund at the same time losses on your other investments are increasing.  You should, therefore, not consider Altin:Fund to be a hedge against losses in your core stock and bond portfolios.

Stop-loss protection does not mean Altin:Fund could not still sustain significant losses.

Altin:Fund will suspend trading upon a decrease in the net asset value of 50% or more of Altin:Fund.  If trading is suspended, the general partner will notify you and you will have ten calendar days to redeem your ownership interest in Altin:Fund.  Although this policy is in place, the general partner cannot guarantee that losses can be held to no more than 50%.  In volatile markets, trading losses can exceed the 50% stop-loss protection put into place by the general partner.  The general partner will monitor Altin:Fund’s performance, especially during volatile market conditions; however, the general partner cannot guarantee that there will not be a complete loss of Altin:Fund’s assets.  The general partner will not monitor this stop-loss protection on an intra-day basis and will not institute this stop-loss protection mechanism at the trading advisor level.  It is quite possible that one trading advisor could lose more than 50% on a particular day and other trading advisors may perform favorably on that same day, causing Altin:Fund to be profitable during the period and not triggering the stop-loss protection.

Altin:Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships, causing it to incur significant losses.

The clearing arrangements between the FCMs and Altin:Fund generally are terminable by the FCM once the FCM has given Altin:Fund notice.  Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Altin:Fund intends to continue trading in commodity interest contracts at its present level of capacity.  The services of MF Global, Newedge, J.P. Morgan Futures Inc. or an additional or substitute FCM may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

Likewise, upon termination of any of the advisory contracts entered into between Altin:Fund and each trading advisor, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services.  The services of the particular trading advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract.  There is severe competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms.  This could result in losses to Altin:Fund and/or the inability of Altin:Fund to achieve its investment objectives.  Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Altin:Fund, the fee structures of the new or additional arrangements may not be as favorable to Altin:Fund as are those currently in place.

The incentive fees could be an incentive to the trading advisors to make riskier investments, which could result in larger losses for Altin:Fund.

Each trading advisor employs a speculative strategy for Altin:Fund and each of the trading advisors receives incentive fees based on the trading profits earned by it for Altin:Fund.  Accordingly, these trading advisors have a financial incentive to make investments that are riskier than might be made if Altin:Fund’s assets were managed by a trading advisor that did not receive performance-based compensation.

Certain commissions could be an incentive to the selling agents to discourage redemptions, causing investors to retain an investment longer than the investor desires and incur additional losses.

The selling agents and their registered representatives’ receipt of continuing sales commissions for units remaining in Altin:Fund may give them an incentive to advise investors to remain in Altin:Fund.  These payments will cease to the extent investors withdraw from Altin:Fund.  In particular, selling agents, either those paid by Altin:Fund or those paid through separate agreements with investors, may have ongoing compensation that they receive so long as the investor continues to hold the units.  As an example, beginning in the 13th month following the sale date, class A units will be assessed a charge at an annual rate of 3.0% of the net asset value of the units sold, which the general partner will pay to selling agents as ongoing compensation, subject to the fee limit.  If the limited partner chooses to redeem his or her units, the selling agent would no longer receive this ongoing commission.  Accordingly, it is possible a selling agent may discourage a limited partner from redeeming his or her units, at least for as long as the ongoing commission is being paid, so that the selling agent could continue to receive the commission.

You will not participate in the management of Altin:Fund so you must rely on the general partner and the judgment of its management.

You will only have limited voting rights with respect to Altin:Fund’s affairs, which rights will not permit you to participate in the management or control of Altin:Fund or the conduct of its business.  You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Altin:Fund’s affairs in the best interests of the limited partners.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Altin:Fund if it has to liquidate positions to satisfy the redemption requests.

If a substantial number of requests for redemption is received by Altin:Fund during a relatively short period of time, Altin:Fund may not be able to satisfy the requests from funds not committed to trading.  As a consequence, it could be necessary to liquidate existing positions before the time that the trading advisors’ trading strategies would dictate liquidation.  If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for non-redeeming limited partners.

Conflicts of interest exist in the structure and operation of Altin:Fund which could result in the general partner or trading advisors not acting in the best interests of Altin:Fund or its limited partners.

The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Altin:Fund’s business, which presents the potential for numerous conflicts of interest with Altin:Fund.  In the case of the trading advisors, for example, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Altin:Fund for the same or similar trading positions, which may cause

Altin:Fund to obtain prices that are less favorable than those obtained for the other accounts.  The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Altin:Fund’s account.  Trading ahead presents a conflict because the trade executed first may receive a more favorable price than the later trade.

As a result of these and other relationships, parties involved with Altin:Fund have a financial incentive to act in a manner other than in the best interests of Altin:Fund and its limited partners.  The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest.  Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Altin:Fund is treated equitably.

The failure or bankruptcy of one of its FCMs could result in a substantial loss of Altin:Fund’s assets.

Under CFTC regulations, an FCM maintains customers’ assets in a bulk segregated account.  If an FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that FCM’s bankruptcy.  In that event, the FCM’s customers, such as Altin:Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that FCM’s customers.  Altin:Fund may also be subject to the risk of the failure or delay in performance by any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

From time to time, the FCMs may be subject to legal or regulatory proceedings in the ordinary course of their business.  An FCM’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the FCM’s trading operations, which could impair the FCM’s ability to successfully execute and clear Altin:Fund’s trades.  In any case, material legal proceedings, if any, involving each FCM within the last five years are summarized herein.

You will not be able to review Altin:Fund’s holdings on a daily basis and will not be able to monitor specific investments or to know whether they are consistent with Altin:Fund’s philosophy or risk levels.

The trading advisors make Altin:Fund’s trading decisions.  While the trading advisors receive daily trade confirmations from the FCMs of each transaction entered into by Altin:Fund, Altin:Fund’s trading results are only reported to investors monthly in summary fashion.  Accordingly, an investment in Altin:Fund does not offer investors the same transparency that a personal trading account offers and you will not be able to monitor the specific investments made by Altin:Fund or to know whether they are consistent with Altin:Fund’s investment philosophy or risk levels.

Altin:Fund could terminate before you achieve your investment objectives which could cause the potential loss of your investment.

Subject to the terms of the Limited Partnership Agreement, the general partner may take actions which result in termination of Altin:Fund at any time, regardless of whether Altin:Fund has incurred losses, without giving you prior notice.  In particular, unforeseen circumstances, including substantial losses, withdrawal of Altin:Fund’s general partner or suspension or revocation of the general partner’s or any of the trading advisors’ respective registrations with the CFTC or memberships in the NFA could cause Altin:Fund to terminate.  However, no level of losses will require the general partner to terminate Altin:Fund.  Altin:Fund’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

Altin:Fund is not a regulated investment company and is not subject to any of the protections provided by rules and regulations regulating investment companies.

Altin:Fund is not an investment company subject to the Investment Company Act of 1940.  Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The general partner places significant reliance on the trading advisors and their key personnel which could adversely affect your investment.

The general partner relies on the trading advisors to achieve trading gains for Altin:Fund, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of Altin:Fund’s assets.  The trading advisors in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Altin:Fund’s transactions.  The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, each of which, in turn, could negatively impact Altin:Fund’s performance.  The individuals listed in this prospectus under each major trading advisor’s summary in this prospectus have major roles in developing, refining and implementing each of their trading advisor’s trading strategies and operating its business.  The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Altin:Fund.

The general partner may terminate, replace and/or add trading advisors in its sole discretion, which could cause disruptions in Altin:Fund’s trading and potential losses.

The general partner may terminate, substitute or retain trading advisors on behalf of Altin:Fund in its sole discretion.  The addition of a new trading advisor and/or the removal of one or more of the current trading advisors may cause disruptions in Altin:Fund’s trading as assets are reallocated and new trading advisors transition over to Altin:Fund, which may have an adverse effect on the net asset value of Altin:Fund.

The general partner’s allocation of Altin:Fund’s assets among trading advisors may result in less than optimal performance by Altin:Fund.

The general partner may reallocate assets among the trading advisors upon termination of a trading advisor or retention of a new trading advisor or at the commencement of any month.  Consequently, the net assets of Altin:Fund may be apportioned among the trading advisors in a different manner than the currently contemplated apportionment.  The general partner’s allocation of assets will directly affect the profitability of Altin:Fund’s trading, possibly in an adverse manner.  For example, a trading advisor may experience a high rate of return but may be managing only a small percentage of Altin:Fund’s net assets.  In this case, the trading advisor’s performance could have a minimal effect on the net asset value of Altin:Fund.

The limited partnership agreement limits your claims against the general partner.

Altin:Fund has agreed, in the limited partnership agreement, to indemnify the general partner against liability for losses of Altin:Fund, including losses caused by the financial failure of brokers, dealers and custodians used by Altin:Fund, resulting from acts or omissions, whether or not disclosed, unless fraud, bad faith, willful neglect, recklessness or gross negligence by the general partner is involved, and to reimburse it for attorneys’ fees and expenses incurred in defending certain actions, which attorneys’ fees and expenses are to be reimbursed as incurred.  Accordingly, you may be entitled to a more limited right of action against the general partner than you would otherwise have received absent the limitation in the limited partnership agreement.

The success of Altin:Fund depends on the ability of each of the trading advisors’ personnel to accurately implement their trading systems, and any failure to do so could subject Altin:Fund to losses on such transactions.

The trading advisors’ computerized trading systems rely on the trading advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems.  In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely.  Execution and operation of each trading advisor’s systems is therefore subject to human errors.  Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing Altin:Fund’s transactions could impair its ability to identify profit opportunities and benefit from them.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions.

Altin:Fund may experience substantial losses on transactions if a trading advisor’s computer or communications systems fail.

Each trading advisor’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor’s computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damage to the trading advisor’s, general partner’s and Altin:Fund’s reputations, increased operational expenses and diversion of technical resources.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt Altin:Fund’s trading activity and materially affect Altin:Fund’s profitability.

The operations of the general partner, the trading advisors, Altin:Fund, the exchanges, brokers and counterparties with whom the general partner, the trading advisors and Altin:Fund do business, and the markets in which the general partner, the trading advisors and Altin:Fund do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect Altin:Fund.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements.  Recent legislation has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized.  Traditional futures exchanges, which are called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates.  However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.

The regulation of commodity interest transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general.  For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) became law in July 2010.  The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated, and substantially alters the regulation of many other markets, market participants and financial instruments.  Many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies, which could result in additional legislative or regulatory action.  There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in Altin:Fund or the ability of the trading advisors to continue to implement their respective investment strategies.  The effect of future regulatory change on Altin:Fund is impossible to predict, but could be substantial and adverse.

Changes in government regulations could have a material adverse affect on Altin:Fund.

Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on “commodity pools” such as Altin:Fund.  In addition, tax law revisions could have a materially adverse effect on Altin:Fund.  Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks’ attempts to influence exchange rates.  In the current environment, you must recognize the possibility that future changes may alter, perhaps to a material extent, the nature of an investment in Altin:Fund.

Tax Risks

Your tax liability may exceed your cash distributions.

Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners.  Limited partners nevertheless will be subject to federal income tax on their share of Altin:Fund’s net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Altin:Fund.

You could owe taxes on your share of Altin:Fund’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes.  Interest income and other ordinary income earned by Altin:Fund generally cannot be offset by capital losses.  Consequently, you could owe taxes on your allocable share of Altin:Fund’s ordinary income for a calendar year even if Altin:Fund reports a net trading loss for that year.  Also, your ability to deduct particular operating expenses of Altin:Fund, such as trading advisor management fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

Partnership treatment is not assured, causing investors to incur additional tax liabilities.

Altin:Fund has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Altin:Fund will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Altin:Fund’s annual gross income has consisted of and will continue to consist of

“qualifying income” as defined in Section 7704(c) of the Internal Revenue Code of 1986, as amended (“IRC”), and (b) Altin:Fund is organized and operated in accordance with its governing agreements and applicable law.  The general partner believes it is likely, but not certain, that Altin:Fund will continue to meet the income test.  An opinion of counsel is subject to changes in applicable tax laws and is not binding on the IRS or the courts.

If Altin:Fund were to be treated as an association or publicly traded partnership taxable as a corporation instead of as a partnership for U.S. federal income tax purposes:  (1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of Altin:Fund, and (3) any distributions to you, other than liquidating distributions, would constitute dividends to the extent of Altin:Fund’s current or accumulated earnings and profits, and would be taxable as such.

A tax audit could result in adjustments of Altin:Fund’s income and deductions, which may require investors to pay additional taxes.

We cannot assure you that Altin:Fund’s tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Altin:Fund’s returns.  Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest and possibly penalties, which generally is not deductible, and might result in an audit of a limited partner’s own return.  Any audit of a limited partner’s return could result in adjustments of non-Altin:Fund, as well as Altin:Fund, income and deductions.

Taxes and economics may not match during a calendar year.

The income tax effect of Altin:Fund’s transactions on you may differ from the economic consequences of those transactions to you during a calendar year.

Non-U.S. investors may face exchange rate risk and local tax consequences.

Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.  Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

Investors should consult their own tax advisors prior to investing in Altin:Fund because tax consequences can differ for different investors.

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in Altin:Fund.  Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Altin:Fund.  The general partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions.  These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause Altin:Fund’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

USE OF PROCEEDS

The proceeds of the initial offering will be deposited in Altin:Fund’s escrow account, and thereafter proceeds from the continuous offering will be deposited in Altin:Fund’s custodial account.  Upon each closing, approximately 70% to 90% of those funds will be transferred to Altin:Fund’s segregated accounts with the FCMs to allow the trading advisors to engage in trading activities in accordance with Altin:Fund’s investment objectives and the trading advisors’ respective trading strategies.  The general partner anticipates allocating to each of these trading advisors as follows:  Welton Investment Corporation—25%; Rosetta Capital Management, LLC—10%; Fall River Capital, LLC—10%; QuantMetrics Capital Management LLP—16%; and 25% to another trading advisor to be added by a pre-effective amendment.  Additionally, the general partner may, in its discretion, allocate less than 10% of Altin:Fund’s assets to investments in third party private placement offerings of other commodity funds.  The initial allocations may vary from these percentages due to the timing of deposits, market conditions or other circumstances beyond Altin:Fund’s control.  The percentage allocations will change from time to time, based on the sole discretion of the general partner.

The funds are held by each FCM in a segregated account pursuant to the CEA, and CFTC regulations and are generally held in U.S. government securities.  Of the 70% to 90% of funds transferred to the FCMs, approximately 30% to 50% will be committed as margin for futures, options on futures or security futures contracts and approximately 5% to 8% will be invested in other non-regulated investment vehicles such as hedge funds and privately managed futures funds.  As the assets in Altin:Fund increase, the general partner expects that the amount of Altin:Fund’s assets invested in non-regulated investment vehicles will decrease.  Any assets held to initiate and maintain forward, over-the-counter options, swap or spot contracts are not held in segregation or otherwise regulated under the CEA and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with any of the FCMs, their respective affiliates or other dealers.  The percentages set forth above are estimates of ranges expected by the general partner as of the date of this prospectus.  The general partner, however, has discretion in allocating Altin:Fund’s assets, so the actual percentages may vary significantly from these estimates once actual trading of Altin:Fund has commenced and the general partner implements its investment objectives and trading strategies.

The general partner anticipates investing the remaining assets held with the FCMs in U.S. Treasury securities, including treasury bills and repurchase agreements utilizing investment grade securities, securities issued by U.S. government agencies and other investment grade money market securities.  Investors should note that maintenance of Altin:Fund’s assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts.  Altin:Fund receives all interest earned on its assets.

The general partner anticipates depositing the remainder of the offering proceeds which are not allocated to the FCMs, in segregated accounts at a federally insured financial institution and invested in interest bearing accounts or certificates of deposit.  The general partner anticipates that proceeds held in a bank will be used to cover redemptions and day-to-day business expenses, and will not be used for distributions to limited partners.

The percentages described in this section will change from time to time depending on the margin requirements on open positions and the interest rates at the time.  Specifically, these percentages may be higher, or substantially lower if investment opportunities or expected returns on investments become more attractive at other acceptable institutions.

ALTIN:FUND

Altin:Fund is a multi-advisor commodity pool.  As of the date of this prospectus, Altin:Fund has not yet commenced trading operations.  At the end of the initial offering period, Altin:Fund will commence trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or, from time to time, by investing directly into private funds engaged in similar trading.  The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals.  Altin:Fund’s general partner, commodity pool operator and sponsor is Altin Holdings, LLC, a Michigan limited liability company.

Altin:Fund was organized in April 2009 as a Delaware limited partnership.  Altin:Fund’s business address is 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307.  Altin:Fund’s telephone number is (248) 413-6100; toll-free (877) 890-5585; and its facsimile number is (248) 413-6110.  Altin:Fund’s website address is www.altinfund.com.  The information on this website is not incorporated into this prospectus.

Altin:Fund has no directors, officers or employees.  Altin:Fund’s affairs are managed by the general partner.

THE GENERAL PARTNER

Background

Altin Holdings, LLC is a Michigan limited liability company formed in January 2006 and serves as the general partner of Altin:Fund.  The general partner has been registered as a commodity pool operator since March 2006 and a member of the NFA since March 2006.  The general partner organized Altin:Fund as a Delaware limited partnership and commodity pool in April 2009.  Altin:Fund has not yet commenced trading operations.  The general partner has been registered as an investment advisor with the SEC since November 2008.

The general partner is solely responsible for the general management of Altin:Fund under the limited partnership agreement.  The limited partners may not participate in the management or control of Altin:Fund’s business or affairs.  The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Altin:Fund, the preparation and mailing of monthly and annual reports, the filing of all required reports with the SEC, NFA and other regulatory or self-regulatory authorities, the preparation of tax returns for Altin:Fund, the handling of redemption requests, the investment of Altin:Fund’s funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners.  The general partner utilizes the services of third parties to assist in the provision of some of these services.

The general partner may engage in other business ventures, including those which may be competitive with the operations and business of Altin:Fund.  Currently, the general partner serves as the advisor for certain individual clients’ accounts traded in the equity markets.

The general partner may, upon 120 days' prior written notice to all limited partners, withdraw from Altin:Fund.  Upon the adjudication of bankruptcy or insolvency, or the dissolution or withdrawal of the general partner, the limited partners may, upon the affirmative vote of a majority of the units, continue

Altin:Fund and appoint a successor general partner.  In the absence of such affirmative vote, Altin:Fund will be dissolved.  The limited partners may also remove the general partner upon the affirmative vote of a majority of the units.

The general partner also serves as Altin:Fund’s “tax matters partner.”  As such, the general partner will receive the IRS’s initial notice with respect to any financial partnership administrative adjustment initiated by the IRS.  Although each limited partner will be entitled to participate in the administrative proceedings at the Altin:Fund level, the general partner will determine whether Altin:Fund, as such, will challenge any adjustment proposed by the IRS.

There have been no material administrative, civil or criminal actions against the general partner since its formation, or its principals within in the last ten years, and no such actions currently are pending.

The limited partnership agreement requires the general partner to own units in Altin:Fund in an amount at least equal to the greater of (1) 1.0% of total capital contributions, or (2) $25,000, during any time Altin:Fund units are publicly offered for sale.

Altin:Fund has not commenced trading, so it does not have any past performance.

The general partner also organized and served as the commodity pool operator for a private fund, Altin:Private Fund, Limited Partnership, a Michigan limited partnership, which commenced operations in January 2007.  As of September 30, 2010, Altin:Private Fund terminated all activities and the general partner is in the process of dissolving Altin:Private Fund.  Altin:Private Fund offered its limited partnership interests exclusively to qualified investors on a private placement basis. The past performance of the general partner with regard to Altin:Private Fund is found on page 67.

Altin:Fund will be invested using the same general strategies of Altin:Private Fund although it will not use identical trading advisors.  Thus, the performance of Altin:Private Fund should not be construed to be an indication of the future performance of Altin:Fund.  Past performance is not indicative of future results.  The performance of Altin:Private Fund is disclosed for the sole purpose of providing information with respect to the general partner’s performance as a commodity pool operator.

Principals of the General Partner

Sebastian Lucido, age 52, the president and a member of the board of managers of the general partner, has been solely responsible for the management of the general partner since its formation.  Mr. Lucido has been a registered representative since 1992 and he has been registered with MidAmerica Financial Services, Inc., a registered broker-dealer based in Joplin, Missouri, since 2006.  Prior to that, Mr. Lucido was a registered representative and branch office manager of the Macomb Township, Michigan branch with Crown Capital Securities, L.P., a registered broker-dealer based in Orange, California, from July 1999 to September 2006.  As a registered representative of MidAmerica, Mr. Lucido holds license designations in Series 3, 6, 7, 24, 63, and 65.  Mr. Lucido is the brother of Jack C. Lucido.

Each member of the board of managers was granted the right to acquire up to two units of the general partner’s class A preferred non-voting units.  The units have preferred distribution and redemption rights, but no voting rights.  John Polizzi and Jack Lucido have acquired such units.

Board of Managers

The general partner is managed by a board of managers, consisting of three members, including Mr. Lucido.  A summary of the business experience of the other members is set forth below.

Jack C. Lucido, age 49, is an attorney in his own private practice in Clinton Township, Michigan.  Since 2003, he has provided a range of legal and advisory services exclusively to a small group of business clients.  Mr. Lucido graduated from Wayne State University with a Bachelor's degree in Psychology in 1984.  He graduated from the University of Detroit School of Law in 1993.  He subsequently received Master's degrees in both Finance and Business Administration from Walsh College in 1995.  Mr. Lucido is the brother of Sebastian Lucido.

John Polizzi, age 45, is principal in charge for the Columbus, Ohio, Detroit, Michigan, and Lansing, Michigan offices of Ryan & Company, where he has worked since 2006.  Ryan & Company is a tax services firm headquartered in Dallas, Texas.  Mr. Polizzi specializes in providing transaction tax services to clients in a variety of industries.  From 2002 to 2006, Mr. Polizzi was partner and founder of JohnBernard LLC, a global business tax firm, from 2002 to 2006.  From 2000 to 2002, he was an Indirect Tax Leader with Ernst & Young, a public accounting firm, where Mr. Polizzi principally served Fortune 500 companies in the Detroit, Michigan and Toledo, Ohio areas.  Mr. Polizzi received a Juris Doctor from Wayne State University School of Law in 1992.  He also received a Bachelor of Arts degree in accounting and economics from Albion College in 1987.  Mr. Polizzi received his Certified Public Accountant license in 1989, and has been a member of the Institute for Professionals in Taxation since 2003.

Key Officers

Judith A. Villarreal, age 58, joined the general partner in October 2009 as the Chief Compliance Officer and General Counsel.  Ms. Villarreal also serves as a branch office manager with MidAmerica Financial Services, Inc.  Ms. Villarreal studied at Eastern Michigan University and graduated from Chicago-Kent College of Law with a Juris Doctor (with high honors) in 1990.  Ms. Villarreal was Senior Vice President and Compliance Counsel at Central Pacific Bank in Honolulu, Hawaii from April 2007 to October 2009.  She was General Counsel and Chief Compliance Officer at Leonard & Company, a brokerage firm, from September 2005 to April 2007.  While at Leonard, Ms. Villarreal also served as Anti-Money Laundering (“AML”) and Privacy Compliance Officer.  Ms. Villarreal served as Senior Vice President, Deputy General Counsel, Compliance and Regulatory Affairs at Man Financial Inc. from August 2000 to August 2005.  While at Man Financial, Ms. Villarreal also served as AML and Privacy Compliance Officer for five of Man Financial’s U.S. corporate entities.  Ms. Villarreal is a Certified Regulatory Compliance Manager and Certified Anti-Money Laundering Specialist.  She is licensed to practice law in Michigan and Hawaii.  As a registered representative of MidAmerica, Ms. Villarreal holds license designations in Series 4, 7, 9, 10, 14, 24, 53, 55, 63, 65, 79 and 87.

Kathleen A. Hofer, age 51, joined the general partner in October 2009 as the Chief Financial Officer.  Prior to joining Altin:Fund, Ms. Hofer was Chief Financial Officer with Bentley-Lawrence Securities Inc., a brokerage firm, located in Troy, Michigan, from June 1995 to October 2009.  At Bentley-Lawrence, Ms. Hofer held license designations in Series 7, 24, 28 and 63.  Ms. Hofer graduated from Walsh College in Troy, Michigan in 1992 with a Bachelor of Accounting degree.

Robert Nicks, age 53, joined the general partner in August 2009 as the National Manager of Marketing and Distribution.  Mr. Nicks is currently a registered representative with MidAmerica Financial Services, Inc.  Prior to joining the general partner, Mr. Nicks worked from 2006 to 2009 as the Eastern Division Sales Manager for MassMutual Financial Group, where he was responsible for the sale of annuity products for a 26 state region.  Prior to that, Mr. Nicks also worked as an independent financial consultant from 2004 to 2006, as the regional managing director for Phoenix Wealth Management in 2004, and as the senior vice president and divisional sales director for Prudential Financial, from 1979 to 2004.  Mr. Nicks obtained a Master of Science degree from American College in 2001 and his Bachelor of Arts degree from Eureka College in 1979.

Bruce C. Greig, age 41, joined the general partner in September 2009 as the Portfolio Manager.  From 2008 to 2009 Mr. Greig served as the managing partner of Symphony Investment Group, LLC, an investment advisor firm which he co-founded specializing in retirement plan consulting, design and management.  Mr. Greig also worked for Flexible Plan Investments, LTD, from 1995 to 2008, as the portfolio manager and then as vice president.  Mr. Greig became a Chartered Financial Analyst in 1999, and is a member of the CFA Society of Detroit.  He received the Chartered Market Technician designation in 2006, and the Chartered Alternative Investments Analyst designation in 2007.  He is a member of the Eastern Michigan chapter of the American Association of Individual Investors.  Mr. Greig filed for personal bankruptcy in June 2009.  He received his Bachelor of Science degree in Mathematics and Statistics from the University of Michigan in 1991, and his Master of Business Administration degree from the University of Michigan in 1995.

Security Ownership of Certain Beneficial Owners and Management

Altin:Fund has no directors or officers. Altin:Fund’s affairs are managed by the general partner.  Altin:Fund has not commenced trading and no units have been sold to anyone, including the general partner or its officers.

Administrator

The general partner has engaged Butterfield Fulcrum Group as Altin:Fund’s administrator and registrar.  The administrator is responsible for maintaining Altin:Fund’s accounts, calculating Altin:Fund’s net asset value, preparing financial information, preparing monthly investor statements and assisting the general partner in tracking fee limits.

Use of a Multi-Advisor Approach

A multi-advisor approach to portfolio management provides diversification of trading advisors and access to broader global markets.  Multiple trading advisors can provide diversification across trading methodologies, trading time horizons, and markets traded.  Additionally, multi-advisor portfolios tend to provide a greater level of professional management with ongoing risk management and review.  The result can be more consistent returns with lower volatility.

In managing Altin:Fund, the general partner will generally attempt to allocate assets to fundamental traders, discretionary technical/trend-following traders and systematic, non-discretionary technical/trend-following traders.

●
Systematic non-discretionary technical/trend-following traders follow market patterns or trading patterns; the system’s trading signals are automatically generated by a computer and always followed by the trader, with no human involvement or discretion to determine when trades are made.  The advantage of systematic trading is that it is disciplined and not permitted to veer from a tested strategy.  The disadvantage of systematic trading is that sometimes real world facts and circumstances can alter the discipline (e.g., the October 1987 stock market crash).

●	Fundamental traders look at supply and demand issues (e.g., if it freezes in Florida, the price of orange juice is likely to go up) and attempt to trade accordingly. The advantage of fundamental trading is that it reflects real world facts. The disadvantage is that, many times, markets can ignore real world facts and trade in irrational patterns.
●
Discretionary, technical/trend-following traders are similar to systematic technical/trend following, except the trader maintains discretion to ignore the system-generated trade signals or to place a trade when no signal has been generated.  Discretionary traders have the same advantages and disadvantages listed above for systematic and fundamental traders.

The general partner intends to always utilize at least two trading advisors which are systematic, non-discretionary technical/trend followers, and at least two trading advisors which are either fundamental traders or discretionary technical/trend followers, meaning the general partner will always have at least four trading advisors conducting trading activities for Altin:Fund, in an attempt to mitigate the disadvantages and capitalize on the advantages of any one type of trading.

Selection and Replacement of Trading Advisors

The general partner is responsible for the selection, retention and termination of the trading advisors on behalf of Altin:Fund.  The general partner uses certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the trading advisors.  The general partner utilizes a number of computer tracking systems to review and evaluate the daily, weekly, monthly and rolling 12-month profit and loss of each trading advisor, ownership of Altin:Fund, and activity of the trading advisor.  The general partner is also working with a third-party software developer to create one computer system that will integrate all this information and present it in one place for the general partner to review and evaluate.  In addition, the general partner has conference calls with the trading advisors on a quarterly basis to discuss trading strategy, progress and status.

The general partner regularly interacts with trading advisors throughout the due-diligence and monitoring process.  Only those programs that have met strict quantitative and qualitative review are considered as potential managers of Altin:Fund’s assets.  Following is a summary of the process of reviewing the trading advisors.

The general partner applies a variety of statistical measures towards the evaluation of current and historical trading advisor performance data.  Statistical measures include but are not limited to:  (1) risk/reward analysis; (2) time window analysis; (3) correlation analysis; (4) statistical overlays; and (5) performance cycle analysis.  In addition to the quantitative analysis, the general partner obtains the following information with respect to each trading advisor:  (1) preliminary information and due-diligence; (2) background review; (3) extensive due diligence questionnaires; and (4) written review and periodic updates.  In the future, the general partner may also perform onsite due-diligence with respect to certain of its trading advisors.  This information allows a thorough review of each trading advisor’s trading philosophy, trading systems and corporate structure.

The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month.  The general partner has determined the allocations to each trading advisor based on proprietary research and due diligence, including qualitative review of each trading advisor, and quantitative analysis of each trading advisor’s trading programs and methodology, as well as historical returns, to create a portfolio in line with Altin:Fund’s expectations and investment objectives.  The qualitative analysis may include, but is not limited to, review of the trading advisor’s filings with regulatory agencies and review of the trading advisor’s methodology.  In performing such analysis, the general partner may monitor each trading advisor to determine the instruments traded, the amount of time trades are held, and the models used to generate trading signals.  By monitoring the trading advisors, the general partner may identify changes in a trading advisor’s strategies or operations as compared to the general partner’s observations during initial due diligence of such trading advisor.  Quantitative analysis may include, but is not limited to, correlations (i.e., how closely the performance tracks another market’s performance), draw-downs (i.e., amount or percentage of loss in the net asset value since the last highest amount) and standard deviation (i.e., a mathematical calculation that measures risk over time).  Subsequent decisions to reallocate, terminate or replace a trading advisor will be based on similar analyses.  The general partner may terminate or replace any or all of the trading advisors or add additional trading advisors, in accordance with the terms of the applicable advisory agreement.  Consequently, the allocations to the trading advisors are subject to change.  The general partner has full responsibility and the sole discretion to render such decisions, as it deems appropriate.

Although the selection of trading advisors is made using the quantitative and qualitative analysis described above, the general partner’s decision to select, retain or terminate a trading advisor is also subject to the general partner’s discretion.

Fiduciary Responsibility

The general partner has fiduciary responsibility for the safekeeping and use of all funds and assets of Altin:Fund, whether in its immediate possession or control, and the general partner will not employ, or permit anyone else to employ, such funds or assets in any manner except for the exclusive benefit of Altin:Fund.

INVESTMENT OBJECTIVES AND TRADING POLICIES

The investment objective of Altin:Fund is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities.  The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

Altin:Fund intends to invest primarily in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.  Futures markets, which have no designated market makers responsible for ensuring an orderly buy and sell market, are dependent upon the presence of a sufficient number of traders to ensure that a liquid market is maintained.  Generally, a liquid market is one which a buyer or seller can enter or exit with little or no difficulty at a more or less desirable execution price.  Some contracts, especially agricultural contracts or contracts in delivery months that are far away from the current (or “spot”) month, are by their nature small and therefore less liquid than larger, actively traded contracts such as financial futures or interest rate futures.  Other contracts, because of underlying market conditions, can become illiquid by virtue of occurrences in the marketplace or in the world at large.  Generally, whatever the cause, the illiquidity will result in either buyers or sellers being unable to obtain a desired price or, in markets with daily price fluctuations limits, any price at all.  The contract markets have rules in place which will over time deal with such illiquidity but the losses to a trader in the meantime can be very significant.  Each of Altin:Fund’s trading advisors has its own internal policies regarding trading in illiquid markets.

Spot Commodities

Although Altin:Fund does not expect to make or take delivery of commodities, it is authorized to do so.  In addition, Altin:Fund may from time to time trade in spot, or cash, commodities.

Leverage

Altin:Fund normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Altin:Fund.

Borrowings

Altin:Fund does not intend to trade in cash commodities.  Also, Altin:Fund does not intend to take physical delivery.  However, in the unlikely event that physical delivery will be required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

Altin:Fund may employ spreads or straddles in its trading.  Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates.  The purpose of these trades is to earn profits from a widening or narrowing movement between the two prices of the futures contracts.

Pyramiding

Altin:Fund does not intend to employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications to Investment Objective

The advisory contracts will require the trading advisors to notify the general partner of any material modification in trading policies or investment objectives promptly and in any event no less than ten business days prior to institution of the modification.  The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

DESCRIPTION OF LIMITED PARTNERSHIP AGREEMENT

The following is a summary of Altin:Fund’s Limited Partnership Agreement, a form of which is attached as Appendix B.  Please see the glossary in Appendix A for definitions of certain terms that are used in this section and throughout this prospectus.

Nature of Altin:Fund

Altin:Fund is organized under the Delaware Uniform Limited Partnership Act.  The purpose of Altin:Fund is to engage in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of Altin:Fund or by investing directly into private funds engaged in similar trading.  The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals.

Nature of Classes and Determination of Net Asset Value

Effective as of the initial closing date, Altin:Fund will be organized into six separate classes of limited partnership units, class A units, class B units, class C units, class D units, class E units and class I units, each having the rights and preferences described in this prospectus and in the limited partnership agreement.  The general partner has the authority to establish one or more additional classes of units in its discretion.

Each class shall share in the assets, expenses and liabilities of Altin:Fund on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Altin:Fund, or any portion of any expense or liability of Altin:Fund, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units.  This allocation will be final and binding on all limited partners.

The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

When purchased in this offering, units will be fully paid and nonassessable.  A limited partner will be liable for the losses and obligations of Altin:Fund only to the extent of its capital contribution and its share of any undistributed profits.  The general partner will be liable for all obligations of Altin:Fund to the extent that Altin:Fund’s assets are insufficient to discharge those obligations.  Although the limited partnership units are separated into distinct classes, the assets and liabilities of Altin:Fund will not be segregated among the classes for legal purposes, except as specified above.

Management of Altin:Fund Affairs

The general partner is solely responsible for the management of Altin:Fund.  With few exceptions, limited partners will take no part in the management and will have no voice in the operations of Altin:Fund.  The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for Altin:Fund.  The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for the purpose of executing various documents on behalf of Altin:Fund.  In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Altin:Fund or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

The general partner is accountable to Altin:Fund and its limited partners as a fiduciary and consequently must exercise good faith and integrity in handling Altin:Fund’s affairs.

Redemptions, Distributions and Transfers

Optional Redemption

A limited partner may cause any of the units owned by that partner to be redeemed by Altin:Fund for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date.  Such written notice must be delivered to the general partner at least 15 days prior to the last business day of the month in which the redemption is to occur, or at an earlier date if required by the limited partner’s selling agent.  The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been effected on the requested redemption date.  Except as described below, the redemption amount will be paid by the 15th business day of the month following the redemption date, as applicable.  The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Altin:Fund.  In such a case, the general partner will select by lot that number of redemptions as will not impair Altin:Fund’s tax status.  The right to obtain redemption is also contingent upon Altin:Fund’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Altin:Fund or non-redeeming limited partners.

The terms of the redemption request, which shall be irrevocable, must include:  (1) the number or dollar amount worth of units and the date for which redemption is requested; (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made; and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion.  All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed.

The value of a limited partner’s capital account as of the date of the redemption request may differ substantially from the value of the limited partner’s units on the date the irrevocable notice of redemption is valued.  For example, if a limited partner requests redemption on June 15, the general partner will value such redemption as of June 30 since redemptions can only be made monthly and are valued at the end of the month.  Therefore, the value of the limited partner’s capital account could decrease significantly between June 15 and June 30.

Class A units and class B units are subject to a redemption fee prior to the first anniversary of the purchase date of the units.  The general partner will retain the redemption fee before payment of the redemption amount.

In certain cases, depending on the amount and volume of redemptions, Altin:Fund may be forced to liquidate investments to provide for sufficient liquidity.  Such liquidations may have an adverse effect on the investment performance of Altin:Fund.

The timing of making the actual redemption payment may be difficult at times since Altin:Fund may be invested in other funds that impose either a monthly or quarterly redemption.  A portion of Altin:Fund’s assets will be invested in unregulated and illiquid investment vehicles that may impose a significant restriction on Altin:Fund’s ability to pay a large amount of redemptions.  Although the amount of these investments is expected less than 10% of Altin:Fund’s assets, the general partner may elect to liquidate those investments rather than investments in the futures accounts to avoid greater losses or penalties and, therefore, the timing of the sale of the illiquid investments may cause the redemptions to be significantly delayed.  Therefore, Altin:Fund may need to place a redemption request with the other investment entities in order to raise the necessary cash to honor a limited partner’s redemption request.  As a result, the general partner cannot guarantee at all times that redemptions will be paid immediately.

Required Redemption

The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Altin:Fund, or to withdraw a portion of the limited partner’s units, on not less than 15 days advance notice in writing to the limited partner.  In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner:  (1) that it determines is an employee benefit plan in order for the assets of Altin:Fund not to be treated as plan assets of the investing plan under ERISA; (2) that made a misrepresentation to the general partner in connection with its purchase of units; or (3) if the limited partner’s ownership of units would result in the violation of applicable laws or regulations by Altin:Fund or a partner.  A mandatorily redeemed limited partner is treated as withdrawn from Altin:Fund or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

If the net asset value of Altin:Fund decreases 50% or more from the close of business on one day to the close of business on the next day, the general partner will suspend trading for Altin:Fund and will offer redemptions to all limited partners for a period of ten business days.  The general partner has no discretion in determining whether a special redemption is triggered; it is automatic if the net asset value drops by 50% or more.  Limited partners who elect redemption will have their interests redeemed at a redemption price equal to the net asset value at the close of business on the last day of the special redemption period.  The general partner will resume trading activity after the end of the special redemption period.

Since the general partner will not monitor the loss limitation giving rise to the special redemption on an intra-day basis, a loss in one day may be greater than 50%.  In addition, the loss limitation is triggered when the net asset value decreases by 50% or more in one day.  Altin:Fund could experience a loss of 50% or more during a monthly period but that loss would not trigger the special redemption if the loss did not occur in one day.  Finally, the special redemption is triggered based upon the performance of

Altin:Fund as whole, not the performance of one trading advisor.  Thus, it is possible that one trading advisor could lose more than 50% on a particular day and other trading advisors may perform favorably such that Altin:Fund does not lose 50% on that particular day and the special redemption is not triggered.

Distributions

The general partner is not required to make distributions of Altin:Fund assets to any limited partner.  While the general partner has the authority to make distributions of Altin:Fund assets, it does not intend to do so.  The general partner believes that it is not necessary to make distributions, because a limited partner may cause Altin:Fund to redeem any or all of the limited partner’s units on a periodic basis.  You should note, however, that if Altin:Fund realizes profits during any fiscal year, the limited partner’s allocable share of those profits will constitute taxable income to that limited partner for federal income tax purposes whether or not the general partner makes distributions.

Profits and Losses—Allocations and Distributions

On a monthly basis, net profits or losses will be allocated to the partners’ capital accounts.  At the beginning of each month, after taking into consideration admission of new limited partners for the month, changes to existing limited partners for the month, and redemptions of limited partners as of the end of the immediately preceding month, each limited partner’s ownership interest percentage in Altin:Fund will be determined.  The ownership interest percentage is calculated by dividing each partner’s capital account by the total of all partners’ capital accounts.  This ownership interest percentage will be used to prorate income and loss items for all limited partners for the current month.  The general partner may, at its discretion, distribute all or any portion of Altin:Fund’s profits and interest, if any, earned thereon.  All distributions shall be in cash and shall be made pro rata to the limited partners and the general partner based on their respective interests in Altin:Fund.  The general partner does not generally intend to make any distributions to limited partners, but rather intends to reinvest profits back into Altin:Fund to pay for, among other things, day-to-day operating expenses of Altin:Fund.

All redemptions will be accrued as of month end.  For example, if a limited partner requests a redemption on the 15th of the month, the limited partner’s next account statement for that month end will reflect the accrued redemption.  Therefore, the ending capital account balance will reflect the balance net of the accrued redemption even though the limited partner may not have received the actual redemption payment.

Taxation

As of the end of each fiscal year of Altin:Fund, the profit and loss for the year is allocated among the partners, including the general partner, for federal income tax purposes.  Such allocation will be a pro rata portion of each income and loss item only during the time period a limited partner is part of Altin:Fund.  Each limited partner shall receive a Schedule K-1 for tax reporting purposes.

Transfers and Assignments

A limited partner may transfer or assign his or her units in Altin:Fund upon 30 days' prior written notice to the general partner and subject to approval of the assignee by the general partner.  The general partner will provide approval when it is satisfied that the transfer complies with applicable laws and/or does not endanger Altin:Fund’s tax status as a partnership.  An assignee not admitted to Altin:Fund as a limited partner will have only limited rights to share in the profits and capital of Altin:Fund and a limited redemption right.

Dissolution of Altin:Fund

The affairs of Altin:Fund will be wound up and Altin:Fund will be dissolved and liquidated upon the happening of any of the following events:  (1) a decision by the limited partners to liquidate Altin:Fund; (2) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Altin:Fund; or (3) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner’s interest in Altin:Fund.

Amendments and Meetings

The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Altin:Fund.  In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement; (2) remove the general partner; (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the substitute general partner shall continue the business of Altin:Fund without dissolution; (4) terminate any contract between Altin:Fund and the general partner or any trading advisor; or (5) liquidate Altin:Fund.

In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

Any material changes to Altin:Fund’s fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Altin:Fund’s outstanding units.

Indemnity

Altin:Fund will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability, including reasonable attorneys’ fees and expenses, incurred by them by reason of any act performed or omission by them on behalf of Altin:Fund, provided that:  (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Altin:Fund; (2) the general partner or its members, managers, directors, officers, employees and agents was acting on behalf of, or performing services for, Altin:Fund; and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its members, managers, directors, officers, employees and agents.  Altin:Fund may only advance funds to the general partner and/or its affiliates under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Altin:Fund, (b) the legal action is initiated by a third party who is not a limited partner, or if initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement, and (c) the general partner and/or its affiliates agree to reimburse Altin:Fund for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification.  Any indemnification of the general partner or its members, managers, directors, officers, employees and agents is recoverable only from the assets of Altin:Fund and not from the limited partners.  Nevertheless, Altin:Fund shall not indemnify the general partner or its members, managers, directors, officers, employees and agents for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by the general partner and/or its members, managers, directors, officers, employees and agents; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner and/or its members, managers, directors, officers, employees and agents; or (iii) a court of competent jurisdiction approves a settlement of claims against the general partner and/or its members, directors, officers, employees and agents and finds that indemnification to such person of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant state securities administrator with respect to such indemnification.  The limited partnership agreement provides that Altin:Fund shall not incur the cost of that portion of any insurance which insures the general partner against any liability the indemnification of which is herein prohibited.

The limited partnership agreement further provides that the general partner is authorized to cause Altin:Fund to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law.  In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the Guidelines for the Registration of Commodity Pool Programs (the “NASAA Guidelines”) developed by the North American Securities Administrators Association, Inc. (“NASAA”).

No indemnity by Altin:Fund will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in Altin:Fund.

Reports and Notices to Limited Partners

Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Altin:Fund as may be required by CFTC rules.  No later than 90 days after the end of each fiscal year, audited annual financial statements of Altin:Fund will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns.  The audited financial statements will be audited by Altin:Fund’s independent accountants.

Limited partners will have the right to inspect Altin:Fund’s books and records at the general partner’s offices during reasonable business hours upon reasonable notice to the general partner.

In addition, notice will be mailed to each limited partner, together with a description of limited partners’ redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

·	a decrease in the net asset value per unit to 50% or less of the net asset value per unit most recently reported of the net asset value on the last valuation date;
·
any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

·	any material change in the amount of the brokerage commission or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

In each state where Altin:Fund is registered, the general partner will submit to the state securities administrator any information required to be filed with such administrator, including reports and statements required to be delivered to limited partners.

Miscellaneous

In compliance with the NASAA Guidelines, the limited partnership agreement provides that:  (1) no loans may be made by Altin:Fund to the general partner or any other person; (2) Altin:Fund’s assets will not be commingled with the assets of any other person—assets used to satisfy margin requirements will not be considered commingled for this purpose; (3) no rebates or give ups may be received by the general partner nor may the general partner or any affiliates of the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines; (4) no trading advisor will receive a fee from Altin:Fund based on Altin:Fund net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Altin:Fund; (5) the duration of any contract between Altin:Fund and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days' prior written notice; (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities regulator if it would be considered unfair to the limited partners; (7) Altin:Fund will not engage in pyramiding; and (8) at no time will a trading advisor be an affiliate of Altin:Fund’s clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

General Partner Withdrawal

The general partner may withdraw from Altin:Fund upon 120 days prior written notice to all limited partners.  In the event of the general partner’s removal or withdrawal from Altin:Fund, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

ALTIN:FUND’S TRADING ADVISORS

Please see the glossary in Appendix A for definitions of certain commodity interest industry and other terms that are used in this section and throughout this prospectus.

The general partner has retained Welton Investment Corporation, QuantMetrics Capital Management LLP, Rosetta Capital Management, LLC, and Fall River Capital, LLC as Altin:Fund’s trading advisors.  The general partner anticipates allocating to each of these trading advisors as follows:  Welton Investment Corporation—25%; Rosetta Capital Management, LLC—10%; Fall River Capital, LLC—10%; QuantMetrics Capital Management LLP—16%; and 25% to another trading advisor to be added by a pre-effective amendment.  The initial allocations may vary from these percentages due to the timing of deposits, market conditions or other circumstances beyond Altin:Fund’s control.  The percentage allocations will change from time to time, based on the sole discretion of the general partner.

Welton Investment Corporation follows a non-discretionary technical trading strategy.  Rosetta Capital Management generally utilizes a trend following trading strategy; however, its trading program is not fully automated and not completely mechanical.  Fall River Capital follows a technical trading strategy.  QuantMetrics Capital Management LLP follows a technical trading strategy.

Altin:Fund has not commenced trading operations so none of the trading advisors has begun trading on behalf of Altin:Fund.  Fall River Capital began trading on behalf of Altin:Private Fund in November 2007, and Rosetta Capital Management began trading on behalf of Altin:Private Fund in May 2008.  Welton Investment Corporation and QuantMetrics Capital Management LLP have not traded directly on behalf of Altin:Fund or Altin:Private Fund.

The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon ten days' prior written notice to the affected trading advisors.  The general partner may also reallocate assets away from any trading advisor at any time, if the purpose for the reallocation is to meet a margin call from one of Altin:Fund’s FCMs resulting from the trading activities of another trading advisor, but only to the extent that such other trading advisor, whose trading has resulted in the margin call, has no Altin:Fund assets not committed to commodities positions.

Because the advisory contracts also provide for reallocation upon termination of a trading advisor’s advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the allocations described herein.  The advisory contracts are generally for a term of one year and are generally automatically renewable for successive one-year terms until terminated.  The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days' written notice.  The advisory contracts also generally provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events, including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party’s CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors.  Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only.  The general partner may pay advisory fees with respect to notional funds allocated to the trading advisors.  Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

The general partner does not require that the trading advisors use any particular introducing brokers.  The fees charged by the introducing brokers will be paid by Altin:Fund.  These include execution and give-up fees and any other transaction costs.  Because different trading advisors may use different introducing brokers, the fees charged to Altin:Fund can differ, and may differ substantially, from one trading advisor to another.  The general partner intends to review the brokerage charges incurred on behalf of each trading advisor’s trading activities and may reallocate Altin:Fund assets and/or terminate trading advisors if it appears to be in the best interests of Altin:Fund.

The trading advisors and their principals may trade for their own accounts and/or invest in other commodity pools for which they serve as advisor.  In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Altin:Fund and they may even be the other party to a trade entered into by Altin:Fund.  Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Altin:Fund, and might or might not obtain more favorable order execution.  If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

The advisory contracts with each trading advisor generally provide that the general partner and Altin:Fund shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Altin:Fund, and provided that the trading advisor’s or its affiliates’ conduct does not constitute gross negligence or a breach of its or their fiduciary obligations.

The following descriptions include background information on each trading advisor and its principals, as well as information concerning each trading advisor’s strategy applicable to Altin:Fund.  You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each.  Because each trading advisor’s strategies and programs are proprietary and confidential, their descriptions here are general in nature.  Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

A trading advisor’s registration with the CFTC or its membership with the NFA should not be taken as an indication that any such agency has recommended or approved the trading advisor.

Welton Investment Corporation

Welton Investment Corporation is a Delaware corporation and is the successor to a California corporation originally formed in November 1988.  In January 1989, Welton became a registered commodity trading advisor and commodity pool operator.  The firm has been a member of the NFA since January 1989 and is also a member of the Managed Funds Association, and the Alternative Investment Management Association.  Welton’s offices are located at the Eastwood Building, San Carlos between 5th and 6th, Carmel, California 93921-6147.  Welton’s telephone number is (831) 626-5190.

Principals

Patrick Welton.  Mr. Welton oversees the firm’s trading and research efforts, and is the senior management reviewer of all risk management reporting.  He has been active in futures, options, and equities market research since 1981 and was an NFA Board of Director from 1997-2000.  Mr. Welton has spoken at conferences, authored articles, participated in panel presentations and served on committees for the MFA and the NFA.  He is also an investment committee member of a California pension plan and an endowment.  Mr. Welton holds undergraduate, doctoral and postdoctoral degrees from the University of Wisconsin, UCLA and Stanford University respectively.  Mr. Welton co-founded Welton in 1988 and has been registered as an associated person with Welton Investment Corporation since January 1989 and listed as a principal with Welton Investment Corporation since January 1989.  He has also been registered as an associated person with an affiliated entity Welton Global Funds Management Corporation, since February 1996 and listed as a principal with Welton Global Funds Management Corporation since February 1996.

Annette Welton.  Ms. Welton chairs the Board of Directors.  She also serves in an oversight role to key management functions and in strategic planning for the firm.  She formerly served as Chief Operating Officer before that office was transformed into separate offices for superior redundancy and to conform to the highest standards for internal controls.  Ms. Welton led the firm for two decades from an emerging company to a top-tier investment corporation.  She has served in the MFA’s Public Relations and Trading and Markets Committees, as well as on the NFA’s Nominating Committee.  Ms. Welton currently serves on the Monterey Bay Board of a nationally-based nonprofit charity in a finance capacity.  She holds a bachelor’s degree from UCLA.  Ms. Welton co-founded Welton in 1988 and has been registered as an associated person with Welton Investment Corporation since January 1989 and listed as a Principal with Welton Investment Corporation since January 1989.  She has also been registered as an Associated Person with an affiliated entity Welton Global Funds Management Corporation since February 1996 and listed as a Principal with Welton Global Funds Management Corporation since February 1996.

Brent Hankins.  Mr. Hankins’ primary responsibilities include portfolio management, research and development of trading strategies, and oversight of the firm’s trading operations.  Drawing on his depth of experience with Welton, Mr. Hankins has spoken at numerous alternative investment conferences throughout the U.S. and Asia.  He holds the CAIA (Chartered Alternative Investment Analysis) designation and earned a bachelor’s degree from California Polytechnic University at San Luis Obispo.  Mr. Hankins has been registered as an associated person with Welton Investment Corporation since March 1993 and listed as a principal with Welton Investment Corporation since February 2000.

David Nowlin.  Mr. Nowlin oversees the Core Services Group which has as its mandate the proper management of the firm’s trade processing, investor relations, regulatory compliance, internal review and administrative operations.  He earned an master’s degree from Santa Clara University and a bachelor’s degree from Westmont College.  Mr. Nowlin joined Welton in 1993 and has been registered as an associated person with Welton Investment Corporation since June 1994 and listed as a principal with Welton Investment Corporation since February 2000.

To review the past performance of Welton, please see page 70.

Trading Strategy

Welton’s Global Directional Portfolio is a comprehensive managed futures program designed to reliably deliver the style class returns of directional managed futures accompanied by a sustainable performance advantage.  The Global Directional Portfolio commenced trading client assets in June 2004.  It is currently offered through managed accounts with a minimum trading account size of $10,000,000.  Offshore and onshore fund structures are also available.

The program employs exchange-traded futures contracts and foreign exchange instruments within global interest rate, currency, equity index and commodity markets.  The inclusion or exclusion of certain markets in investment products and the instruments selected to trade those markets at various times is affected by many factors, including, but not limited to, contract liquidity, FCM constraints, regulatory requirements, market conditions and investment opportunity as determined by Welton.  In addition, U.S.

clients may be restricted from participating in certain markets not yet approved for use by U.S. regulatory authorities.  In its sole discretion, Welton may adjust the systems, methodology, weighting, capacity and market composition (including the addition of markets not listed and/or the deletion of listed markets) in each investment product at any time.  Unless otherwise directed by the client or the client’s clearing broker, positions will be offset on a first-in, first-out basis.

QuantMetrics Capital Management LLP

QuantMetrics was formed in March 2003 by Dr. Mushtaq Shah and Mr. James Fowler. Its offices are located at 1 Red Place, W1K 6PL London, United Kingdom. QuantMetrics has been registered under the CE Act as a CTA and has been a member of the NFA since April 2006.

Principals

Dr. Mushtaq Shah.  Dr. Shah is a founding partner of QuantMetrics.  Dr. Shah, together with James Fowler, is responsible for all trading and money management decisions made by QuantMetrics.  Dr. Shah has been listed as a principal with QuantMetrics since April 27, 2006.

Dr. Shah obtained a first class degree in Econometrics and Mathematical Economics from the London School of Economics in June 1985.  He obtained an M.Phil. in Economics from Cambridge University in June 1986 and a Ph.D. in Financial Econometrics from the London School of Economics in June 1994.

Dr. Shah worked for UBS Securities Ltd, an investment bank, as European Economic Analyst from September 1986 to August 1989 and then for Goldman Sachs International, an investment bank as an Executive Director: Quantitative Analyst/Proprietary Trader until April 1994.  Dr. Shah was between employment in May 1994.  From June 1994 until May 1996 Dr. Shah worked for NationsBank Europe PLC, an investment bank, as a Senior Quantitative Analyst/Equity Proprietary Trader.  From June 1996 to April 1999, Dr. Shah was a Director at Credit Suisse First Boston, an investment bank, where he was the head of convertible trading.  Dr. Shah was between employment from May 1999 through August 1999. From September 1999 until March 2003 Dr. Shah worked for Equinox Capital Management Ltd., an alternative asset management firm, where he was Head of Research and where he and Mr. Fowler managed a multi strategy equity arbitrage hedge fund. In March 2003, Dr. Shah and Mr. Fowler founded QuantMetrics.

James Fowler.  Mr. Fowler obtained a Master's in Engineering from Oxford University in June 1997, after which he worked for Credit Suisse First Boston, with Dr. Shah as a proprietary trader in the Equity Derivatives and Convertibles Group.

Mr. Fowler left Credit Suisse in April 1999, to work as a trader for Och-Ziff Capital Management, an alternative asset management firm, until August 1999 before returning to the UK to work with Dr. Shah at Equinox Capital Management in August 1999 where he was a Portfolio Manager for the multi strategy fund, the Eclipse 1 Fund.  In March 2003, Mr. Fowler left Equinox Capital Management Ltd. to co-found QuantMetrics.  Mr. Fowler became registered as an associated person and listed as a principal and NFA associate member of QuantMetrics effective April 27, 2006, April 11, 2006, and April 27, 2006, respectively.

QuantMetrics Ltd.  QuantMetrics Ltd. became registered as a principal of QuantMetrics on March 1, 2006.

To review the past performance of the QuantMetrics, please see page 71.

Trading Strategy

The QM Directional Strategy.  The QM Directional Strategy is a quantitative directional futures program.  The program aims to provide investors with long-term capital appreciation by realizing short-term gains.

The investment approach identifies and captures market inefficiencies using statistical and econometric models.  The program employs a collection of very short-term futures trading strategies with holding periods ranging from 1 minute to 10 days. As the program selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks.  Disciplined risk management is built into each trading algorithm, with time stops and stop losses strictly adhered to.

The program is unhedged but benefits from cross-market diversification.  The markets traded include stock index futures, fixed income futures, currency futures, metals futures and energy futures.

The QM Premier Strategy.  The QM Premier Strategy is a quantitative market neutral index futures strategy.  The program aims to provide investors with long-term capital appreciation by realizing short-term gains.  The investment approach identifies and captures market inefficiencies using statistical and econometric models.

The strategy employs a collection of high frequency futures trading strategies with holding periods ranging from 1 minute to 1 day.  As the strategy selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks.

Disciplined risk management is built into each trading algorithm, with time stops and stop losses strictly adhered to.

Rosetta Capital Management, LLC

Rosetta Capital Management, LLC (“Rosetta”), an Illinois limited liability company, became registered with the CFTC as a commodity trading advisor in May 1997.  Rosetta also is a member of the NFA since May 1997.  Rosetta is located at 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603.  Its telephone number is (312) 676-1050.

Principals

James Green.  Mr. Green is a founding principal of Rosetta.  Along with Michael Swinford, Mr. Green is responsible to manage all aspects of Rosetta’s operations and trading decisions.  Mr. Green and Mr. Swinford registered Rosetta in May 1997 with themselves as associated persons and principals of Rosetta.  Mr. Green became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997.

In December 1990, Mr. Green and Mr. Swinford, along with a group of colleagues, founded the Livestock Division of Rosenthal Collins Group, now called the Ceres Trading Group Division of Rosenthal Collins Group, or RCG, a Chicago-based futures commission merchant.  In February 1991, Livestock Division of Rosenthal Collins Group registered as a branch office of RCG with Mr. Green as its manager and associated person.  In addition to his responsibilities with Rosetta, Mr. Green has been the manager of RCG since December 1990.  He has been registered as an associated person and listed as a principal and NFA associate member of Ceres Alternative Investments LLC, a commodity pool operator and alternative asset manager, effective April 20, 2009.

Michael Swinford.  Mr. Swinford is a co-founder of Rosetta and, together with Mr. Green, is jointly responsible for managing all aspects of its operations and trading decisions.  Mr. Swinford became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997.

In December 1990, Mr. Swinford and Mr. Green, along with a group of colleagues, founded RCG.  In addition to his association with Rosetta, in April 1991 Mr. Swinford has been registered as an associated person of Rosenthal Collins Group, LLC, a registered CPO, CTA and FCM, effective April 27, 1991 and an NFA associate member effective December 10, 1990.  He has been listed as a principal of Ceres Alternative Investments LLC effective January 28, 2009 and registered as an associated person and listed as an NFA associate member effective April 20, 2009.  Mr. Swinford has been registered as an associated person and listed as an NFA associate member of Kottke Associates, LLC, or Kottke, since June 5, 2003.  By virtue of these affiliations, Mr. Swinford may receive certain financial benefits with respect to clients of Rosetta who elect to use RCG or Kottke as their FCM.  In May 1997, Mr. Swinford registered as an associated person and principal of Rosetta.

To review the past performance of Rosetta, please see page 73.

Rosetta Trading Program

The Rosetta trading program primarily relies on fundamental analysis, which considers the various factors that affect the supply and demand of a particular commodity interest in order to predict future prices.  Fundamental analysis assumes that markets are imperfect and that information is not instantaneously assimilated or disseminated in the marketplace.  By monitoring relevant supply and demand factors, a state of disequilibrium of conditions may be identified that has yet to be reflected in the price of that commodity interest.  Such factors may include weather, the economics of a particular business or commodity, government policies, domestic and foreign political and economic events and changing trade prospects.

However, the Rosetta trading program also utilizes certain technical overlays.  Technical analysis is based on the theory that the study of the past price action in a given market, rather than factors that affect the supply and demand of a particular commodity interest, provides a means of anticipating future prices.  Technical analysis operates on the theory that market prices at any given time reflect all known factors affecting supply and demand for a particular commodity interest.  Consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.

The Rosetta trading program’s technical overlays focus on short- and medium-term price data in search of repetitive patterns that reflect trending markets.  In addition to price data, the Rosetta trading program also evaluates volatility, breadth and volume using analytical tools such as oscillators, moving averages and support and resistance levels.

The Rosetta trading program utilizes a number of trading rules, some of which are applied via computer.  The computerized rules generally assist in the assessment of when to enter and exit designated markets and the optimum position size for a participating customer’s account.

However, the Rosetta trading program is not fully automated and is not totally mechanical. Rosetta’s trading decisions are aided by computer-generated technical analysis but primarily are discretionary based on its assessment of fundamental factors.

The Rosetta trading program currently trades a varied portfolio of futures contracts and options on U.S. commodity exchanges and generally follows approximately 40 futures markets within the following general categories:  financial instruments, stock indices, currencies, precious metals, grains and energy products.  Typically, at any one time, client accounts may be diversified among approximately 10 to 20 markets.  However, there are no diversification parameters imposed on the Rosetta trading program.  At any time and from time to time, client accounts may be diversified among a larger number of markets, concentrated to one or a few positions or held entirely in cash.

The selection of markets is totally within Rosetta’s discretion and may change without notice to clients. Accordingly, Rosetta may add or delete markets at any time and from time to time as it deems appropriate.

The development of any trading strategy is a continuous process and Rosetta may modify the Trading Program at any time and from time to time without notice to clients unless Rosetta, in its sole discretion, deems such changes material.

Fall River Capital, LLC

Fall River Capital, LLC (“Fall River”), a Wisconsin limited liability company, became registered with the CFTC as a commodity trading advisor in January 2000 and a commodity pool operator in June 2000.  Fall River became a member of the NFA in January 2000.  Fall River’s principal office is located at 11740 North Port Washington Road, Mequon, Wisconsin 53092, and its telephone number is (262) 241-8020.

Principals

Robert Friedl.  Mr. Friedl has worked in the futures industry since 1987 and brings more than 12 years of experience in the areas of trading-room operations, systems research, and trading advisor back-office management.  He is a registered associated person and principal of Fall River, effective January 5, 2000.

From September 1988 to September 1989, he was employed by Limitless Options Partners (a proprietary trading and floor brokerage group) and supervised its back-office operations.  Mr. Friedl’s responsibilities included daily option valuations and risk management for Limitless Options Partners’ options, futures and cash/currency positions in addition to account reconciliation and internal trade accounting.

From October 1989 to September 1991, Mr. Friedl worked with the Fall River Group, Inc., a group of foundries in Wisconsin as an in-house trader for the company’s proprietary commodity account.  He has been involved in the back-office operations of several brokerage and trading firms, including:  B.L. Rice, Inc., a proprietary trading firm in Chicago, Illinois (May 1987 to September 1987) and KTZ Trading, a proprietary trading firm in Chicago, Illinois (September 1987 to August 1988).

Mr. Friedl was a founding principal of the Webster Management Group, a commodity trading advisor, which was started in September 1991.  He co-designed the initial trading strategies and remained a member of the research team through 1996.  Mr. Friedl was the principal in charge of Webster’s trading desk from 1993 through 1995.  During that time he coordinated the design and implementation of Webster’s back office software and account management systems.

In 1996, Mr. Friedl began a transition from Webster’s trading desk into full-time research.  In January 1997, he moved into full time research and product development for Webster.  He left Webster in January 2000 and started Fall River thereafter.

Mr. Friedl earned a Bachelor of Science degree in Small Business Management from the University of Wyoming in 1986.

To review the past performance of Fall River, please see page 74.

Trading Program

The general partner intends a portion of Altin:Fund’s assets to be managed by Fall River pursuant to Fall River’s Global Strategies HL Program.  The goal of the Global Strategies HL Program is to provide superior risk-adjusted investment returns for each respective time frame.

The Global Strategies HL Program trades at twice the leverage of Fall River’s Global Strategies Program (i.e., for every one commodity contract bought or sold for a Global Strategies Program account, Fall River will buy or sell two equivalent contracts for a Global Strategies HL Program account), although there may be situations where such account is traded with more or less leverage.  This one difference will have a profound effect on the performance and volatility of the Global Strategies HL Program.  In particular, the Global Strategies HL Program can expect to have more rapid draw-downs and greater volatility than the Global Strategies Program and the equity invested in the Global Strategies HL Program may erode much quicker than the equity in the Global Strategies Program; however, the Global Strategies HL Program also has the potential of greater trading profits than the Global Strategies Program.

Fall River’s program trades in easily accessible and liquid U.S. and non-U.S. futures and forward contracts that are practicable.  Futures contracts may include, among other things, interest rates, currencies, stock indices, metals, agriculture and energies.  Forward markets may include major currencies and metals, which are currently being traded on the London Metal Exchange.  In addition, Fall River continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it determines that a market is sufficiently liquid and tradable.

The Global Strategies HL Program trades a global portfolio of more than 60 futures markets.  Fall River may also trade an account in physical commodities, including exchange of futures for physicals transactions.  An exchange of futures for physicals transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position, or vice versa, without making an open, competitive trade on the exchange.  The prices at which such transactions are executed are negotiated between the parties.

Fall River estimates that generally, between 5% and 30% of Altin:Fund’s trading account managed by Fall River will be committed as original margin.  However, according to Fall River, these ratios are difficult to predict and may vary substantially from this range and be materially higher.

Trading decisions require the exercise of judgment by Fall River.  Therefore, the success of trading depends on Fall River’s trading ability, knowledge and judgment.  Fall River will exercise its judgment and discretion in interpreting the data generated by its trading methodology, and will make all decisions regarding the trading in Altin:Fund’s account, including selecting the markets which will be followed and actively traded.  In addition, Fall River will determine the method by which orders are placed, the types of orders that are to be placed, the overall leverage for the portfolio, and, when applicable, the time at which orders are placed with, and executed by, a broker.

The Global Strategies HL Program does not assure successful trading.  Investment decisions made in accordance with Fall River’s Global Strategies HL Program will be based on an assessment of available facts.  However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of Fall River.

Fall River’s business plan includes continued refinement and testing of its program.  Therefore, Fall River retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied.  It will do this without the general partner’s approval if Fall River determines that the changes are in the best interest of Altin:Fund.  Fall River’s program is proprietary and confidential, and the descriptions herein are, of necessity, general and are not intended to be exhaustive.  Consequently, Altin:Fund will not be able to determine the full details of the program, or whether the program is being followed.  There can be no assurance that any trading strategy of Fall River will produce profitable results or will not result in losses.

PERFORMANCE OF COMMODITY POOLS OPERATED BY
THE GENERAL PARTNER

The performance information included herein is presented in accordance with CFTC regulations.

The following sets forth summary performance information for the Altin:Private Fund.   Altin:Fund differs materially in certain respects from Altin:Private Fund.  The performance of Altin:Private Fund may be materially different in certain respects from Altin:Fund and the past performance summary of such pool is generally not representative of how Altin:Fund might perform in the future.

All summary performance information is current as of September 30, 2010.  CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Altin:Private Fund

(Unaudited)

This capsule presents the past performance of Altin:  Private Fund from January 2007 through September 2010.  As of September 30, 2010, all of Altin:Private Fund’s activities have been terminated and the general partner is in the process of dissolving Altin:Private Fund.  No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the investment program	Altin: Private Fund
Date began trading this program	January 2007
Type of pool	Private, multi-advisor pool
Aggregate gross capital subscriptions	$7.947 million
Net asset value as of September 30, 2010	N/A
Largest monthly percentage draw-down(1)	(9.87%), 07/08
Largest peak-to-valley draw-down(2)	(34.34%), 12/08 – 07/10

	Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
Month	2010	2009	2008	2007	2006	2005
January	(4.13%)	(0.42%)	4.58%	0.33%	—	—
February	0.43%	(2.00%)	12.18%	(1.31%)	—	—
March	4.46	(7.13%)	2.55%	(5.11%)	—	—
April	1.32	(3.31%)	(1.29%)	0.46%	—	—
May	(2.51%)	2.67%	(1.13%)	0.09%	—	—
June	(3.95%)	(3.80%)	4.46%	3.16%	—	—
July	(5.36%)	(4.29%)	(9.87%)	(2.71%)	—	—
August	5.80%	(2.27%)	(3.71%)	(7.22%)	—	—
September	3.07%	(1.02%)	3.36%	13.60%	—	—
October	—	(4.50%)	2.94%	1.64%	—	—
November	—	1.37%	4.23%	4.21%	—	—
December	—	(6.26%)	3.71%	3.19%	—	—
Year	(1.52%)	(27.30%)	22.42%	9.23%	—	—
________________
Notes to Capsule Performance Tables
(1)	Draw-Down means losses experienced by the fund over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF THE TRADING ADVISORS

The performance information included herein is presented in accordance with CFTC regulations.

Altin:Fund intends to invest in the following programs offered by the trading advisors:

·	Welton Investment Corporation: Global Directional Portfolio;

·	Quantmetrics Capital Managemetn LLP: QM Premier Strategy;

·	Rosetta Capital Management, L.L.C.: Rosetta Trading Program; and

·	Fall River Capital, LLC: Global Strategies HL Program.

The past performance of each of the above-listed trading programs is set forth below.  In addition, CFTC regulations require the disclosure of the past performance of the other trading programs of Altin:Fund’s trading advisors.  The performance of the programs to be used by Altin:Fund and the performance of the other programs described below are materially different in certain respects and the past performance summary of such other programs is generally not representative of how the programs traded by Altin:Fund might perform in the future.

All summary performance information is current as of September 30, 2010, unless otherwise indicated.  CFTC regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.  The results shown in the capsules do not necessarily reflect the exact approach that will be used by the trading advisors on behalf of Altin:Fund.  No representation is being made that Altin:Fund or any of the individual trading advisors will, or is likely to, receive profits or incur losses similar to those shown.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Welton Investment Corporation
Global Directional Portfolio
(Unaudited)

This capsule presents the past performance of Welton’s client accounts managed pursuant to the Global Directional Portfolio from January 2005 through September 2010.  Altin:Fund intends to have its account managed pursuant to the Global Directional Portfolio.

Name of the CTA	Welton Investment Corporation
Name of the investment program	Global Directional Portfolio
Date began trading this program	June 2004
Number of accounts traded pursuant to the program as of September 30, 2010	16
Total assets under management (including notional funds) as of September 30, 2010	All programs: $389 million This program: $389 million
Largest monthly percentage draw-down(1)	(9.15%), 08/2007
Largest peak-to-valley draw-down(2)	(11.95%), 01/09 – 01/10
Number of accounts open and closed with positive net lifetime ROR	10, 2.99% to 74.86%
Number of accounts open and closed with negative net lifetime ROR	3, (4.46%) to (4.04%)

	Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
Month	2010	2009	2008	2007	2006	2005
January	(6.76%)	(2.30%)	3.46%	2.87%	4.02%	(5.53%)
February	2.48%	(2.29%)	6.20%	(1.24%)	(2.33%)	0.56%
March	4.42%	(0.87%)	0.82%	(7.24%)	7.30%	2.32%
April	4.59%	(2.99%)	0.69%	6.62%	10.77%	(3.38%)
May	(4.06%)	3.34%	4.02%	3.53%	(0.83%)	4.33%
June	1.32%	(0.89%)	2.57%	5.21%	(5.76%)	1.02%
July	1.07%	(1.51%)	(4.95%)	(2.84%)	(4.64%)	3.64%
August	2.46%	1.27%	(3.72%)	(9.15%)	4.90%	1.83%
September	3.86%	0.34%	1.05%	9.28%	0.11%	5.48%
October	—	(1.82%)	4.27%	7.23%	(2.52%)	(2.23%)
November	—	5.06%	6.27%	(1.43%)	5.47%	7.14%
December	—	(2.71%)	2.76%	(0.52%)	(0.85%)	(0.69%)
Year	9.10%	(5.57%)	25.31%	11.00%	15.21%	14.63%
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the Program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of QuantMetrics Capital Management LLP
QM Premier Strategy
(Unaudited)

This capsule presents the past performance of the accounts of the QuantMetrics’ QM Premier Strategy from January 2005 through September 2010.  Altin:Fund intends to have its account managed pursuant to the QM Premier Strategy.

Name of the CTA	QuantMetrics Capital Management LLP
Name of the investment program	QM Premier Strategy
Date began trading this program	April 2003
Number of accounts traded pursuant to the program as of September 30, 2010	10
Total assets under management (including notional funds) as of September 30, 2010	All programs: $1.14 billion This program: $807 million
Largest monthly percentage draw-down(1)	(1.77%), 02/10
Largest peak-to-valley draw-down(2)	(2.78%), 02/10 – 09/10
Number of accounts open and closed with positive net lifetime ROR	1
Number of accounts open and closed with negative net lifetime ROR	0

	Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
Month	2010	2009	2008	2007	2006	2005
January	0.12%	0.11%	1.59%	(0.25%)	(0.31%)	0.64%
February	(1.77%)	0.30%	0.54%	1.33%	0.12%	(0.33%)
March	(0.12%)	0.53%	(0.76%)	0.28%	(0.03%)	0.33%
April	(1.02%)	(0.05%)	(0.04%)	0.23%	0.33%	1.48%
May	2.11%	(0.10%)	0.64%	0.74%	1.08%	(0.33%)
June	0.19%	0.25%	1.09%	2.10%	0.64%	(0.73%)
July	0.12%	0.63%	0.64%	1.65%	1.00%	1.01%
August	0.20%	0.15%	(0.28%)	1.11%	0.32%	1.73%
September	(1.05%)	0.25%	1.70%	0.16%	0.22%	0.50%
October	—	0.42%	3.66%	0.32%	0.26%	0.35%
November	—	0.36%	1.02%	(0.61%)	0.53%	0.36%
December	—	0.22%	0.24%	0.48%	(0.06%)	(0.04%)
Year	(1.27%)	3.11%	10.44%	7.77%	4.17%	5.07%
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by an account or a subset of the trading program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of QuantMetrics Capital Management LLP
QM Directional Strategy
(Unaudited)

Altin:Fund does not intend to have its account managed pursuant to the QM Directional Strategy.  This capsule presents the past performance of the accounts of the QuantMetrics’ QM Directional Strategy from January 2007 through September 2010.

Name of the CTA	QuantMetrics Capital Management LLP
Name of the investment program	QM Directional Strategy
Date began trading this program	January 2007
Number of accounts traded pursuant to the program as of September 30, 2010	7
Total assets under management (including notional funds) as of September 30, 2010	All programs: $1.14 billion This program: $217 million
Largest monthly percentage draw-down(1)	(2.24%), 09/08
Largest peak-to-valley draw-down(2)	(3.07%), 09/08 – 02/09

Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
2010 (through September 30, 2010)	2009	2008	2007	2006	2005
(1.27%)	0.22%	10.49%	10.89%	—	—
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by an account or a subset of the trading program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Rosetta Capital Management, LLC
Rosetta Trading Program
(Unaudited)

This capsule presents the past performance of Rosetta’s Capital Management’s client accounts managed pursuant to the Rosetta Trading Program from January 2005 through September 2010.  Altin:Fund intends to have its account managed pursuant to the Rosetta Trading Program.

Name of the CTA	Rosetta Capital Management, L.L.C.
Name of the investment program	Rosetta Trading Program
Date began trading this program	February 1998
Number of accounts traded pursuant to the program as of September 30, 2010	146
Total assets under management (including notional funds) as of September 30, 2010	All programs: $160.528 million This program: $87.571 million
Largest monthly percentage draw-down(1)	(17.38%), 07/07
Largest peak-to-valley draw-down(2)	(19.25%), 12/06 – 07/07
Number of accounts open and closed with positive net lifetime ROR	108, 0.07% to 3678.70%
Number of accounts open and closed with negative net lifetime ROR	209, (0.10%) to (47.60%)

	Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
Month	2010	2009	2008	2007	2006	2005
January	0.46%	(0.57%)	13.85%	(5.22%)	10.48%	(0.82%)
February	(0.41%)	0.58%	7.22%	3.09%	1.17%	0.86%
March	3.02%	(2.59%)	3.14%	(7.75%)	10.97%	3.18%
April	0.59%	3.29%	(2.92%)	(3.41%)	(0.13%)	1.06%
May	2.20%	(6.07%)	(7.12%)	(0.09%)	0.32%	6.47%
June	(2.39%)	0.37%	0.45%	12.37%	(5.89%)	1.57%
July	(0.22%)	1.32%	3.51%	(17.38%)	(2.26%)	2.25%
August	3.99%	(0.58%)	(2.30%)	1.41%	(7.28%)	(9.34%)
September	5.03%	4.07%	7.07%	8.57%	(1.39%)	5.27%
October	—	(4.89%)	(2.83%)	10.48%	3.35%	7.25%
November	—	(0.48%)	(2.27%)	(1.20%)	14.81%	2.85%
December	—	1.66%	(1.52%)	7.45%	3.40%	0.42%
Year	31.41%	(4.32%)	15.48%	4.29%	28.24%	21.93%
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” is defined as losses experienced by a pool or an account over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Fall River Capital, LLC
Global Strategies HL Program
(Unaudited)

This capsule presents the past performance of Fall River Capital’s client accounts managed pursuant to the Global Strategies HL Program from January 2005 through September 2010.  Altin:Fund intends to have its account managed pursuant to the Global Strategies HL Program.

Name of the CTA	Fall River Capital, LLC
Name of the investment program	Global Strategies HL Program
Date began trading this program	April 2002
Number of accounts traded pursuant to the program as of September 30, 2010	12
Total assets under management (including notional funds) as of September 30, 2010	All programs: $104.793 million This program: $50.873 million
Largest monthly percentage draw-down(1)	(10.23%), 01/05
Largest peak-to-valley draw-down(2)	(33.41%), 02/04 – 05/05
Number of accounts open and closed with positive net lifetime ROR	26, 0.39% to 80.64%
Number of accounts open and closed with negative net lifetime ROR	24, (0.40%) to (33.86%)

	Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
Month	2010	2009	2008	2007	2006	2005
January	(7.36%)	(1.29%)	7.69%	2.02%	8.23%	(10.23%)
February	1.52%	(3.73%)	16.28%	1.54%	0.33%	(5.13%)
March	7.95%	8.81%	(7.90%)	(0.92%)	11.84%	(4.77%)
April	(2.06%)	(2.94%)	(4.50%)	7.96%	2.54%	(6.73%)
May	(3.12%)	(5.13%)	0.86%	0.16%	(4.54%)	(4.82%)
June	(4.58%)	3.50%	6.28%	1.87%	(3.39%)	3.17%
July	2.54%	(1.58%)	(1.08%)	(3.48%)	(4.41%)	(2.27%)
August	4.47%	0.68%	2.90%	0.54%	0.73%	9.01%
September	7.29%	(3.10%)	(1.33%)	11.70%	(3.22%)	(1.36%)
October	—	(0.48%)	9.03%	9.67%	1.16%	3.89%
November	—	(6.38%)	(2.53%)	(3.53%)	8.90%	8.45%
December	—	(2.07%)	1.11%	(0.39%)	0.27%	1.10%
Year	5.64%	(13.67%)	27.40%	29.15%	18.21%	(11.10%)
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Fall River Capital, LLC
Global Opportunities Program
(Unaudited)

Altin:Fund does not intend to have its account managed pursuant to the Global Opportunities Program.  This capsule presents the past performance of Fall River Capital’s client accounts managed pursuant to the Global Opportunities Program from September 2007 through September 2010.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Global Opportunities Program
Date began trading this program	September 2007
Number of accounts traded pursuant to the program as of September 30, 2010	1
Total assets under management (including notional funds) as of September 30, 2010	All programs: $104.793 million This program: $3.143 million
Largest monthly percentage draw-down(1)	(4.95%), 05/09
Largest peak-to-valley draw-down(2)	(13.43%), 07/08 – 11/09

Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
2010 (through September 30, 2010)	2009	2008	2007	2006	2005
12.58%	(1.61%)	6.00%	6.42%	—	—
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Fall River Capital, LLC
Global Strategies Program
(Unaudited)

Altin:Fund does not intend to have its account managed pursuant to the Global Strategies Program.  This capsule presents the past performance of Fall River Capital’s client accounts managed pursuant to the Global Strategies Program from January 2005 through September 2010.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Global Strategies Program
Date began trading this program	April 2002
Number of accounts traded pursuant to the program as of September 30, 2010	8
Total assets under management (including notional funds) as of September 30, 2010	All programs: $104.793 million This program: $34.198 million
Largest monthly percentage draw-down(1)	(5.24%), 01/05
Largest peak-to-valley draw-down(2)	(18.22%), 04/04 – 05/05

Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
2010 (through September 30, 2010)	2009	2008	2007	2006	2005
3.75%	(5.55%)	13.20%	13.37%	8.12%	(4.58%)
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Fall River Capital, LLC
Volex Program
(Unaudited)

Altin:Fund does not intend to have its account managed pursuant to the Volex Program.  This capsule presents the past performance of Fall River Capital’s client accounts managed pursuant to the Volex Program from December 2005 through September 2010.

Name of the CTA	Fall River Capital LLC
Name of the investment program	Volex Program
Date began trading this program	December 2005
Number of accounts traded pursuant to the program as of September 30, 2010	2
Total assets under management (including notional funds) as of September 30, 2010	All programs: $104.793 million This program: $6.959 million
Largest monthly percentage draw-down(1)	(3.84%), 02/06
Largest peak-to-valley draw-down(2)	(11.49%), 03/08 – 01/10

Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
2010 (through September 30, 2010)	2009	2008	2007	2006	2005
8.43%	(5.22%)	4.51%	15.23%	2.64%	(1.09%)
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the Program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance of Fall River Capital, LLC
DNA Program
(Unaudited)

Altin:Fund does not intend to have its account managed pursuant to the DNA Program.  This capsule presents the past performance of Fall River Capital’s client accounts managed pursuant to the DNA Program from November 2009 through September 2010.

Name of the CTA	Fall River Capital LLC
Name of the investment program	DNA Program
Date began trading this program	November 2009
Number of accounts traded pursuant to the program as of September 30, 2010	1
Total assets under management (including notional funds) as of September 30, 2010	All programs: $104.793 million This program: $9.620 million
Largest monthly percentage draw-down(1)	(8.28%), 05/10
Largest peak-to-valley draw-down(2)	(24.19%), 11/09 – 07/10

Rate of Return (Computed on a Compounded Monthly Basis through September 2010)
2010 (through September 30, 2010)	2009	2008	2007	2006	2005
(6.54%)	(10.06%)	—	—	—	—
________________
Notes to Capsule Performance Tables
(1)	“Draw-Down” means losses experienced by the Program over a specified period.
(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CLEARING BROKERS

MF Global, Newedge USA, LLC and J.P. Morgan Futures Inc. will serve as Altin:Fund’s clearing brokers.  Each FCM is a registered futures commission merchant and member of the NFA.

The FCMs will hold Altin:Fund’s assets when used for trading and are obligated to promptly and accurately execute and clear trades placed by the trading advisors for the benefit of Altin:Fund.  The FCMs do not own any interest in Altin:Fund and are not affiliated with or related to Altin:Fund, the general partner or the trading advisors in any way.  The FCMs will be paid negotiated commissions for each round-turn transaction, that is, each completed buy and sell or sell and buy of a commodity interest.  The FCMs are responsible for ensuring Altin:Fund’s performance of its contractual obligations in the market, but this responsibility is the same for every customer of the FCM.

MF Global Inc.

MF Global is registered under the CEA, as amended, as a FCM and a commodity pool operator, and is a member of the NFA in such capacities.  In addition, MF Global is registered with FINRA as a broker-dealer.  MF Global was formerly known as Man Financial Inc. until it changed its name to MF Global on July 19, 2007.  MF Global is a member of all major U.S. futures exchanges and most major U.S. securities exchanges.  MF Global’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101 and its telephone number at such location is (212) 589-6200.

Newedge USA, LLC

Newedge USA, LLC (“NUSA”) and Newedge Alternative Strategies Inc. (“NAST”) are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities.  NUSA is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of the NFA and FINRA.  NUSA is a clearing member of all principal equity, option, and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.  NUSA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661, telephone number is (312) 762-1000, with branch offices in San Francisco, California; New York, NY; Kansas City, Missouri; Houston, Texas; and Montreal, Canada.  Prior to January 2, 2008, NUSA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, NUSA merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) (formerly known as Calyon Financial Inc.).  NUSA was the surviving entity.

J.P. Morgan Futures Inc.

JPMFI is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.  JPMFI is also notice registered with the SEC as a broker-dealer for the limited purpose of being able to broker security futures products.  JPMFI is a clearing member at a variety of exchanges.  JPMFI was formerly known as Morgan Futures Corp.  JPMFI is headquartered at 277 Park Avenue, New York, New York 10172, and its telephone number is 212-622-0339.

None of the FCMs is affiliated with Altin:Fund or the general partner.  Each of the FCMs will only act as a clearing broker for Altin:Fund and, as such, is paid commissions for executing and clearing trades on behalf of Altin:Fund.  Commissions charged by the FCMs are expected to be negotiated by the general partner.  The commissions will be approximately between $2.50 and $8.50 per round turn transaction inclusive of exchange fees, clearing fees, brokerage fees and regulatory fees.  The general partner does not expect to share in the commissions charged to Altin:Fund, although the general partner reserves the right to do so in the future.  In situations where the general partner will share in the commissions charged to Altin:Fund, the commissions may be greater.  Commissions charged by the FCMs may be more or less favorable as compared to commissions charged by other clearing brokers; however, the general partner has selected Altin:Fund’s FCMs because of service, attractive commission rates and the capital structure of the FCMs.

Altin:Fund’s clearing brokers have not passed upon the adequacy or accuracy of this prospectus.  Furthermore, neither the clearing brokers nor any other FCM will act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or Altin:Fund.  Therefore, prospective limited partners should not rely on any of the clearing brokers in deciding whether or not to participate in Altin:Fund.  The general partner reserves the right to use other FCMs for Altin:Fund.

The general partner or the trading advisors reserve the right to direct all trades to any FCM it chooses for execution with instructions to “give-up” the trades to Altin:Fund’s clearing FCM.  The clearing broker will then pay floor brokerage fees and additional administrative or “give-up” fees to the executing FCM from Altin:Fund’s account.  The amount of such “give-up” fees varies depending upon certain factors, including but not limited to the executing broker, the exchange utilized and the product traded.  Although no such agreements are currently in place, the general partner expects give-up fees not to exceed $1.50 per round-turn transaction.

CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of Altin:Fund, including the general partner, have other relationships that may create disincentives to act in the best interests of Altin:Fund and its limited partners.  However, the general partner shall, at all times, pay regard to its obligations to act in the best interests of Altin:Fund, and the general partner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of the limited partners.  As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Altin:Fund.

In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Altin:Fund.  The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.  Please see the glossary in Appendix A for definitions of certain commodity interest industry and other terms that are used in this section and throughout this prospectus.

Relationship of the General Partner and MidAmerica Financial Services, Inc.

Mr. Lucido, who is the president and a member of the board of managers of the general partner, receives, as a registered representative, compensation from MidAmerica Financial Services, Inc., Altin:Fund’s primary selling agent.  Mr. Lucido does not intend to share in any commissions paid by Altin:Fund to MidAmerica Financial Services, Inc.  Several of the general partner’s employees have or will become registered representatives of MidAmerica Financial Services, Inc.  To the extent any of those employees are engaged in wholesaling or selling activities on behalf of Altin:Fund and are registered with MidAmerica Financial Services, Inc. they may be entitled to commissions for those activities and the commissions will be paid by the general partner to MidAmerica Financial Services, Inc. who will, in turn, pay the applicable registered representative.

Other Activities of the General Partner

Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as commodity pool operator and investment manager of Altin:Private Fund, the general partner’s full efforts will not be devoted to the activities of Altin:Fund.  This may create a conflict of interest with respect to the general partner’s commitment to Altin:Fund of its resources.  The general partner, however, intends to devote sufficient time Altin:Fund activities to properly manage Altin:Fund consistent with its fiduciary duties.

Since the general partner may trade for its own individual account in the future and the general partner’s principal trades commodity interests for his own account(s) with the trading advisors used by Altin:Fund, it is possible that orders for these proprietary accounts may be entered in advance of or opposite to orders for Altin:Fund pursuant to, for instance, a neutral allocation system, a different trading strategy, or a different risk level trading.  However, any such proprietary trading is subject to the duty of the general partner to exercise good faith and fairness in all matters affecting Altin:Fund.  The records and the results of the proprietary trading by the general partner and its principal will be made available for inspection to the limited partners upon written request and during normal business hours.

Sebastian Lucido and Jack Lucido, both members of the board of managers of the general partner, are brothers.

Other Trading Activities of the Trading Advisors

Each of the trading advisors and some of their principals currently manage other trading accounts, including their own accounts, and each will remain free to manage additional accounts in the future.  These other trading activities present various conflicts of interest, some of which are described below.

The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Altin:Fund’s account.  Trading ahead of Altin:Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Altin:Fund.  In addition, the trading advisors may have financial incentives to favor other accounts over Altin:Fund’s account.  The trading advisors may trade other customer accounts that pay higher advisory fees than does Altin:Fund, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner.  Finally, accounts traded by the trading advisors will compete with Altin:Fund and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Altin:Fund’s account.  When similar orders are entered at the same time, the prices at which Altin:Fund’s trades are filled may be less favorable than the prices allocated to other accounts.  Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered.  However, each trading advisor is required to use an allocation methodology that is fair to all of its customers.  Because records with respect to other accounts are not accessible to investors in Altin:Fund, investors will not be able to determine if any other accounts are being favored over Altin:Fund’s account.

A trading advisor may receive soft dollars from a broker.  Services or products provided through soft dollars may include research reports or analysis, publications, database software and services, quotation equipment and other products or services that may enhance the trading advisor’s investment making.  As a result, a trading advisor may have a conflict of interest in allocating brokerage business to certain brokers.  In addition, a trading advisor could have an incentive to engage in more transactions that would otherwise be optimal in order to generate more brokerage compensation for a broker that pays with soft dollars.

General Partner Ownership Interest in Altin:Fund

The general partner is required to maintain a cash general partnership investment in Altin:Fund equal to the greater of (1) 1.0% of capital contributions or (2) $25,000 during any time Altin:Fund units are publicly offered for sale.  The general partner may make withdrawals of any investment in excess of this amount.

Other Activities of FCMs

Each FCM is presently acting as an FCM for other commodity pools, providing services similar to those provided to Altin:Fund, and expects to continue to serve in this capacity for commodity pools in the future.  Each of the FCMs also serves a number of other non-commodity pool customers.  Each FCM’s responsibilities to Altin:Fund and the responsibilities that each has or may undertake in the future may cause a conflict of interest.  These conflicts may result in competition among commodity pools and other customers for services provided to them by each FCM.  In addition, each FCM may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Altin:Fund.

Although the general partner is not affiliated with any FCM, the general partner may have a conflict of interest in selecting FCMs because of continuing business dealings with certain FCMs.  The general partner and its principal may have commodity accounts at the same brokerage firms as Altin:Fund, and, because of the amount traded through the FCM, may pay lower commissions than

Altin:Fund.  The general partner intends to review brokerage arrangements on a periodic basis to assure that Altin:Fund secures favorable execution of brokerage transactions and to assure that the commissions paid are reasonable in relation to the value of the brokerage and other services provided.  Investors should note that commission rates change from time to time and the rate in the future may be higher or lower depending on the FCM used by Altin:Fund, volume of trading, or other matters.

Each FCM and its principals, employees and agents may trade commodity interest contracts for their own accounts.  These trades may be different from, opposite to or entered ahead of trades entered into by Altin:Fund, and these persons may even be the other party to a trade entered into by Altin:Fund.  The records of any of these trades will not be available to limited partners.

Incentive Fees of the Trading Advisors

The incentive fee arrangement entered into among the general partner, the trading advisors, and Altin:Fund could create an incentive for the trading advisors to make investments that are risky or speculative, because the trading advisors’ incentive fee will be based on the net performance of Altin:Fund.

The general partner is subject to these and other potential conflicts of interest.  The general partner, however, intends to treat Altin:Fund fairly, acting in accordance with its fiduciary duty.

FUND EXPENSES

Fees and Expenses Paid by Altin:Fund

Altin:Fund pays the following fees and expenses in connection with the offering of units, trading activities and operation of Altin:Fund:

Recipient	Nature of Payment	Amount of Payment
Trading advisors	Management Fees and Incentive Fees
Altin:Fund pays each trading advisor a monthly management fee at an annual rate of 2.0% of each trading advisor’s allocated net assets and anticipates paying a monthly management fee of 1.5% to a trading advisor to be added by a pre-effective amendment; and a quarterly incentive fee of 20% of the new trading profits, if any, achieved on the trading advisor’s allocated net assets as of the end of each calendar quarter.

General partner	Brokerage Charge	Class A units: 2.6%* Class B units: 2.6%* Class C units: 2.6%* Class D units: 2.1%* Class E units: 2.6%* Class I units: 1.6%* * Annualized basis
General partner	Organization and Offering Expenses	Class A units: 1.5%* Class B units: 1.5%* Class C units: 1.5%* Class D units: 1.0%* Class E units: 1.5%* Class I units: 1.5%* * Annualized basis
General partner	Selling Agent Compensation	Class A units: 3.0%*, subject to the fee limit Class B units: 2.0%*, subject to the fee limit * Annualized basis
Counterparties	Dealer Spreads
Altin:Fund pays its counterparties bid-ask spreads on Altin:Fund’s non-exchange traded commodity interest contracts.  The amount of such expense is indeterminable because embedded in price of forward and option contracts.

Third parties	Operating Expenses
Altin:Fund pays its ongoing operating expenses up to a maximum of 1.0% of Altin:Fund’s average net assets per year.  This includes legal and audit fees, which for 2010 are estimated to be approximately $351,000.

	Extraordinary Expense	Altin:Fund also pays any extraordinary expenses it incurs.

General partner	Redemption Fee
Class A units:  the product of (i) 3.0% of the subscription price for such class A units on the purchase date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.

Class B units:  the product of (i) 2.0% of the subscription price for such class B units on the purchase date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.

A more complete description of these fees and expenses follows below.  Please see Appendix A for definitions of “net asset value,” “net assets,” “new trading profits” and “fee limit.”

Trading Advisor Management Fees and Incentive Fees

Altin:Fund pays the trading advisors a monthly management fee at an annual rate of 2.0% and anticipates paying a monthly management fee at an annual rate of 1.5% to a trading advisor to be added by a pre-effective amendment.  Altin:Fund pays each of the trading advisors a quarterly incentive fee of 20% based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter.  Incentive fees may be paid to a trading advisor for a given period despite aggregate losses in Altin:Fund for the same period.

Calculation of Incentive Fees

Each of the trading advisors is entitled to receive an incentive fee of 20% multiplied by the new high net trading profits on the trading advisor’s allocated net assets at the end of each calendar quarter.

Calculation of New Trading Profits.  New trading profits are calculated with respect to each trading advisor’s allocated net assets.  Allocated net assets means that portion of the net assets of Altin:Fund allocated to the trading advisor by the general partner and subject to the trading advisor’s discretion (including any notational funds), together with any appreciation or depreciation in such allocated net assets.  New trading profits are calculated on a high-water mark basis, as described in the paragraph below.

New trading profits is generally calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(a) the net of any unrealized net profits or losses on open positions as of the end of any preceding period on such allocated net assets, (b) certain expenses attributable to such allocated net assets incurred or accrued during such period, including the brokerage commissions, and investment trading fees and expenses, but excluding incentive fees payable to the trading advisors, if any, for the current period and applicable state taxes and (c) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor.  The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor’s incentive fee.

The general partner generally intends to reallocate assets to or from a trading advisor as of the first trading day of a calendar month.  However, the advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon ten days prior written notice to the affected trading advisor.  If a trading advisor’s advisory contract with Altin:Fund is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter.  With respect to any allocated assets, in determining the trading advisor’s quarterly incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its quarterly incentive fee on the new trading profits on the reallocated assets.

Calculation of New Trading Profits and Allocation of Incentive Fees Among Limited Partners.  New trading profits will be calculated on the performance of each trading advisor’s allocated net assets of Altin:Fund as a whole, and not on a capital account-by-capital account basis.  In particular, because incentive fees are calculated on the basis of any new trading or net profits attributable to a trading advisor’s allocated net assets the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times.

The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor and multi-class and among persons investing at different times while still maintaining a uniform net asset value per unit of each class.  This method is the most common method used in publicly offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Sample Calculation of the Incentive Fee.  The following is a sample calculation of the trading advisor incentive fee.  This calculation is a simplified example and assumes that no additional assets have been allocated to, nor have any assets been allocated away from the trading advisor during the sample time frames.

Assume one of Altin:Fund’s trading advisors is entitled to a 20% incentive fee.  Assume Altin:Fund paid an incentive fee to that trading advisor at the end of the fourth quarter of 2009 and assume that trading advisor’s allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2010.  The new trading profits, excluding interest income, for the quarter would be $100,000 and that trading advisor’s incentive fee would be $20,000 (0.2 multiplied by $100,000).  Alternatively, assume that Altin:Fund paid an incentive fee to a trading advisor at the end for the fourth quarter of 2009 but did not pay an incentive fee to that trading advisor at the end of the first quarter of 2010, because the trading advisor had trading losses of $50,000.  If that trading advisor’s allocated net assets recognized trading profits of $100,000, net of all applicable fees and expenses, then at the end of the second quarter of 2010, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000 less $50,000 loss carryforward) and that trading advisor’s incentive fee would be $10,000 (0.2 multiplied by $50,000).

The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Altin:Fund:  any management fees, any advisory fees, and all other fees paid by Altin:Fund, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Altin:Fund may not exceed ½ of 1.0% of net assets per month, or 6.0% annually.  Aggregate incentive fees may not exceed 15.0% of new trading profits.  An additional 2.0% incentive fee, however, may be paid for each 1.0% by which the fees and expenses described above are reduced below 6.0% annually.  The general partner will reimburse Altin:Fund, no less than quarterly, for the amount by which the fees and expenses described above exceed the limitations set forth above pursuant to Section IV.C.1 of the NASAA Guidelines.  The general partner intends to operate Altin:Fund so as to comply with these limitations.

Brokerage Charge

The following units are assessed fees for brokerage charges payable to the general partner:

·	Class A units pay a monthly brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class A units;

·	Class B units pay a monthly brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class B units;

·	Class C units pay a monthly brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class C units;

·	Class D units pay a monthly brokerage charge of approximately 0.1750% (2.1% annually) of the month-end net assets of the class D units;

·	Class E units pay a monthly brokerage charge of approximately 0.2167% (2.6% annually) of the month-end net assets of the class E units; and

·	Class I units pay a monthly brokerage charge of approximately 0.1334% (1.6% annually) of the month-end net assets of the class I units.

The general partner pays from the brokerage charge all brokerage commissions, investment and trading fees and expenses in connection with Altin:Fund’s trading activities.  Such fees are payable to the clearing brokers, floor brokers, executing brokers and dealers engaged from time to time.  The brokerage charge is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage.  The FCMs receive all brokerage commissions and applicable exchange fees which includes clearing, execution and give-up fees, floor brokerage fees, exchange and NFA fees and any other transaction costs.  The payments to the FCMs will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Altin:Fund.  A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract.  The all-inclusive payments to the clearing brokers are expected to be between $2.50 and $8.50 per round-turn transaction.  Give-up fees are expected to be between $0.50 and $1.50.

The NASAA Guidelines, require that the brokerage charge payable by Altin:Fund will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees or (2) 14% annually of Altin:Fund’s average net assets, including pit brokerage fees.  Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any.  The general partner intends to operate Altin:Fund so as to comply with these limitations.

Organization and Offering Expenses

The organization and offering expenses for Altin:Fund will be advanced by the general partner.  Such expenses include all fees and expenses in connection with the distribution of the units.  The general partner will be reimbursed by Altin:Fund on a monthly basis for such organization and offering expenses at a rate of 1.5% per annum on the month-end net asset value of the class A units, class B unit, class C units, class E units and class I units, and at a rate of 1.0% per annum on the month-end net asset value of the class D units.

In the event that such expenses exceed these limits in any calendar year, the general partner may require Altin:Fund to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any prior calendar year, provided that the maximum amount reimbursed by Altin:Fund will not exceed the overall limit set forth above.  Organization and offering expenses in excess of this limitation will be fully absorbed by the general partner.  In the event Altin:Fund terminates prior to the completion of any reimbursement of the aforementioned costs, the general partner will not be entitled to any additional reimbursement from Altin:Fund for such expenses.

The offering expenses will cover all organization and offering expenses incurred by the general partner on behalf of Altin:Fund, including regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the general partner for wholesaling Altin:Fund (each of whom will be a registered representative of a registered broker-dealer).  Except for regulatory fees, printed material costs and postage, legal costs and freight costs, all of these other items are items of compensation under FINRA Rule 2310 as described under “PLAN OF DISTRIBUTION.”

Selling Agent Compensation

The limited partners will pay the following fees and expenses in connection with the offering of units:

Upfront Selling Agent Compensation.

Selling agents who sell class A units will receive an upfront sales commission of 3.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be paid to the selling agents in the month following the purchase of the class A units by the general partner on behalf of Altin:Fund.  The class A units will pay a monthly fee to the general partner at a rate of 0.25% monthly (3.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner for such expense.

Selling agents who sell class B units will receive an upfront sales commission of 2.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be paid to the selling agents in the month following the purchase of the class B units by the general partner on behalf of Altin:Fund.  The class B units will pay a monthly fee to the general partner at a rate of 0.1667% monthly (2.0% annually) of the month-end net asset value of the units sold over the first 12 months of the investment to reimburse the general partner for such expense.

Since the general partner is prepaying the upfront selling agent compensation for the first year and is being reimbursed by Altin:Fund monthly, in arrears, based upon a corresponding percentage of net asset value of the class A units and class B units, the general partner bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the upfront selling agent compensation which it has prepaid and the amount of the reimbursement, which may result from variations in net asset value of such units over the following 12 months.

Selling Agent’s Ongoing Compensation.

Beginning in the 13th month after the initial sale date for the units, the class A units and class B units will be charged a monthly fee calculated as follows:

·	0.25% of the month-end net asset value of the class A units (3.0% annually), subject to the fee limit.

·	0.1667% of the month-end net asset value of the class B units (2.0% annually), subject to the fee limit.

In turn, the general partner will pay such amounts to the selling agents who sell class A units or class B units as ongoing compensation for continuing administrative services.  The class A units and class B units will be assessed the charges set forth above until the fee limit is reached with respect to such units.

There is no selling agent compensation with respect to the class C units, class D units, class E units, or class I units.

The general partner may engage third parties, including affiliates of the selling agents, to provide administrative services to certain investors in Altin:Fund.  The general partner will be responsible for the payment of any fees or expenses incurred in connection with such arrangements.

Dealer Spreads

Altin:Fund trades foreign currency forward contracts and other non-exchange-traded commodity interest contracts.  These contracts are traded among dealers that act as principals or counterparties to each trade.  The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Altin:Fund cannot be determined.  However, the general partner believes the bid-ask spreads paid by Altin:Fund are competitive with the spreads paid by other institutional customers generally.  Any commissions or other transaction fees that may be incurred by Altin:Fund in trading forward and other non-exchange-traded contracts, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

Operating Expenses

Altin:Fund will bear all ongoing operating expenses subject to a maximum charge for such expenses of 1.0% per annum of the average net asset value for any year (from and after the initial closing date of Altin:Fund for the year in which the initial closing occurs).  Altin:Fund may pay the general partner directly to cover administrative expenses incurred on behalf of Altin:Fund subject to such cap.  Operating expenses include legal, accounting, audit, administration, transfer agent, shipping and other back office expenses related to the administration of Altin:Fund.  Altin:Fund is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate.

If the actual operating expenses are higher than 1.0% of Altin:Fund’s average net asset value for any year (from and after the initial closing date for the year in which the initial closing occurs), the general partner, not Altin:Fund, will bear the excess amount.  The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Altin:Fund during 2010 will be approximately $351,000.  The general partner does not anticipate that Altin:Fund will be liable for any income or other business taxes.

The general partner will not cause Altin:Fund to pay any of the general partner’s indirect expenses, other than organization and offering expenses, as described below, incurred in connection with its administration of Altin:Fund, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

Altin:Fund is required to pay all of its extraordinary expenses, if any.  These expenses include any litigation expenses and IRS audit expenses, among others.

Fees and Expenses Paid by the General Partner

The general partner pays all expenses incurred in connection with the initial organization and initial offering of the units are paid by the general partner.  The general partner will not seek reimbursement from Altin:Fund for any of these expenses.

Initial organization and initial offering costs relating to Altin:Fund means those expenses incurred in connection with its formation, the qualification and registration of the units and in offering, distributing and processing the units under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of Altin:Fund or the initial offering of the units, including, but not limited to, expenses such as:

·	initial registration fees, filing fees and taxes;

·	costs of preparing, printing, amending, supplementing, mailing and distributing the initial Registration Statement, the exhibits thereto and the initial Prospectus;

·	the costs of qualifying, printing, amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the units;

·	travel, telephone and other expenses in connection with the initial offering and issuance of the units; and

·	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The general partner has not allocated to Altin:Fund the indirect expenses of the general partner which may have related to initial organization and initial offering costs.

Redemption Fee

In order to reimburse the general partner for the upfront commission (charged based on the aggregate subscription amount) paid to the selling agents, the class A units and class B units pay a pro rata redemption fee to the general partner during the first 12 months after issuance of such units.  Class A and class B units redeemed prior to the first anniversary of the purchase date will be subject to a redemption fee equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the subscription price for such units on the purchase date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.

LITIGATION

The General Partner

There is no material administrative, civil, or criminal action, whether pending or concluded, within the five years preceding the date of this prospectus against the general partner, any member of the general partner or Altin:Fund.

MF Global, Inc.

At any given time, MF Global, Inc. is involved in numerous legal actions and administrative proceedings, which in the aggregate, MF Global has advised the general partner, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to Altin:Fund.  There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MF Global or its principals within the five years preceding the date of this prospectus that MF Global would deem material for purposes of part 4 of the regulations of the CFTC, except as follows:

In May 2006, MF Global was sued by the receiver for Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the “Litigation”).  In December 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MF Global agreeing to pay $69 million, plus $6 million of legal expenses, to the receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice.  In a related action, MF Global settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MF Global and one of its employees for failure to supervise and recordkeeping violations.  Without admitting or denying the allegations, MF Global agreed to pay a civil monetary penalty of $2 million and accept a cease and desist order.

On February 20, 2007, MF Global settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MF Global was alleged to have failed to supervise one of its former associated persons who was charged with fraudulently soliciting customers to open accounts at MF Global.  The CFTC alleged that the former associated person misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor.  Without admitting or denying the allegation, MF Global agreed to pay restitution to customers amounting to $196,900 and a civil monetary penalty of $120,000.  MF Global also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

On March 6, 2008, and thereafter, five virtually identical proposed class action securities suits were filed against MF Global’s parent, MF Global Ltd., certain of its officers and directors, and Man Group plc.  These suits have now been consolidated into a single action.  The complaints seek to hold defendants liable under Sections 11, 12 and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global Ltd.’s initial public offering in July 2007 were materially false and misleading to the extent that representations were made regarding MF Global Ltd.’s risk management policies, procedures and systems.  The allegations are based upon MF Global Ltd.’s disclosure of $141.5 million in trading losses incurred in a single day by an associated person in his personal trading account (“Trading Incident”), which losses MF Global Ltd. was responsible to pay as an exchange clearing member.  The consolidated cases have been dismissed on a motion to dismiss by defendants.  Plaintiffs have appealed.

On December 17, 2009, MF Global settled a CFTC administrative proceeding in connection with the Trading Incident and three other matters without admitting or denying any allegations and accepting a charge of failing to supervise (In the Matter of MF Global Inc., CFTC Docket No. 10-03).  The three additional matters that were settled involved allegations that MF Global failed to implement procedures to ensure proper transmissions of price information for certain options that were sent to a customer, specifically that the price indications reflected a consensus taken on a particular time and date and were derived from different sources in the market place; failed to diligently supervise the proper and accurate preparation of trading cards and failed to maintain appropriate written authorization to conduct trades for a certain customer.  Under the Commission’s order, MF Global agreed to pay an aggregate civil monetary penalty of $10 million (which it had previously accrued) and agreed to a cease and desist order.  In addition, MF Global agreed to specific undertakings related to its supervisory practices and procedures and MF Global agreed that it would engage an independent outside firm to review and assess the implementation of the undertakings and certain recommendations that MF Global previously accepted.  At the same time, MF Global, without admitting or denying the allegations made by the CME, settled a CME disciplinary action relating to the Trading Incident by paying a fine of $495,000.

On August 28, 2009, Bank of Montreal (“BMO”) instituted suit against MF Global and its former broker, Joseph Saab (“Saab”) (as well as a firm named Optionable, Inc. and five of its principals or employees), in the United States District Court for the Southern District of New York.  In its complaint, BMO asserts various claims against all defendants for their alleged misrepresentation of price quotes to BMO’s Market Risk Department (“MRD”) as independent quotes when defendants knew, or should have known, that David Lee (“Lee”), BMO’s trader, created the quotes which, in circular fashion, were passed on to BMO through MF Global’s broker, thereby enabling Lee substantially to overvalue his book at BMO.  BMO further alleges that MF Global and Saab knew that Lee was fraudulently misrepresenting prices in his options natural gas book and aided and abetted his ability to do so by MF Global’s actions in sending price indications to the BMO MRD, and substantially assisted Lee’s breach of his fiduciary duties to BMO as its employee.  The complaint seeks to hold all defendants jointly and severally liable and, although it does not specify an exact damage claim, it claims CAD 680.0 million (approximately $635.9 million) as a pre-tax loss for BMO in its natural gas trading, claims that it would not have paid brokerage commissions to MF Global (and Optionable), would not have continued Lee and his supervisor as employees at substantial salaries and bonuses, and would not have incurred substantial legal costs and expenses to deal with the Lee mispricing.  MF Global has made a motion to dismiss, which is pending.

In or about October 2003, MF Global uncovered an apparent fraudulent scheme conducted by third parties unrelated to MF Global that may have victimized a number of its clients.  CCPM, a German Introducing Broker, introduced to MF Global all the clients that may have been victimized.  An agent of CCPM, Michael Woertche (and his associates), apparently engaged in a Ponzi scheme in which allegedly unauthorized transfers from and trading in accounts maintained at MF Global were utilized to siphon money out of these accounts, on some occasions shortly after they were established.  MF Global was involved in two arbitration proceedings relating to these CCPM introduced accounts.  The first arbitration involved claims made by two claimants before a NFA panel.  The second arbitration involves claims made by four claimants before a FINRA panel.  The claims in both arbitrations are based on allegations that MF Global and an employee assisted CCPM in engaging in, or recklessly or negligently failed to prevent, unauthorized transfers from, and trading in, accounts maintained by MF Global.  Damages sought in the NFA arbitration proceeding were approximately $1.7 million in compensatory damages, unspecified punitive damages and attorney’s fees in addition to the rescission of certain deposit agreements.  The NFA arbitration was settled for $200,000 as to one claimant and a net of $240,000 as to the second claimant during fiscal 2008.  Damages sought in the FINRA proceeding were approximately

$6 million in compensatory damages and $12 million in punitive damages.  During the year ended March 31, 2009, the FINRA arbitration was settled for an aggregate of $800,000.

MF Global was named as a co-defendant in an action filed in Florida state court by Eagletech Communications Inc. (“Eagletech”) and three of its alleged shareholders against 21 defendants, including banks, broker-dealers and clearing brokers, as well as “100 John Doe defendants or their nominee entities”.  The complaint alleges that the defendants engaged in a criminal conspiracy designed to manipulate the publicly traded share price of Eagletech stock.  Plaintiffs seek unspecified compensatory and special damages, alleging that “Man Group PLC d/b/a Man Financial Inc” participated in the conspiracy by acting as a clearing broker for a broker-dealer that traded in Eagletech stock.  The complaint asserts claims under RICO, the Florida Securities and Investor Protection Act, the Florida Civil Remedies for Criminal Practices Act and a related negligence claim.  On May 9, 2007, defendants filed a notice removing the state court action to the United States District Court for the Southern District of Florida pursuant to 28 U.S.C. §1441(a).  On October 2, 2007, plaintiffs filed a first amended complaint in the federal court action asserting additional claims against MF Global under Florida common law, including civil conspiracy, conversion and trespass to chattels.  On February 26, 2008, the financial institution defendants, including MF Global Inc., filed a motion to dismiss seeking dismissal of all claims asserted in the amended complaint on the ground that the claims are barred by the Private Securities Litigation Reform Act (“PSLRA”) and preempted by the federal securities laws.  On June 27, 2008, the court partially granted the motion, holding that the federal RICO claims are barred by the PSLRA and dismissing the RICO claims with prejudice.  The court declined to exercise supplemental jurisdiction over the state law claims and remanded those claims to the Florida state court.  On July 25, 2008, plaintiffs filed a notice of appeal of the court’s June 27, 2008 decision to the United States Court of Appeals for the Eleventh Circuit but subsequently withdrew its appeal.

In December 2007, MF Global, along with four other futures commission merchants (“FCMs”), were named as defendants in an action filed in the United States District Court in Corpus Christi, Texas by 47 individuals who were investors in a commodity pool (RAM I LLC) operated by Renaissance Asset Management LLC.  The complaint alleges that MF Global and the other defendants violated the Commodity Exchange Act and alleges claims of negligence, common law fraud, violation of a Texas statute relating to securities fraud and breach of fiduciary duty for allegedly failing to conduct due diligence on the commodity pool operator and commodity trading advisor, having accepted executed trades directed by the commodity trading advisor, which was engaged in a fraudulent scheme with respect to the commodity pool, and having permitted the improper allocation of trades among accounts.  The plaintiffs claim damages of $32.0 million, plus exemplary damages, from all defendants.  All of the FCM defendants moved to dismiss the complaint for failure to state a claim upon which relief may be granted.  Following an initial pre-trial conference, the court granted plaintiffs leave to file an amended complaint.  On May 9, 2008, plaintiffs filed an amended complaint in which plaintiffs abandoned all claims except a claim alleging that the FCM defendants aided and abetted violations of the Commodity Exchange Act.  Plaintiffs now seek $17.0 million in claimed damages plus exemplary damages from all defendants.  MF Global filed a motion to dismiss the amended complaint, which was granted by the court and appealed by the plaintiffs.

The Liquidation Trustee (“Trustee”) for Sentinel Management Group, Inc. (“Sentinel”) sued MF Global in June 2009 on the theory that MF Global’s withdrawal of $50.2 million within 90 days of the filing of Sentinel’s bankruptcy petition on August 17, 2007 is a voidable preference under Section 547 of the Bankruptcy Code and, therefore, recoverable by the Trustee, along with interest and costs.

In May 2009, investors in a venture set up by Nicholas Cosmo (“Cosmo”) sued Bank of America and MF Global, among others, in the United States District Court for the Eastern District of New York, alleging that MF Global, among others, aided and abetted Cosmo and related entities in a Ponzi scheme in which investors lost $400 million.  MF Global has made a motion to dismiss which is currently pending before the court.

In the late spring of 2009, MF Global was sued in Oklahoma State Court by customers who were substantial investors with Mark Trimble (“Trimble”) and/or Phidippides Capital Management (“Phidippides”).  Trimble and Phidippides may have been engaged in a Ponzi scheme.  Plaintiffs allege that MF Global “materially aided and abetted” Trimble’s and Phidippides’ violations of the anti-fraud provisions of the Oklahoma securities laws and they are seeking damages “in excess of” $10,000 each.  MF Global made a motion to dismiss which was granted by the court.  Plaintiffs have appealed.

MF Global and an affiliate, MF Global Market Services LLC (“Market Services”), are currently involved in litigation with a former customer of Market Services, Morgan Fuel & Heating Co., Inc. (“Morgan Fuel”) and its principals, Anthony Bottini, Jr., Brian Bottini and Mark Bottini (the “Bottinis”).  The litigations arise out of trading losses incurred by Morgan Fuel in over-the-counter derivative swap transactions, which were unconditionally guaranteed by the Bottinis.

On October 6, 2008, Market Services commenced an arbitration against the Bottinis to recover $8.3 million, which is the amount of the debt owed to Market Services by Morgan Fuel after the liquidation of the swap transactions (MF Global Market Services LLC v. Anthony Bottini, Jr., Brian Bottini and Mark Bottini, FINRA No. 08-03673).  Each of the Bottinis executed a guaranty in favor of Market Services personally and unconditionally guaranteeing payment of the obligations of Morgan Fuel upon written demand by Market Services. Market Services asserted a claim of breach of contract based upon the Bottinis’ failure to honor the guarantees.

On October 21, 2008, Morgan Fuel commenced a separate arbitration proceeding before FINRA against MF Global and Market Services.  Morgan Fuel claims that MF Global and Market Services caused Morgan Fuel to incur approximately $14.2 million in trading losses (Morgan Fuel v. MF Global and Market Services,  ).  Morgan Fuel seeks recovery of $5.9 million in margin payments that it allegedly made to Market Services and a declaration that it has no responsibility to pay Market Services for the remaining $8.3 million in trading losses because Market Services should not have allowed Morgan Fuel to enter into, or maintain, the swap transactions.

The Bottinis also asserted a third-party claim against Morgan Fuel, which in turn asserted a fourth-party claim against MF Global, Market Services and Steven Bellino (an MF Global employee) in the arbitration proceeding commenced by Market Services.

On December 12, 2008, MF Global settled three CME Group disciplinary actions involving allegations that on a number of occasions in 2006 and 2007, MF Global employees engaged in impermissible pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting, and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders.  MF Global was also charged with failing to properly supervise its employees in connection with these trades.  Without admitting or denying any wrongdoing, MF Global consented to an order of a CME Business Conduct Committee Panel which found that MF Global violated legacy CBOT Rule 504.00 and Regulations 480.10 and 9B.13 and 9B.13(c) and ordered MF Global to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with CME Market regulation Staff, enhance its training practices and supervisory procedures regarding electronic trading practices.

MG Global acts only as clearing broker for the futures accounts to be traded pursuant to this prospectus and as such is paid commissions for executing and clearing trades.  MF Global has not passed upon the adequacy or accuracy of this prospectus and will not act in any supervisory capacity with respect to the general partner or to the trading advisors, as the case may be, nor participate in the management of the general partner or of the trading advisors.  Therefore, you should not rely on MF Global in deciding whether or not to invest in Altin:Fund.  None of the settlements referenced above will materially affect MF Global or its ability to perform as a clearing broker.

Newedge

Currently, Newedge serves as one of Altin:Fund’s clearing brokers to execute and clear its futures and equities transactions and provide other brokerage-related services.  Newedge’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”), may execute foreign exchange or other over the counter transactions with Altin:Fund as principal.  Newedge and NAST are subsidiaries of Newedge Group.  Newedge is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of FINRA.  Newedge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; and Montreal Canada.

Prior to January 2, 2008, Newedge was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, Newedge merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) (formerly known as Calyon Financial Inc.).  Newedge was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to:  numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Newedge has informed Altin:Fund that other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge, NAST or their principals in the past five years.

Neither Newedge, NAST nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of Altin:Fund.

J.P. Morgan Futures Inc.

Although J.P. Morgan Futures Inc. (JPMFI), as a large futures commission merchant, has been subject to exchange disciplinary matters involving sizable fines and/or other sanctions, as of the date hereof neither the firm nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

In 2007, JPMFI was named in class actions involving a former customer, Amaranth LLC, as well as a suit by Amaranth Advisors, L.L.C.  The class action was filed in the United States District Court, Southern District of New York.  The suit against Amaranth LLC and Amaranth Advisors, L.L.C. was filed in the Supreme Court, State of New York, New York County and is currently pending in the Appellate Division of the Supreme Court for the State of New York.  Each of the class actions have been consolidated into one complaint, which alleges unjust enrichment and that JPMFI aided and abetted in violations of the Commodity Exchange Act.  No action concerning Amaranth has been brought against JPMFI by the CFTC or any other regulatory authority.  The suit by Amaranth LLC and Amaranth Advisors L.L.C. alleges breach of contract.  JPMFI strongly maintains that it has complied with contractual obligations.  The sole cause of action in the suit by Amaranth LLC and Amaranth Advisors L.L.C. was dismissed by an appellate court on November 6, 2009.  It is possible that the Amaranth parties will appeal this further.  On October 4, 2008, the consolidated class action lawsuit was dismissed with leave to plaintiffs to replead and amend the complaint.  An amended consolidated class action complaint was filed in November of 2008, and a motion to dismiss by JPMFI was granted on April 27, 2009.  It is possible that the plaintiffs will appeal.

In 2009, JPMFI was named as a defendant in a complaint filed by Duration Capital Management Advisors, Inc. (“Duration”), the alleged investment manager of a hedge fund which was a customer of JPMFI from 2003 through 2008.  The suit was filed in the Common Court of Pleas, Philadelphia County, Pennsylvania.  The hedge fund customer and a sister fund were also prime brokerage clients of J.P. Morgan Securities Inc. and recipients of financing from JPMorgan Chase Bank, N.A., both of which are also named in the suit.  The suit alleges that, in late February 2008, the defendants issued excessive margin calls to the two hedge funds, causing them to liquidate their positions in order to meet the margin calls and thereby go out of business, resulting in a loss of management fee payments from the hedge funds to the plaintiff.  JPMFI maintains, among other defenses, that it complied at all times with its contract with its customer, that it had no contract with the plaintiff, and that the plaintiff has no standing to bring a claim under any theory for harm allegedly caused to the hedge funds.  A motion to dismiss the complaint has been filed in the case while discovery is ongoing.

JPMFI intends to contest these suits vigorously.  JPMFI currently believes that the facts and circumstances of each case do not support JPMFI receiving an unfavorable outcome.  It is too early to evaluate the range of potential loss should this conclusion be inaccurate.

JPMFI agreed to pay a Civil Monetary Penalty of $300,000 and make undertakings in connection with the CFTC finding that JPMFI violated the CEA and CFTC Regulations.  The matter arose from JPMFI processing certain transactions related to the delivery of Treasury notes that resulted in JPMFI’s segregated bank accounts being insufficiently funded on one day in 2007.  These transactions had no adverse effect on customers.  Additionally, the CFTC indicated that the securities JPMFI held were sufficient,  had they been moved to a segregated account on the day in question, to allow JPMFI to maintain proper funding of its segregated bank accounts.

THE OFFERING

The units will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, through the selling agents, on a continuous basis.  The general partner, the trading advisors and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for units as limited partners.  If the maximum number of units in each class of units is sold, the net proceeds to each class of units will be:

Class of Units	Amount Purchased		Selling Agent Commission		Other Expenses(2)	Net Proceeds
Class A Units	$100,000,000		$3,000,000	(1)	$0	$100,000,000
Class B Units	$100,000,000		$2,000,000	(1)	$0	$100,000,000
Class C Units	$100,000,000		$0		$0	$100,000,000
Class D Units	$100,000,000		$0		$0	$100,000,000
Class E Units	N/A	(3)	$0		$0	$0
Class I Units	$40,000,000		$0		$0	$40,000,000
_______________
(1)
Class A units and class B units pay selling agents an upfront commission of 3.0% and 2.0%, respectively, of the purchase price of the units sold. The upfront commission is prepaid by the general partner and therefore does not reduce the net proceeds. class C units, class D units, class E units and class I units do not pay the selling agents any upfront commission.

(2)
All expenses required to be disclosed by Item 511 of Regulation S-K are considered initial organization and initial offering expenses of Altin:Fund and the general partner will be responsible for all such fees and expenses, without seeking reimbursement from Altin:Fund; as such, no amount has been subtracted from the available proceeds.

(3)	$240,000,000 in value of class E units registered under this offering will not be sold but will be reserved for exchange of the class A, B and E units as provided in this prospectus.

Minimum Subscription Amount

The units are offered only to subscribers meeting the investor suitability requirements set forth in Appendix C.  The class A units and class B units are offered through approved selling agents to investors in commission based accounts.  The class C and class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.

Class A units and class C units are being offered for a minimum initial subscription of $10,000.  Class B units are being offered for a minimum initial subscription of $100,000.  Class D units are being offered for a minimum initial subscription of $5,000,000.  Class I units are being offered for a minimum initial subscription of $10,000 and are only being offered during the initial offering period, including any extension thereto.  There is no minimum investment for class E units because class E units are not available for new investments.  During the continuous offering period, existing limited partners will be able to purchase additional units of the same class of units which they currently own with a minimum purchase of $1,000.  The number of units to be received by any investor will be determined (1) during the initial offering period, by dividing the subscription amount for each investor by $1,000 and (2) during the continuous offering period, by dividing the subscription amount for each investor by the net asset value of the class of units being subscribed for on the effective date of the subscription (see below for discussion of effective dates).  All units will be held in book-entry form and will not be certificated.

Initial Offering Period

Subscriptions for the offered units may be submitted to Altin:Fund during the first 90 days after commencement of the offering, and for up to an additional 90 days at the general partner’s sole discretion.  Subscriptions may be accepted or rejected by the general partner in its sole discretion.  We refer to this period as the initial offering period.  Redemptions of the offered units will not be permitted during the initial offering period.  A minimum of $25,000,000 aggregate amount of subscriptions must be received and accepted by Altin:Fund in order to end the initial offering period, which can be comprised of any amount of type of units.  If the minimum subscription amount is not received and accepted, the offering will be terminated and all subscription funds will be returned to investors within 30 days after the termination of the offering, without interest. If any interest accrues on the escrow account, such interest will be used by the general partner to pay the fees and expenses of the escrow agent.

Continuous Offering

After the initial offering period, and any extension, the class A units, class B units, class C units and class D units will be offered on a daily basis at the class of units’ net asset value per unit as of the start of business on the first day of the month following the month in which the subscription is accepted.  Each subscriber (whether a new subscriber or existing limited partner) will be admitted as a limited partner on the first business day of the month immediately following the month in which the subscriber’s subscription is accepted by the general partner.  A subscriber’s subscription agreement must be received by the general partner at its principal office on a timely basis—at least three business days before the day on which the subscription is to become effective, and sufficient funds must be received in cash or via wire transfer on a timely basis.  In the event that sufficient funds are not received, the general partner may, in its sole discretion, reject the subscription.  Funds from accepted subscriptions will be deposited in Altin:Fund’s custodial account at Huntington National Bank, Corporate Trust Department.  On each closing date, the subscription funds will be transferred to the general partner’s custodial account and will be immediately available for trading activities.  Once the net asset value per unit is determined, a written confirmation of each accepted subscription and the number of units acquired, will be sent to subscribers.

Exchange of Class A Units, Class B Units, and Class I Units for Class E Units

The class E units will be issued in exchange for an investor’s class A units or class B units when the general partner determines that the fee limit is reached as of the end of any month or it anticipates that the fee limit will be reached during the following month with respect to such investor’s units.  If the class A units or class B units are exchanged for class E units before the fee limit is reached, the general partner will not seek additional fees from the limited partner.  In addition, class E units will be issued in exchange for the class I units on the month end immediately following the 12-month anniversary of the date the investment was accepted by Altin:Fund.  The units subject to exchange for the class E units will be exchanged at the net asset value per unit on the date of such exchange, meaning that investors of class A units, class B units, or class I units, as applicable, may ultimately hold more or less in number of class E units upon such exchange, depending on the net asset value of the class E units on the date of exchange, but will still hold the same aggregate dollar value of units immediately after the exchange.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Except as otherwise noted herein, the following summarizes material U.S. federal income tax consequences to U.S. citizens or resident individuals applicable to an investment in Altin:Fund.  This summary is based upon the IRC, income tax regulations promulgated thereunder, IRS rulings and decisions and judicial decisions, all of which are subject to change, and any such change could be effective either prospectively or retroactively and affect the continued validity of this discussion.

This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular limited partner in light of its personal circumstances or to certain types of limited partners subject to special treatment under the IRC (for example, insurance companies, banks, dealers in securities, foreign persons and, except as specifically discussed under “—Investment by Tax Exempt Entities” below, tax-exempt organizations) and does not discuss any aspects of state, local, or foreign tax laws which may be applicable to a limited partner.  No ruling has been or will be sought from the IRS as to any matters discussed below.  Accordingly, a prospective limited partner is urged to consult his/her or her own tax advisor regarding an investment in Altin:Fund.

Fund Status

The general partner has received an opinion of counsel from Vedder Price P.C. to the effect that, under current U.S. federal income tax law, Altin:Fund will be treated as a partnership for U.S. federal income tax purposes, provided that (i) at least 90% of Altin:Fund’s annual gross income has consisted of and will continue to consist of “qualifying income” as defined in Section 7704(c) of the IRC and (ii) Altin:Fund is organized and operated in accordance with its governing agreements and applicable law.  As a partnership for U.S. federal income tax purposes, Altin:Fund will not pay any U.S. federal income tax.  Instead, each partner will be subject to U.S. federal income tax on their share of any of Altin:Fund’s income, gains, losses and deductions as determined for U.S. federal income tax purposes, regardless of whether any distributions are made.  Despite the fact that the general partners has received an opinion of counsel, such an opinion is subject to changes in applicable tax laws and is not binding on the IRS or the courts.

If less than 90% of Altin:Fund’s annual gross income consists of “qualifying income” as defined in Section 7704(c) of the IRC for any taxable year, Altin:Fund may be considered a publicly traded partnership, which is taxed as a corporation for U.S. federal income tax purposes.  If Altin:Fund is taxed as a corporation for U.S. federal income tax purposes, Altin:Fund will generally be subject to U.S. federal corporate income tax, thereby substantially reducing its distributable cash.  Additionally, partners will not be allowed to deduct their share of deductions or losses, and distributions to the partners will be taxable as dividends.  The general partner believes it is likely, but not certain, that Altin:Fund will meet and continue to meet the qualifying income test under Section 7704(c) of the IRC.

Taxation of Limited Partners

Assuming that Altin:Fund will be treated as a partnership for U.S. federal income tax purposes, each limited partner, in computing its own U.S. federal income tax liability for a taxable year, will be required to take into account its allocable share of all items of Altin:Fund income, gain, loss, deduction or credit for Altin:Fund’s taxable year ending within or with such taxable year of the limited partner, regardless of whether such limited partner has received any distributions from Altin:Fund.  Altin:Fund currently does not plan to make cash distributions.  Therefore, a limited partner may have taxable income from Altin:Fund without receiving any cash from Altin:Fund with which to pay the tax liability.

The profits and losses of Altin:Fund will be allocated to the limited partners in the manner set forth in the limited partnership agreement.  The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner’s economic interest in Altin:Fund and therefore should be respected for U.S. federal income tax purposes.  However, it is possible that the allocations may be challenged by the IRS and such challenge may result in profits and losses being allocated for U.S. federal income tax purposes in a manner different from that set forth in the limited partnership agreement.

Limited partners will be allocated their proportionate share of the taxable income and losses recognized by Altin:Fund during the period that units are owned by them.  Taxable income will be allocated to correspond as closely as possible to economic income allocations.  However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

Distributions of Cash; Redemptions and Exchanges of Units

Distributions by Altin:Fund and amounts received upon the partial or complete redemption of a limited partner’s units will generally not be taxable to the limited partner since the pro-rata income and expense items attributable to such distributions are already reflected in the limited partner’s adjusted tax basis in its units.  However, if cash received by a limited partner exceeds the limited partner’s adjusted tax basis in its units, the excess will be taxable to such limited partner as though it were a gain from a sale of such units.  A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner’s units, such limited partner has any remaining tax basis in its interest after the cash distribution.  In that case, the limited partner will recognize loss to the extent of such remaining basis.  Generally, if a limited partner is not a “dealer” with respect to its units, such gain or loss will be capital gain or loss.  An exchange of units should not result in gain or loss being recognized for U.S. federal income tax purposes as such an exchange should be treated as a tax-free contribution for new units under the IRC.

Limitations on Deductibility of Altin:Fund Losses

The amount of Altin:Fund loss, including capital loss, which a limited partner will be entitled to take into account for U.S. federal income tax purposes is generally limited to the adjusted tax basis of its units.

Generally, a limited partner’s adjusted tax basis of its units will be the amount paid for such units, reduced (but not below zero) by the limited partner’s allocable share of Altin:Fund’s distributions, losses and expenses, and increased by such limited partner’s allocable share of Altin:Fund’s income and gains.

In addition, a limited partner may not deduct Altin:Fund’s losses for U.S. federal income tax purposes to the extent the losses exceed the amount the limited partner has “at risk” with respect to its units.  A limited partner generally is “at risk” for an amount equal to its allocable share of capital invested (reduced by its allocable share of allowable losses) plus its allocable share of recourse debt for which the limited partner is liable.  Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at-risk.  Losses that cannot be claimed under the “at-risk” rules may be carried forward and deducted in subsequent tax years, subject to the “at-risk” and other applicable limitations on deductibility.

Because Altin:Fund’s allocable items of income, gain, loss and deductions will generally be derived from trading activities or consist of items of “portfolio income” and related losses, such items of income and loss generally will not be treated as derived from a “passive activity” and therefore, the passive activity loss rules should not result in any losses attributable to those trading activities being nondeductible for U.S. federal income tax purposes.  Similarly, income and gains attributable to those trading activities will not constitute passive income and may not be used to offset losses from passive activities.

Taxation of “Section 1256 Contracts” and Non-Section 1256 Contracts

The general partner anticipates that substantially all contracts traded by Altin:Fund will qualify as Section 1256 contracts.  Section 1256 contracts include regulated futures contracts (other than security futures contracts) traded on U.S. and certain non-U.S. futures exchanges, most options traded on U.S. futures exchanges and certain foreign currency contracts.  For U.S. federal income tax purposes, Section 1256 contracts that remain open at the close of the taxable year are treated as if they were sold at year-end.  The gain or loss on Section 1256 contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss (60/40 gain or loss), regardless of how long the contract was held.  Any gain or loss arising from actual sales of Section 1256 contracts are also treated as 60/40 gain or loss.

Contracts which are not Section 1256 contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions.  The gain or loss from these non-Section 1256 contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Limited Deductibility for Certain Altin:Fund Expenses

The general partner intends to report the trading advisors’ management and incentive fees and certain other expenses incurred by Altin:Fund as trade or business expenses that are not subject to the limitation on deductibility for investment expenses and other “miscellaneous itemized deductions”.  The IRS may, however, assert that such expenses be treated as investment expenses, or alternatively non-deductible capitalized expenses, and there can be no assurance that such assertions will not prevail.  In a recent revenue ruling, the IRS ruled that where an upper-tiered partnership held interests in several lower-tiered partnerships that were engaged in the trade or business of trading in securities, the fees charged or incurred by the upper-tiered partnership were not trade or business expenses, but rather expenses incurred in connection with investment activities.  Altin:Fund may invest less than 10% of its assets in third-party private placement offerings.  If some or all of Altin:Fund’s trading advisors’ management and incentive fees were recharacterized as investment expenses, the ability of limited partners who are non-corporate taxpayers to deduct their proportionate share of such expenses may be limited and such expenses would not be deductible at all for U.S. federal alternative minimum tax purposes.

Altin:Fund’s expenses of offering the units are not deductible or amortizable for U.S. federal income tax purposes.

Sale or Transfer of Units

Upon the sale or exchange of units, the selling limited partner generally will recognize capital gain or loss measured by the difference between the value of consideration received and its adjusted tax basis in the units.  However, the portion of the selling limited partner’s gain or loss attributable to ordinary income items of Altin:Fund (unrealized receivables and inventory) will be characterized as ordinary income or loss.

Capital Gain and Loss

Short-term capital gains and ordinary income are taxed up to a current maximum federal rate of 35% (expected to increase to 39.6% effective January 1, 2011).  Long-term capital gains generally are taxed up to a current maximum federal rate of 15% (expected to increase to 20% effective January 1, 2011).  Non-corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in excess of capital gains may be used to offset up to $3,000 ($1,500 for married individuals filing separately) of ordinary income.  Any unused capital losses can be carried over to future years.

Unlike net capital losses derived from the sale or exchange of a capital asset, a non-corporate taxpayer may elect to carry back net losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts.  To the extent the taxpayer cannot offset past Section 1256 contract gains, the taxpayer can carry forward such losses indefinitely.

A corporate taxpayer can deduct capital losses only against capital gains, and any net capital loss can generally be carried back three years and carried forward five years.  Net capital gains of corporate taxpayers are taxed at the same rate as ordinary income.

Alternative Minimum Tax

The IRC currently imposes an alternative minimum tax for individual taxpayers and for corporate taxpayers on the alternative minimum taxable income of a taxpayer in excess of an exemption amount.  A taxpayer is liable for the alternative minimum tax in addition to, but only to the extent it exceeds, the taxpayer’s regular tax.  A taxpayer’s alternative minimum taxable income is essentially its taxable income, adjusted for certain items and increased for certain items of tax preference.

The alternative minimum tax is not imposed on Altin:Fund.  Instead, each limited partner takes into account its share of Altin:Fund’s tax preference and other items for the purpose of computing its liability for the alternative minimum tax.  Therefore, prospective limited partners are urged to consult their own tax advisors with respect to the effect of an investment in Altin:Fund on their own alternative minimum tax situation.

Limitations on Deductions of Interest

The deduction by a non-corporate limited partner of its allocable share of interest expenses of Altin:Fund, or of any interest expense of the limited partner paid or accrued on indebtedness properly allocable to the limited partner’s units, may be subject to the investment interest limitation rules of IRC section 163(d).  IRC section 163(d) limits a non-corporate taxpayer’s deduction of investment interest expense in any year to its net investment income.  Net investment income does not include “net capital gain” (within the meaning of IRC Section 163(d)) and qualified dividend income (as defined in IRC Section 1(h)(11)(B)) absent an election by the limited partner to treat such gain or qualifying dividend as ordinary income.  The amount disallowed may be carried over to and deducted in subsequent years to the extent it would be deductible if incurred in that year.

Tax Elections

The IRC provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (IRC section 734) and transfers of units, including transfers by reason of death (IRC section 743), provided that the partnership has made an election under section 754 of the IRC.  As a result of the complexities and added expense of the tax accounting required to implement this election, the general partner may not make this election for Altin:Fund.  Therefore, the limited partners may lose any benefits which might otherwise be available to the limited partners from that election.

Tax Audits

All limited partners are required under the IRC to report all Altin:Fund items on their own returns consistently with the treatment by Altin:Fund, unless they file a statement with the IRS disclosing the inconsistencies.  An audit of Altin:Fund’s U.S. federal informational tax return may precipitate an audit of the limited partners’ U.S. federal income tax returns.  Further, any such audit might result in adjustments by the IRS to items of non-Altin:Fund income or loss.  Any additional U.S. federal income tax due as a result of any such adjustment will bear interest, which is generally nondeductible for non-corporate taxpayers.

Investment by Tax-Exempt Entities

Before investing in Altin:Fund, a tax-exempt investor should consider the special income tax rules applicable to it.  The following discussion relates solely to the U.S. federal income tax consequences to an investor that is tax-exempt and does not address state or local income tax matters.

Qualified Plans and certain other tax-exempt entities are subject to U.S. federal income tax with respect to any unrelated business taxable income.  Unrelated business taxable income includes income derived from a trade or business carried on by a tax-exempt entity or by a partnership of which the entity is a member.  Certain specified investment income (e.g., interest, dividends, rents from rental property, and gains on sale of assets held for investment) is generally not included in unrelated business income.  Furthermore, unrelated business taxable income does not include gains realized on the lapse or termination of options (assuming such options are not considered property includible in inventory or are held primarily for sale to third parties) to buy or sell securities when the options have been written in connection with the tax-exempt entity’s investment activities.  Based on Altin:Fund’s expected income and activities, a tax-exempt limited partner generally should not be required to pay tax on its share of Altin:Fund’s income or gains.  However, any gain or income earned from “debt financed” property is treated as income from an unrelated business, even if the income otherwise would have been excluded.

If an exempt investor incurs a debt to acquire its units, all income such exempt investor derives from Altin:Fund will be unrelated business income.  Accordingly, an investment in Altin:Fund may result in some unrelated business taxable income for an exempt investor and any exempt investors are urged to consult their own tax advisor.

The foregoing statements are not intended as a substitute for professional tax planning, particularly since certain of the income tax consequences of an investment in Altin:Fund may not be the same for all taxpayers.  In addition, the foregoing does not discuss state and local tax, estate tax, gift tax or other estate planning aspects of the investment, nor does it discuss the special income tax rules that would apply to foreign investors.  There can be no assurance that Altin:Fund’s or a limited partner’s tax returns will not be audited by the IRS, or that no adjustments to the returns will be made as a result of such an audit.  Accordingly, prospective limited partners in Altin:Fund are urged to consult their tax advisors with specific reference to their own tax situations under U.S. federal law and the provisions of applicable state laws before subscribing for units.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to ERISA or the IRC, or both.  This section discusses certain considerations that arise under ERISA and the IRC that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the IRC who has investment discretion should take into account before deciding to invest the plan’s assets in Altin:Fund.  Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the IRC as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the IRC likely to be raised by your advisors.  The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in Altin:Fund and the manner in which units should be purchased.

Prudence, Diversification and Prohibited Transactions

To the extent applicable, each prospective investor which is an employee benefit plan, within the meaning of section 3(3) of ERISA, should consider whether an investment in units: (1) satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; (2) is for the exclusive purpose of providing benefits to plan participants and beneficiaries and defraying reasonable plan expenses; (3) is in accordance with plan provisions and the plan’s investment policy, if any (to the extent consistent with ERISA); (4) is made solely in the best interests of plan participants and beneficiaries; and (5) is prudent in accordance with the requirement of section 404(a)(1)(B) of ERISA and the regulations promulgated thereunder, known as the “prudent expert rule,” keeping in mind, among other factors, the long-term and illiquid nature of the proposed investment.  Employee benefit plans, along with IRAs under IRC section 408(a) and retirement plans qualified under IRC section 401(a), should also consider whether (1) the investment is a prohibited transaction under section 406 of ERISA and/or IRC section 4975 and (2) the investment generates unrelated business taxable income.  Please see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES—Investment By Tax-Exempt Entities.”

Acceptance of subscriptions on behalf of plans is not to be construed as representation by Altin:Fund, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The plan fiduciary with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in Altin:Fund in light of the circumstances of the particular plan, current tax law and ERISA or state law (for government or church plans), as applicable.

Annual Evaluation

To enable fiduciaries of plans subject to annual reporting requirements under ERISA to file annual reports as they relate to an investment in units and to enable an IRA trustee or custodian to report annually the value of IRA investments in the units, such fiduciaries, trustees and custodians are furnished with statements of the fair market value of their units within 90 days after the close of each year.  There can be no assurance: (1) that such value could or will actually be realized upon liquidation (in part because statements of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of such units) nor (2) that such investors could realize the estimated value if they were to attempt to sell their units because no public market will exist for such units.

Plan Assets

ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustees or a duly authorized fiduciary (often an investment manager within the meaning of section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of such plans.  ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans and prohibits certain transactions between employee benefit plans and the fiduciaries of such plans or other persons who are parties in interest (within the meaning of section 3(14) of ERISA) to such plan.  Under the IRC, similar prohibitions apply to IRAs, medical and health savings accounts, education savings accounts and certain Keogh plans, including plans which may not be subject to ERISA.

If the assets of Altin:Fund were deemed to be “plan assets” under ERISA (1) the prudence and other fiduciary requirements of Title I of ERISA would apply to investments made by Altin:Fund; (2) the general partner and any additional general partners would be plan “fiduciaries” under ERISA with respect to such units; and (3) certain transactions of Altin:Fund, or into which Altin:Fund may seek to enter, might constitute “prohibited transactions” under ERISA or the IRC.  It is the intention of the general partner and Altin:Fund not to permit Altin:Fund assets to be deemed “plan assets” under ERISA.

Plan Asset Regulations

The U.S. Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), defining the term “plan assets.”  Generally, when an employee benefit plan makes an equity investment in another entity, the underlying assets of that entity will not be considered “plan assets” if:  (1) the equity interest is a “publicly-offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; (2) the entity in which the investment is made is an “operating company”; or (3) equity participation in such entity by “benefit plan investors” (including for this purpose (i) employee benefit plans, (ii) any plan described in section 4975(e)(1) of the IRC, or (iii) any other entity whose underlying assets include plan assets by reason of any plan’s investment in such entity) is “not significant.”  The Plan Asset Regulation defines a profit interest in a partnership as an equity interest.

Exception for “Publicly Offered Security.”  For the units to be considered a publicly offered security, they must be “widely held,” “freely transferable” and must satisfy certain registration requirements under federal securities laws.  Under the Plan Asset Regulation, a class of securities is considered “widely held” if it is owned by 100 or more investors who are independent of the issuer and of one another.  To assure satisfaction of this condition, investments by benefit plan investors will be limited to meet the not significant participation exception (described below), until such time as more than 150 investors acquire units.  Whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances.  However, the Plan Asset Regulation set forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable.  In particular, the Plan Asset Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable.  It is Altin:Fund’s view that the assets of an investing benefit plan investor will include its investment in the units; those assets will not, however, solely by reason of such investment, include any of the other underlying assets of Altin:Fund.  This view is based on the assumption that the 100-investor rule discussed above will be satisfied, that the units will be registered under the Securities Act within 120 days after the end of Altin:Fund’s fiscal year during which the offering of units occurred (or such later time as may be allowed by the SEC) and that the general partner will not impose transfer restrictions that would violate the “freely transferable” requirement.

Exception for Insignificant Participation by Benefit Plan Investors.  Until the “widely held” requirement for the publicly-offered securities exception is met, investments by benefit plan investors will be limited as necessary to meet the exception for insignificant participation by benefit plan investors.  The Plan Asset Regulation generally provides that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be “plan assets” if, in the aggregate, less than 25% of each class of equity interests in the corporation or partnership is held by benefit plan investors.  For purposes of this 25% rule, the interest of any person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the partnership or who provides investment advice for a fee (direct or indirect) with respect to such  assets, or any affiliates of such a person, is disregarded.  (These persons are not prohibited from purchasing units in Altin:Fund, but any units so purchased are disregarded in determining whether this exception is satisfied.)  The general partner may require a benefit plan investor to withdraw in the event equity participation by benefit plan investors is 25% or greater.  Assuming that all the equity participation by benefit plan investors in Altin:Fund is maintained at less than the 25% level, the assets of Altin:Fund will not be deemed plan assets under the Plan Asset Regulation.

As long as either the exception for publicly-offered securities or the exception for insignificant benefit plan investors applies, the general partner will not be regarded as a “fiduciary” (within the meaning of ERISA) with respect to employee benefit plans and transactions involving Altin:Fund, in general, will not be subject to the various fiduciary obligations or prohibitions imposed by ERISA.  Altin:Fund will accordingly invest its assets solely in accordance with the investment objectives expressed in this prospectus and without regard to the obligations or prohibitions that may apply to a benefit plan investor.  None of Altin:Fund, the general partner or any of their affiliates, agents, officers or employees, has any responsibility for advising any plan as to the advisability or prudence of an investment in Altin:Fund.

Prohibited Transactions

ERISA and the IRC generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees:

·	exercise any discretionary authority or discretionary control with respect to management of the plan;

·	exercise any authority or control with respect to management or disposition of the assets of the plan;

·	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

·	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

·	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the IRC when circumstances indicate that:  (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which

Altin:Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Altin:Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Altin:Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the IRC, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Altin:Fund and its custodial arrangement.  Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the IRC, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the IRC), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the IRC, which operate similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in Altin:Fund (and any continued investment in Altin:Fund), or the operation and administration of Altin:Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

PLAN OF DISTRIBUTION

The Selling Agents

The selling agents, the broker-dealers who are offering the units for sale, are offering the units on a best efforts basis without any firm underwriting commitment.  The general partner has entered into an agreement with MidAmerica Financial Services, Inc., to serve as the principal selling agent for Altin:Fund.  The general partner expects to enter into agreements with additional broker-dealers to act as selling agents.  The general partner may retain selling agents or may replace existing selling agents in its sole discretion.  From time to time, the general partner may also sell units directly.  The general partner will not receive selling agent compensation for its direct sales.  In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act.  However, in accordance with the NASAA Guidelines, Altin:Fund is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:

·	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or

·	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

·
a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Altin:Fund’s units were offered and sold with respect to such indemnification.

Selling Agent Compensation

Selling agents who sell class A units will receive an upfront sales commission of 3.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class A units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.

Selling agents who sell class B units will receive an upfront sales commission of 2.0% of the subscription price of the units sold by such selling agent.  The upfront sales commission will be prepaid by the general partner.  The initial net asset value of the purchased class B units will not be reduced by the payment of the upfront sales commission to the selling agents by the general partner.

Beginning in the 13th month after the initial sale date for the units, the class A units and class B units will be assessed a monthly charge calculated as follows:

·	0.25% of the month-end net asset value of the class A units (3.0% annually), subject to the fee limit.

·	0.1667% of the month-end net asset value of the class B units (2.0% annually), subject to the fee limit.

The general partner will pay such amount to the selling agents who sell class A units or class B units as ongoing compensation for continuing administrative services.  The class A units and class B units will continue to be assessed the charge set forth above until the fee limit is reached with respect to such units.

There is no selling agent compensation with respect to the class C units, class D units, class E units, or class I units.

The ongoing compensation with respect to the class A unit and class B units, once begun, will continue for as long as the units remain outstanding subject to the fee limit.  Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent’s standard compensation arrangements.  No selling agent will receive upfront sales commissions or ongoing compensation that exceeds the fee limit.

This offering will be made in compliance with FINRA Rule 2310.  The selling agents have advised Altin:Fund that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.  Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the class A units and class B units, plus 0.5% for bona fide due diligence fees.  Bona fide due diligence expenses will include actual costs incurred by third-party broker-dealers to review the business, financial statements, transactions and investments of Altin:Fund or the trading programs to determine the accuracy and completeness of information provided herein, the suitability of the investment for their clients and the integrity and management expertise of the general partner, the trading advisors and their respective personnel.  Costs may include telephone, postage and similar communication costs incurred in communicating with personnel of the general partner and the trading advisors and their respective outside accountants and counsel in this pursuit; travel and lodging costs  incurred in visiting their respective offices, reviewing their respective books and records and interviewing key personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the third-party broker-dealer; and the internal costs of time and materials expended by third-party broker-dealer personnel in this due diligence effort.  The general partner will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The fee limit is the total amount of selling agent compensation (including upfront and ongoing compensation) as well as payments to wholesalers, payments for sales conferences and other offering expenses that are items of compensation paid to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by the holder of the class A unit or class B unit when it is equal to 10% of the original purchase price paid by the holder of that unit.

Altin:Fund will advise the selling agents and the broker-dealers if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

All proceeds from this offering will be available for investment.  Although class A units and class B units pay upfront selling agent compensation, this compensation is prepaid by the general partner so that the initial subscription price for the class A units and class B units is not reduced.  In addition, the general partner is responsible for all initial organization and initial offering expenses of Altin:Fund.

Investor Suitability

The general partner cannot assure you that Altin:Fund will achieve its objectives or avoid substantial losses.  An investment in Altin:Fund is suitable only for a limited segment of the risk portion of an investor’s portfolio, and no one should invest more in Altin:Fund than he or she could afford to lose.

To invest in Altin:Fund, you must meet certain regulatory requirements.  Generally, you must have:

·	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

·	an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents.  Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside, if any.  If the subscriber is a fiduciary account the income and net worth standards described above must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.  You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted.  You should review the subscription requirements described in the subscription agreement carefully before deciding whether to invest.  An investment in Altin:Fund may not be suitable for you even if you meet the regulatory requirements described above and in the subscription requirements.  These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you.  In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund.  Employee benefit plans and investment retirement accounts are subject to special suitability requirements.  In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Altin:Fund than those described above or required by an individual state.  You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Altin:Fund.  If an investment in Altin:Fund is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose.  You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Altin:Fund in determining whether an investment in Altin:Fund is consistent with your overall portfolio objectives.

Minimum Investment

The minimum investment required to invest in the class A units, the class C units and the class I units is $10,000.  The minimum investment required to invest in the class B units is $100,000.  The minimum investment required to invest in the class D units is $5,000,000.  The class E units will not be offered to new investors so there is no minimum investment amount.  During the initial offering period, the class A units, class B units, class C units, class D units and class I units will be offered at a price of $1,000 per unit.  Thereafter, during the continuous offering period, the class A units, class B units, class C units and class D units at a price equal to the net asset value per unit of each of the units at the start of business on each closing date, which is the first business day of each month.  During the continuous offering period, existing limited partners will be able to purchase additional units of the same class of units they currently own with a minimum purchase of $1,000.

Any of these minimum investment requirements, including the requirement to invest in certain classes of units through registered investment advisors, may be waived by the general partner in its sole discretion.  From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

Subscription Procedures

During the initial offering period, subscriptions for units may be submitted to Altin:Fund for up to 90 days.  Subscriptions may be accepted or rejected by the general partner in its sole discretion.  During the initial offering period and any extensions thereof, subscriptions for units will be accepted at $1,000 per unit.  Thereafter, during the continuous offering period, the selling agents will offer the units at a price equal to the net asset value per unit of each of the units at the start of business on each closing date, which is the first business day of each month.

After the initial offering period, you may buy units as of any closing date, which is the first business day of each month, by submitting your subscription at least three business days before such closing date or at an earlier date if required by your selling agent.  The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date.  Units will be sold in fractions calculated to three decimal places.  There is no minimum aggregate subscription amount that must be received before new investors’ funds may be invested.

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion.  Your subscription funds will be held in Altin:Fund’s escrow account at Huntington National Bank, Corporate Trust Department, until your closing date.  If the general partner accepts your subscription, your subscription funds will be invested in Altin:Fund on the applicable closing date and the general partner will deposit your subscription funds in Altin:Fund’s interest bearing custodial account until invested.  If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment.  You will not directly pay any sales commissions to the selling agents.  All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets, but class A and class B will be assessed a charge to reimburse the general partner.  Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor’s financial condition and investment objectives.  No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Altin:Fund.  If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “ALTIN:FUND, LIMITED PARTNERSHIP — Subscription Account,” or authorize a wire or ACH transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.  Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least three business days prior to the applicable closing date.  If the investment is in the same class of units owned by the existing limited partner, the minimum investment is $1,000.

In addition, the general partner must consent to each subscription, which consent may be withheld in whole or in part for any reason.  In the subscription agreement, you are also required to represent that you received the final prospectus five business days prior to the date of your subscription agreement.  We are prohibited from selling units to you until five business days after you receive the final prospectus.  If you did not receive the final prospectus five business days in advance, you have the right to withdraw your subscription.

Ineligible Investors

Units may not be purchased with the assets of an ERISA Plan if the general partner, the trading advisor or any of their respective affiliates (1) is an employer maintaining or contributing to such ERISA Plan or (2) has investment discretion over the investment of the assets of the ERISA Plan.  An investment in any class of units of Altin:Fund is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

Compliance With Anti-Money Laundering Laws

To satisfy Altin:Fund’s, the general partner’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters.  The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require to satisfy applicable anti-money laundering obligations.  By subscribing for units in Altin:Fund, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in Altin:Fund, you must make representations and warranties in the subscription agreement and power of attorney.  The representations and warranties enable the general partner to determine whether you are qualified to invest in Altin:Fund.  The representations and warranties relate to:

·	your eligibility to invest in Altin:Fund, including legal age, net worth, annual income, investment objectives and investment experience;

·	your representative capacity;

·	information provided by you;

·	information received by you;

·	investments made on behalf of employee benefit plans; and

·	your compliance with applicable anti-money laundering laws.

PRIVACY POLICY

Altin:Fund and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests.  None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Altin:Fund — and then only subject to customary undertakings of confidentiality.  Altin:Fund and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law.  Altin:Fund and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors.  Altin:Fund and the general partner each maintain physical, electronic and procedural controls to safeguard this information.  These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information; (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information; and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

Legal matters in connection with this offering have been passed upon for Altin:Fund and the general partner by Vedder Price P.C., 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601.  Vedder Price P.C. acts as counsel generally for the general partner and advises the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, Altin:Fund.  Vedder Price P.C. may also represent certain affiliates of the general partner from time to time in various matters.

ADDITIONAL INFORMATION

Altin:Fund has filed with the SEC in Washington, DC a registration statement covering all classes of units on Form S-1, as amended, with respect to the securities offered hereby.  This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the registration statement.  A copy of the registration statement has also been provided to the NFA, Chicago, Illinois.  The descriptions contained herein of agreements included as exhibits are necessarily summaries.  Reference is made to the registration statement, including the exhibits attached to the statement of additional information thereto, for further information with respect to Altin:Fund and each class of units.  You may read and copy the registration statement and the exhibits to the registration statement at the SEC Public Reference Room located at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The registration statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.  You may also find certain information about the general partner and Altin:Fund at Altin:Fund’s website, http://www.altinfund.com.

EXPERTS

The statements of financial condition of Altin:Fund and Altin Holdings, LLC included in this prospectus have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given on the authority of such firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

Altin:Fund, Limited Partnership
Condensed Statement of Financial Condition as of September 30, 2010 (unaudited) and December 31, 2009	116
Notes to the Condensed Statement of Financial Condition (unaudited)	117
Report of Independent Registered Public Accounting Firm	125
Statement of Financial Condition as of December 31, 2009	126
Notes to the Statement of Financial Condition	127

Altin Holdings, LLC
Condensed Consolidated Statement of Financial Condition as of September 30, 2010 (unaudited)	135
Notes to the Condensed Consolidated Statement of Financial Condition (unaudited)	136
Report of Independent Registered Public Accounting Firm	148
Statement of Financial Condition as of December 31, 2009	149
Notes to the Statement of Financial Condition	150

ALTIN:FUND, LIMITED PARTNERSHIP
CONDENSED STATEMENT OF FINANCIAL CONDITION

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Cash	$95	$100
Total Assets	$95	$100
Liabilities and Partner’s Capital
Liabilities
Due to Altin Holdings, LLC	$95	$100
Partner’s Capital
Partner’s capital	100	100
Contribution receivable	(100)	(100)
Total Partner’s Capital	—	—
Total Liabilities and Partner’s Capital	$95	$100
See accompanying notes

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE A — Organization

            Altin:Fund, Limited Partnership (the "Fund"), was formed as a Delaware limited partnership on April 13, 2009, pursuant to the terms of its limited partnership agreement, as amended. The Fund has not yet commenced trading operations. The Fund intends to engage in trading U.S. and international futures contracts, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of the Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. Altin Holdings, LLC (the “General Partner”), a Michigan limited liability company, is the General Partner of the Fund and is responsible for the management of the Fund.  The Fund will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in the limited partnership agreement. The General Partner is a member of the National Futures Association and is a commodity pool operator effective March 28, 2006. The General Partner is also a Registered Investment Adviser with the Securities and Exchange Commission (“SEC”) since November 2008. The Fund has selected a fiscal year ending on December 31 as its fiscal year end.

At December 31, 2009, the Fund has not generated any revenues and has been dependent upon advances from the General Partner. Once the Fund commences operations, the management of the Fund expects to generate sufficient revenue to meet its operational expenses.

There can be no assurance that additional funds will be available to the Fund, or available on terms acceptable to the Fund.

The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission and therefore does not include all information and footnote disclosure required under accounting principles generally accepted in the United States of America. The financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the financial statements for the interim period. These condensed statement financial condition should be read in conjunction with the audited statement of financial condition included herein.

NOTE B — Summary of Significant Accounting Policies

(1)        Cash and cash equivalents:

Cash and cash equivalents will include all cash and money market accounts.  The Company intends to maintain its cash and cash equivalents with one financial institution.  Balances on deposit may from time to time exceed account insurance or other protection afforded such deposits.

(2)        Securities valuation:

All investments in securities will be classified as trading. Securities listed on a national securities exchange will be valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. Any other securities not traded as described above are valued at their fair value as determined in good faith by the Board of Directors of the General Partner. The resulting unrealized gains and losses will be included in the statement of operations.

(3)        Securities transactions and investment income:

Securities transactions will be recorded on a trade date basis. Realized gains and losses on sales of securities will be determined using the first-in, first-out method and will be included in the statement of operations.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(4)        Futures contracts:

During the period in which the futures contract is open, changes in the contract value are recorded as an unrealized gain or loss by marking the contract to market to reflect the value of the contract at the end of trading on the reporting date. Futures contracts are valued at the settlement price established by the board of trade or exchange on which they are traded. The resulting unrealized gains or losses will be included as an asset or liability in the statement of financial condition and in the statement of operations. Realized gains and losses will be included in the statement of operations.

(5)        Options:

Premiums paid for options contracts purchased will be disclosed in the statement of financial condition. Options contracts will be valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. If the sales price is outside the range of the bid/ask price, the average of the bid/ask price will be used. If no sale is reported, the average of the bid/ask price will be used. When option contracts expire or are closed, realized gains or losses will be recognized in the statement of operations without regard to any unrealized gains or losses on the underlying securities.

(6)        Swaps:

The Fund may enter into swap agreements. The swaps will be marked-to-market on a daily basis. The Fund recognizes in the statement of financial condition the swap agreements at fair value and changes in the fair values will be reflected as gain or loss in the statement of operations. When a contract is closed, the Fund records in the statement of operations a realized gain or loss equal to the cash exchanged.

(7)        Forward contracts:

The Fund may enter into forward contracts. Forward transactions are contracts or agreements for delayed delivery of specific currencies or commodities in which the seller agrees to make delivery at a specified future date of specified currencies or commodities. Risks associated with forward contracts are the inability of counterparties to meet the terms of their contracts and movements in fair values. Gains and losses on forward transactions will be recorded based on changes in fair values and will be included with net gain (loss) in the statement of operations.

(8)        Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

(9)        Income taxes:

The Fund is not taxed on its income. Instead, the individual investors’ respective shares of the Fund’s income will be reported on the individual investors’ income tax returns.

The Fund has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense.  All tax years which are statutorily open are subject to examination by the appropriate taxing authorities.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(10)      Recently Issued Accounting Pronouncements:

In June 2009, the FASB issued revisions which modify how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The changes clarify that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The changes require an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity.  The changes also require additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement.  The changes are effective for fiscal years beginning after November 15, 2009 and are effective for the Fund on January 1, 2010. The FASB has currently deferred the effective date of the changes.  The adoption of this guidance did not have an impact on the Fund’s financial statements.

In January 2010, the FASB amended the existing disclosure guidance on fair value measurements, which was effective January 1, 2010, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective January 1, 2011. Among other things, the updated guidance requires additional disclosure for the amounts of significant transfers in and out of Level 1 and Level 2 measurements and requires certain Level 3 disclosures on a gross basis. Additionally, the updates amend existing guidance to require a greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. Since the amended guidance requires only additional disclosures, the adoption of the provisions effective January 1, 2011 will not impact the Fund’s financial position or results of operations. The implementation of this guidance, for the provisions effective January 1, 2010, did not have a material impact on the Fund’s financial statements.

NOTE C — Offering and Organization Costs

Costs incurred in connection with organizing the Fund and the initial offering costs of the Units will be borne by the General Partner, and are not subject to reimbursement by the Fund.   Such costs incurred through September 30, 2010 by the General Partner amounted to approximately $421,541.

NOTE D — Fees

Management Fees and Incentive Allocations:

There will be no management fees or incentive allocations payable to the General Partner for any classes of units (see General Partner Fees below).

Trading Advisor Fees:

The Fund will pay each of the trading advisors a monthly management fee at an annual rate of 1.5% to 2.0% of the allocated net assets of the Fund allocated to each trading advisor as follows:  2.0% will be paid to each of Welton Investment Corporation, QuantMetrics Capital Management LLP, Fall River Capital, LLC, Rosetta Capital Management, LLC, and 1.5% to another trading advisor to be added by a pre-effective amendment.  The Fund will pay the trading advisors a quarterly incentive fee of 20% based on any new or net trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter. Generally, new or net trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE D — Fees (continued)

Trading Advisor Fees:  (continued)

The trading advisors and expected investment allocations are expected to be as follows:

Name of Trading Advisor	Investment Allocation
Welton Investment Corporation	25%
QuantMetrics Capital Management LLP	16%
Rosetta Capital Management, LLC	10%
Fall River Capital, LLC	10%
Other Commodity Trading Advisor(s)	25%
Other Private Funds	Less than 10%

General Partner Fees:

The Fund will pay the following fees and expenses which are payable based on each Units month-end net assets as follows:

Units	Brokerage Fees	Selling Agent Fees (To General Partner)	Organization and Offering Expenses
Class A	approximately 0.2167% monthly (2.6% annually)	.25% monthly (3% annually), until the fee limit is reached	1.5% per annum (paid monthly)
Class B	approximately 0.2167% monthly (2.6% annually)	.166667% monthly (2% annually), until the fee limit is reached	1.5% per annum (paid monthly)
Class C	approximately 0.2167% monthly (2.6% annually)	N/A	1.5% per annum (paid monthly)
Class D	approximately 0.1750% monthly (2.1% annually)	N/A	1.0% per annum (paid monthly)
Class E	approximately 0.2167% monthly (2.6% annually)	N/A	1.5% per annum (paid monthly)
Class I	approximately 0.1334% monthly (1.6% annually)	N/A	1.5% per annum (paid monthly)

Brokerage Commissions:

The General Partner pays from the brokerage fees all brokerage commissions, investment and trading fees and expenses in connection with the Fund’s trading activities.  Such fees are payable to the clearing brokers, floor brokers, executing brokers and dealers engaged from time to time.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE D — Fees (continued)

Brokerage Commissions: (continued)

The brokerage charge is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage. The Futures Commission Merchants ("FCMs") receive all brokerage commissions and applicable exchange fees which include clearing, execution and give-up fees, floor brokerage fees, exchange and National Futures Association fees and any other transaction costs.  The payments to the FCMs will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of the Fund.

Organization and Offering Costs:

The organization and offering expenses for the Fund after the initial offering period will be advanced by the General Partner.  Such expenses include all fees and expenses in connection with the distribution of the units, including regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund (each of whom will be a registered representative of a registered broker-dealer).  The General Partner will be reimbursed by the Fund on a monthly basis (see fee above) for such organization and offering expenses.

In the event that such expenses exceed the fees incurred in any calendar year, the General Partner may require the Fund to reimburse the General Partner in any subsequent calendar year, provided that the maximum amount reimbursed by the Fund will not exceed the annual operating expense set forth below.  Organization and offering expenses in excess of this limitation will be fully absorbed by the General Partner.  In the event the Fund terminates prior to the completion of any reimbursement of the aforementioned costs, the General Partner will not be entitled to any additional reimbursement from the Fund for such expenses.

Selling Agent Fees:

The General Partner will pay the Selling Agents’ ongoing selling agent compensation on a quarterly basis.  The obligation of the Class A Units and Class B Units to pay the selling agent compensation remains until the fee limit is reached. The fee limit is the total amount of selling agent compensation (including upfront and ongoing compensation) as well as payments to wholesalers, payments for sales conferences and other offering expenses that are items of compensation paid to Financial Industry Regulatory Agency  (“FINRA”) members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by the holder of the class A unit or class B unit when it is equal to 10% of the original purchase price paid by the holder of that unit.

Operating Expenses:

The Fund will bear all ongoing operating expenses subject to a maximum charge for such expenses of 1.0% per annum of the average net asset value for any year (from and after the initial closing date of the Fund for the year in which the initial closing occurs).  The Fund may pay the General Partner directly to cover administrative expenses incurred on behalf of the Fund subject to such cap.  The Fund is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE D — Fees (continued)

Operating Expenses: (continued)

If the actual operating expenses are higher than 1.0% of the Fund’s average net asset value for any year (from and after the initial closing date for the year in which the initial closing occurs), the General Partner, not the Fund, will bear the excess amount.

Redemption Fee:

In order to reimburse the General Partner for the upfront commission (charged based on the aggregate subscription amount) paid to the selling agents, the class A units and class B units pay a pro rata redemption fee to the General Partner during the first 12 months after issuance of such units.  Class A and class B units redeemed prior to the first anniversary of the purchase date will be subject to a redemption fee equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the subscription price for such units on the purchase date, divided by twelve (ii) multiplied by the number of months remaining before the first anniversary of the purchase date.

NOTE E — Partnership Capital

As of September 30, 2010, the Fund had a subscription receivable from the General Partner for a $100 capital contribution to the Fund.

The Fund is authorized to issue six separate and distinct classes of limited partnership interests (“Units”) to authorized purchasers.  The classes are Class A, B, C, D, E, and I.  The Fund may issue future classes of limited partnership units, the details of which will be set forth at that time.

Class A Units:

The class A units will be offered through approved selling agents to investors in commission based accounts. The minimum initial investment in class A units will be $10,000.   Class A’s minimum investment requirement may be waived by the General Partner in its sole discretion.  The class A units will be exchanged for class E units when the general partner determines that the fee limit disclosed in Note D above is reached.

Class B Units:

The class B units will be offered through approved selling agents to investors in commission based accounts. The minimum initial investment in class B units will be $100,000.  Class B’s minimum investment requirement may be waived by the General Partner in its sole discretion.  The class B units will be exchanged for class E units when the general partner determines that the fee limit disclosed in Note D above is reached.

Class C Units:

The class C units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly. The minimum initial investment in class C units will be $10,000.  Class C’s minimum investment requirement may be waived by the General Partner in its sole discretion.

Class D Units:

The minimum initial investment in class D units will be $5,000,000.  Class D’s minimum investment requirement may be waived by the General Partner in its sole discretion.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE E — Partnership Capital (continued)

Class E Units:

Class E units will be issued in exchange for the class A units and class B units when the fee limit is reached with respect to such units.  The class I units will automatically convert to class E units on the month end immediately following the 12-month anniversary of the date of the investment of such units.  The units will exchange at the net asset value per unit on the date of the exchange.  Class E’s minimum investment requirement may be waived by the General Partner in its sole discretion.

Class I Units:

The class I units will be offered only during the initial offering period. The class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The minimum initial investment in class I units will be $10,000. There will be no upfront sales commission or ongoing compensation to the selling agents. Class I’s minimum investment requirement may be waived by the General Partner in its sole discretion. The class I units are subject to automatic exchange to class E units on the month end immediately following the 12-month anniversary of the date the investment was accepted by Altin:Fund.  The units will exchange at the net asset value per unit on the date of the exchange.

Allocation of Partnership Income and Losses:

Profit or loss shall be allocated among the partners in proportion to the number and class of Units each partner holds as of the close of business on the last business day of the month.

If the net asset value of any class of units decreases 50% or more during any reporting period, the General Partner will suspend trading for the Fund and will offer redemptions to all limited partners for a period of 10 business days before trading activity is resumed. If the loss limitation is triggered, the Fund will not terminate or liquidate.

Calculation of Net Asset Value:

The General Partner will cause the Fund’s third-party administrator to calculate net asset value for each class of Unit on a daily basis before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit ownership percentages.  Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit ownership percentage.  The amount of any distribution to a Partner and any amount paid to a partner in redemption shall be charged to that Partner’s capital account.

Redemptions:

Limited Partners may  redeem all or any part of their Units as of the last business day of any month upon at least fifteen (15) days advanced written notice to the General Partner (or the third-party administrator), or at such other times as the General Partner in its sole discretion may permit.  Neither the Fund nor the General Partner will charge a redemption fee; however, the Fund’s third-party administrator may charge a reasonable processing fee, to be paid by the Limited Partner requesting redemption.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE CONDENSED STATEMENT OF FINANCIAL CONDITION
September 30, 2010 (unaudited)

NOTE F — Commitments and Contingencies

The General Partner intends to enter into selling arrangements with selling agents, each of whom is a registered broker-dealer and member of FINRA.  The principal of the General Partner is a registered representative of one such selling agent but will not participate in any fees earned by that selling agent for sales of the Units. The Fund will pay brokerage commissions on its commodity interest transactions at rates negotiated by the General Partner with the FCMs through which the Fund’s transactions are cleared.

The Fund also intends to enter into an escrow agreement, whereby the escrow agent will hold investments on behalf of the Fund. The General Partner of the Fund will pay the fees of the escrow agent, which shall be agreed to from time to time between the parties. In addition, the Fund intends to enter an administrative agency agreement, with a third-party administrator, whereby that company will act as the administrative agent, transfer agent and registrar for the Fund. The General Partner will pay the fees of the escrow agent and the third-party administrator for their services under these agreements and such fees will be determined by the parties from time to time.

Note G — Subsequent Events

During December 2010, the Fund amended its limited partnership agreement, which will be effectuated upon acceptance of limited partners. All changes are reflected within the notes to the statement of financial condition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Altin:Fund, Limited Partnership

We have audited the accompanying statement of financial condition of Altin:Fund, Limited Partnership (the “Fund”) as of December 31, 2009. The statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Altin:Fund, Limited Partnership at December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/EisnerAmper LLP

New York, New York
December 27, 2010

ALTIN:FUND, LIMITED PARTNERSHIP
STATEMENT OF FINANCIAL CONDITION
December 31, 2009

Assets
Cash	$100
Total Assets	$100
Liabilities and Partner’s Capital
Liabilities
Due to Altin Holdings, LLC	$100
Partner’s Capital
Partner’s capital	100
Contribution receivable	(100)
Total Partner’s Capital	—
Total Liabilities and Partner’s Capital	$100
See accompanying notes

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE A — Organization

Altin:Fund, Limited Partnership (the "Fund"), was formed as a Delaware limited partnership on April 13, 2009, pursuant to the terms of its limited partnership agreement, as amended. The Fund has not yet commenced trading operations. The Fund intends to engage in trading U.S. and international futures contracts, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts by implementing the trading methods of the independent commodity trading advisors engaged by the general partner on behalf of the Fund or by investing directly into private funds engaged in similar trading. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. Altin Holdings, LLC (the “General Partner”), a Michigan limited liability company, is the General Partner of the Fund and is responsible for the management of the Fund.  The Fund will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in the limited partnership agreement. The General Partner is a member of the National Futures Association and is a commodity pool operator effective March 28, 2006. The General Partner is also a Registered Investment Adviser with the Securities and Exchange Commission (“SEC”) since November 2008. The Fund has selected a fiscal year ending on December 31 as its fiscal year end.

At December 31, 2009, the Fund has not generated any revenues and has been dependent upon advances from the General Partner. Once the Fund commences operations, the management of the Fund expects to generate sufficient revenue to meet its operational expenses.

There can be no assurance that additional funds will be available to the Fund, or available on terms acceptable to the Fund.

NOTE B — Summary of Significant Accounting Policies

(1)        Cash and cash equivalents:

Cash and cash equivalents will include all cash and money market accounts.  The Company intends to maintain its cash and cash equivalents with one financial institution.  Balances on deposit may from time to time exceed account insurance or other protection afforded such deposits.

(2)        Securities valuation:

All investments in securities will be classified as trading. Securities listed on a national securities exchange will be valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. Any other securities not traded as described above are valued at their fair value as determined in good faith by the Board of Directors of the General Partner. The resulting unrealized gains and losses will be included in the statement of operations.

(3)        Securities transactions and investment income:

Securities transactions will be recorded on a trade date basis. Realized gains and losses on sales of securities will be determined using the first-in, first-out method and will be included in the statement of operations.

(4)        Futures contracts:

During the period in which the futures contract is open, changes in the contract value are recorded as an unrealized gain or loss by marking the contract to market to reflect the value of the contract at the end of trading on the reporting date. Futures contracts are valued at the settlement price established by the board of trade or exchange on which they are traded. The resulting unrealized gains or losses will be included as an asset or liability in the statement of financial condition and in the statement of operations. Realized gains and losses will be included in the statement of operations.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE B — Summary of Significant Accounting Policies (continued)

(5)        Options:

Premiums paid for options contracts purchased will be disclosed in the statement of financial condition. Options contracts will be valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. If the sales price is outside the range of the bid/ask price, the average of the bid/ask price will be used. If no sale is reported, the average of the bid/ask price will be used. When option contracts expire or are closed, realized gains or losses will be recognized in the statement of operations without regard to any unrealized gains or losses on the underlying securities.

(6)        Swaps:

The Fund may enter into swap agreements. The swaps will be marked-to-market on a daily basis. The Fund recognizes in the statement of financial condition the swap agreements at fair value and changes in the fair values will be reflected as gain or loss in the statement of operations. When a contract is closed, the Fund records in the statement of operations a realized gain or loss equal to the cash exchanged.

(7)        Forward contracts:

The Fund may enter into forward contracts. Forward transactions are contracts or agreements for delayed delivery of specific currencies or commodities in which the seller agrees to make delivery at a specified future date of specified currencies or commodities. Risks associated with forward contracts are the inability of counterparties to meet the terms of their contracts and movements in fair values. Gains and losses on forward transactions will be recorded based on changes in fair values and will be included with net gain (loss) in the statement of operations.

(8)        Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

(9)        Income taxes:

The Fund is not taxed on its income. Instead, the individual investors’ respective shares of the Fund’s income will be reported on the individual investors’ income tax returns.

The Fund has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense.  All tax years which are statutorily open are subject to examination by the appropriate taxing authorities.

(10)      Recently Issued Accounting Pronouncements:

In April 2009, the Financial Accounting Standards Board (“FASB”) issued accounting guidance clarifying how the fair value of a financial asset is determined when the market for that financial asset is inactive.  The guidance was effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively.  The Fund adopted the guidance upon its formation.  As required, the Fund also adopted guidance relating to recognition and presentation of other-than-temporary impairments, upon its formation.  The adoption of these pronouncements did not have an impact on the Fund’s financial statements.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE B — Summary of Significant Accounting Policies (continued)

(10)        Recently Issued Accounting Pronouncements: (continued)

In March 2008, the FASB issued accounting guidance which established among other things, the disclosure requirements for derivative instruments and for hedging activities.  The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Fund’s adoption of the guidance effective upon its formation did not have a material impact on the Fund’s financial statements.

Effective for the quarter ending June 30, 2009, the Fund adopted ASC Topic 855, “Subsequent Events” which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The adoption of ASC Topic 855 did not have a material impact on the Fund’s financial statements.

In June 2009, the FASB issued revisions which require additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  The changes eliminate the concept of a “qualifying special-purpose entity,” which is the requirement for derecognizing financial assets, and requires additional disclosures.  The changes are effective for fiscal years beginning after November 15, 2009.  The changes are effective for the Fund on January 1, 2010.  The Fund is evaluating the impact of adopting the changes and its impact on the Fund’s financial statements.

In June 2009, the FASB issued revisions which modify how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The changes clarify that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The changes require an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity.  The changes also require additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement.  The changes are effective for fiscal years beginning after November 15, 2009 and are effective for the Fund on January 1, 2010. The FASB has currently deferred the effective date of the changes.  The Fund is evaluating the impact of adopting the changes once effective and its impact on the Fund’s financial statements.

NOTE C — Offering and Organization Costs

Costs incurred in connection with organizing the Fund and the initial offering costs of the Units will be borne by the General Partner, and are not subject to reimbursement by the Fund.   Such costs incurred through December 31, 2009 by the General Partner amounted to approximately $358,122.

NOTE D — Fees

Management Fees and Incentive Allocations:

There will be no management fees or incentive allocations payable to the General Partner for any classes of units (see General Partner Fees below).

Trading Advisor Fees:

The Fund will pay each of the trading advisors a monthly management fee at an annual rate of 1.5% to 2.0% of the allocated net assets of the Fund allocated to each trading advisor as follows:  2.0% will be paid to each of Welton Investment Corporation, QuantMetrics Capital Management LLP, Fall River Capital, LLC, Rosetta Capital Management, LLC, and 1.5% to another trading advisor to be added by a pre-effective amendment. The Fund will pay the trading advisors a quarterly incentive fee of 20% based on any new or net trading profits achieved on the trading advisor’s allocated net assets at the

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE D — Fees (continued)

Trading Advisor Fees: (continued)

end of each calendar quarter. Generally, new or net trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.

The trading advisors and expected investment allocations are expected to be as follows:

Name of Trading Advisor	Investment Allocation
Welton Investment Corporation	25%
QuantMetrics Capital Management LLP	16%
Rosetta Capital Management, LLC	10%
Fall River Capital, LLC	10%
Other Commodity Trading Advisor(s)	25%
Other Private Funds	Less than 10%

General Partner Fees:

The Fund will pay the following fees and expenses which are payable based on each Units month-end net assets as follows:

Units	Brokerage Fees	Selling Agent Fees (To General Partner)	Organization and Offering Expenses
Class A	approximately 0.2167% monthly (2.6% annually)	.25% monthly (3% annually), until the fee limit is reached	1.5% per annum (paid monthly)
Class B	approximately 0.2167% monthly (2.6% annually)	.166667% monthly (2% annually), until the fee limit is reached	1.5% per annum (paid monthly)
Class C	approximately 0.2167% monthly (2.6% annually)	N/A	1.5% per annum (paid monthly)
Class D	approximately 0.1750% monthly (2.1% annually)	N/A	1.0% per annum (paid monthly)
Class E	approximately 0.2167% monthly (2.6% annually)	N/A	1.5% per annum (paid monthly)
Class I	approximately 0.1334% monthly (1.6% annually)	N/A	1.5% per annum (paid monthly)

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE D — Fees (continued)

Brokerage Commissions:

The General Partner pays from the brokerage charge all brokerage commissions, investment and trading fees and expenses in connection with the Fund’s trading activities.  Such fees are payable to the clearing brokers, floor brokers, executing brokers and dealers engaged from time to time.

The brokerage charge is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage.  The Futures Commission Merchants ("FCMs") receive all brokerage commissions and applicable exchange fees which include clearing, execution and give-up fees, floor brokerage fees, exchange and National Futures Association fees and any other transaction costs.  The payments to the FCMs will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of the Fund.

Organization and Offering Costs:

The organization and offering expenses for the Fund after the initial offering period will be advanced by the General Partner.  Such expenses include all fees and expenses in connection with the distribution of the units, including regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund (each of whom will be a registered representative of a registered broker-dealer).  The General Partner will be reimbursed by the Fund on a monthly basis (see fee above) for such organization and offering expenses.

In the event that such expenses exceed the fees incurred in any calendar year, the General Partner may require the Fund to reimburse the General Partner in any subsequent calendar year, provided that the maximum amount reimbursed by the Fund will not exceed the annual operating expense set forth below.  Organization and offering expenses in excess of this limitation will be fully absorbed by the General Partner.  In the event the Fund terminates prior to the completion of any reimbursement of the aforementioned costs, the General Partner will not be entitled to any additional reimbursement from the Fund for such expenses.

Selling Agent Fees:

The General Partner will pay the Selling Agents’ ongoing selling agent compensation on a quarterly basis.  The obligation of the Class A Units and Class B Units to pay the selling agent compensation remains until the fee limit is reached. The fee limit is the total amount of selling agent compensation (including upfront and ongoing compensation) as well as payments to wholesalers, payments for sales conferences and other offering expenses that are items of compensation paid to Financial Industry Regulatory Agency  (“FINRA”) members (but excluding, among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by the holder of the class A unit or class B unit when it is equal to 10% of the original purchase price paid by the holder of that unit.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE D — Fees (continued)

Operating Expenses:

The Fund will bear all ongoing operating expenses subject to a maximum charge for such expenses of 1.0% per annum of the average net asset value for any year (from and after the initial closing date of the Fund for the year in which the initial closing occurs).  The Fund may pay the General Partner directly to cover administrative expenses incurred on behalf of the Fund subject to such cap.  The Fund is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate.

If the actual operating expenses are higher than 1.0% of the Fund’s average net asset value for any year (from and after the initial closing date for the year in which the initial closing occurs), the General Partner, not the Fund, will bear the excess amount.

Redemption Fee:

In order to reimburse the General Partner for the upfront commission (charged based on the aggregate subscription amount) paid to the selling agents, the class A units and class B units pay a pro rata redemption fee to the General Partner during the first 12 months after issuance of such units.  Class A and class B units redeemed prior to the first anniversary of the purchase date will be subject to a redemption fee equal to the product of (i) 3.0% (in the case of class A units) or 2.0% (in the case of class B units) of the subscription price for such units on the purchase date, divided by twelve, multiplied by (ii) the number of months remaining before the first anniversary of the purchase date.

NOTE E — Partnership Capital

As of December 31, 2009, the Fund had a subscription receivable from the General Partner for a $100 capital contribution to the Fund.

The Fund is authorized to issue six separate and distinct classes of limited partnership interests (“Units”) to authorized purchasers.  The classes are Class A, B, C, D, E, and I.  The Fund may issue future classes of limited partnership units, the details of which will be set forth at that time.

Class A Units:

The class A units will be offered through approved selling agents to investors in commission based accounts. The minimum initial investment in class A units will be $10,000.   Class A’s minimum investment requirement may be waived by the General Partner in its sole discretion. The class A units will be exchanged for class E units when the general partner determines that the fee limit disclosed in Note D above is reached.

Class B Units:

The class B units will be offered through approved selling agents to investors in commission based accounts. The minimum initial investment in class B units will be $100,000.  Class B’s minimum investment requirement may be waived by the General Partner in its sole discretion. The class B units will be exchanged for class E units when the general partner determines that the fee limit disclosed in Note D above is reached.

Class C Units:

The class C units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly. The minimum initial investment in class C units will be $10,000.  Class C’s minimum investment requirement may be waived by the General Partner in its sole discretion.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE E — Partnership Capital (continued)

Class D Units:

The minimum initial investment in class D units will be $5,000,000.  Class D’s minimum investment requirement may be waived by the General Partner in its sole discretion.

Class E Units:

Class E units will be issued in exchange for the class A units and class B units when the fee limit is reached with respect to such units.  The class I units will automatically convert to class E units on the month end immediately following the 12-month anniversary of the date of the investment of such units.  The units will exchange at the net asset value per unit on the date of the exchange.  Class E’s minimum investment requirement may be waived by the General Partner in its sole discretion.

Class I Units:

The class I units will be offered only during the initial offering period. The class I units are offered to investors who invest through approved selling agents who are separately compensated by the investor directly.  The minimum initial investment in class I units will be $10,000. There will be no upfront sales commission or ongoing compensation to the selling agents. Class I’s minimum investment requirement may be waived by the General Partner in its sole discretion. The class I units are subject to automatic exchange to class E units on the month end immediately following the 12-month anniversary of the date the investment was accepted by Altin:Fund.  The units will exchange at the net asset value per unit on the date of the exchange.

Allocation of Partnership Income and Losses:

Profit or loss shall be allocated among the partners in proportion to the number and class of Units each partner holds as of the close of business on the last business day of the month.

If the net asset value of any class of units decreases 50% or more during any reporting period, the General Partner will suspend trading for the Fund and will offer redemptions to all limited partners for a period of 10 business days before trading activity is resumed. If the loss limitation is triggered, the Fund will not terminate or liquidate.

Calculation of Net Asset Value:

The General Partner will cause the Fund’s third-party administrator to calculate net asset value for each class of Unit on a daily basis before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees, shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit ownership percentages.  Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit ownership percentage.  The amount of any distribution to a Partner and any amount paid to a partner in redemption shall be charged to that Partner’s capital account.

Redemptions:

Limited Partners may redeem all or any part of their Units as of the last business day of any month upon at least fifteen (15) days advance written notice to the General Partner (or the third-party administrator), or at such other times as the General Partner in its sole discretion may permit.  Neither the Fund nor the General Partner will charge a redemption fee; however, the Fund’s third-party administrator may charge a reasonable processing fee, to be paid by the Limited Partner requesting redemption.

ALTIN:FUND, LIMITED PARTNERSHIP

NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2009

NOTE F — Commitments and Contingencies

The General Partner intends to enter into selling arrangements with selling agents, each of whom is a registered broker-dealer and member of FINRA.  The principal of the General Partner is a registered representative of one such selling agent but will not participate in any fees earned by that selling agent for sales of the Units. The Fund will pay brokerage commissions on its commodity interest transactions at rates negotiated by the General Partner with the Futures Commission Merchants through which the Fund’s transactions are cleared.

The Fund also intends to enter into an escrow agreement, whereby the escrow agent will hold investments on behalf of the Fund. The General Partner of the Fund will pay the fees of the escrow agent, which shall be agreed to from time to time between the parties. In addition, the Fund intends to enter an administrative agency agreement, with a third-party administrator, whereby that company will act as the administrative agent, transfer agent and registrar for the Fund. The General Partner will pay the fees of the escrow agent and the third-party administrator for their services under these agreements and such fees will be determined by the parties from time to time.

Note G — Subsequent Events

During December 2010, the Fund amended its limited partnership agreement, which will be effectuated upon acceptance of limited partners. All changes are reflected within the notes to the statement of financial condition.

ALTIN HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
September 30, 2010

Assets		(unaudited)
Cash and cash equivalents		$449,673
Due from affiliates		16,039
Property and equipment, net		57,526
Debt issuance costs		6,400
Assets of Variable Interest Entity
Cash and cash equivalents	458,785
Due from broker	771,217
Redemption receivable from limited partnerships	1,647,080
Receivables	11,578
Investment in limited partnership	575,000
		3,463,660
Total Assets		$3,993,298
Liabilities
Accounts payable and accrued expenses		$262,618
Due to officer		95,478
Due to affiliates		146,000
Secured convertible promissory note		1,000,000
Non-Voting Preferred Units		1,000,000
Liabilities of Variable Interest Entity
Accounts payable and accrued expenses	27,829
Redemptions payable	3,432,028
		3,459,857
Total Liabilities		$5,963,953
Members’ Equity (Deficit)
Class A Common Unit, 0.9 unit issued and outstanding, 20,000 units authorized		259,330
Managing Member Deficit, 100 units issued and outstanding, 70,000 units authorized		(2,229,985)
Total Members’ Deficit		(1,970,655)
Total Liabilities and Members’ Deficit		$3,993,298
See accompanying notes

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE A — Organization and Operation

Altin Holdings, LLC (the “Company”) was formed as a limited liability company in the State of Michigan on January 19, 2006. The Company is a member of The National Futures Association and is a commodity pool operator effective March 28, 2006, as well as an investment adviser registered with the Securities and Exchange Commission since November 2008. The Company was formed to provide investment advice to certain individual and institutional clients and to serve as the general partner of public and private limited partnerships.

The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission and therefore does not include all information and footnote disclosure required under accounting principles generally accepted in the United States of America. The financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the financial statements for the interim period.

Altin Holdings, LLC’s operating activities used cash of $0.6 million for the nine months ended September 30, 2010. As of September 30, 2010, cash and cash equivalents totaled $908,458. Altin Holdings, LLC also had recurring losses and an accumulated deficit of approximately $1.9 million as of September 31, 2010.

The Company believes that it will be able to generate enough cash from operations and through other investing and financing sources and undertake other cash managing initiatives to operate its business for the twelve month period ending September 30, 2011.

The Company’s goal is to achieve profitability and to generate positive cash flows from operations. The Company’s capital requirements depend on a variety of factors, including but not limited to, the rate of increase or decrease in our existing business base; the success, timing, and amount of investment required to offer new products; revenue growth or decline. The Company established a management plan of achieving profitability and improving positive cash flows from operations although no assurance can be given that we will be successful in implementing the plan. Failure to generate positive cash flow from operations will have a material adverse effect on our business, financial condition and results of operations.

The historical sources of liquidity have included proceeds from the sale of preferred and common units and proceeds from the issuance of debt. In addition to these sources, other sources of liquidity may include the raising of capital through the issuance of additional debt or equity securities. However, going forward some of these sources may not be available, or if available, they may not be on favorable terms. The Company will be required to generate funds to pay certain obligations during 2010. These conditions indicate that the Company may not be able to continue operations as a going concern, as the Company may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. The accompanying condensed consolidated statement of financial condition does not include any adjustments related to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The condensed consolidated statement of financial condition includes the accounts of the Company, and the consolidated entity, Altin:Private Fund, Limited Partnership (the “Fund”), which is considered to be a variable interest entity and the Company is considered the primary beneficiary. (See Notes B and D).

The Fund was organized as a limited partnership in Michigan in March 2006 with a 30-year life unless terminated sooner as provided in the limited partnership agreement. The general partner (“General Partner”) of the Fund is the Company. The Fund speculatively trades in commodities futures contracts, options on futures contracts, forward contracts and other commodity interests and to invest in other investment partnerships and funds. The Fund’s objective is to realize appreciation on its assets. In September 2010 the general partner elected to terminate and liquidate the Fund as of September 30, 2010. The Fund is expected to finalize its distribution of assets on or about December 31, 2010.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE A — Organization and Operation (continued)

All intercompany balances and transactions have been eliminated in consolidation.

NOTE B — Summary of Significant Accounting Policies

(1)        Investments in Limited Partnerships:

Investments in limited partnerships are reported in the Company's statement of financial condition at fair value. Fair value ordinarily is the value determined for each investment partnership in accordance with such investment partnerhip's valuation policies and reported at the time of the valuation by the management of the applicable investment partnership.  Generally, the fair value of the Company’s investment in another limited partnership represents the amount that the Company could reasonably expect to receive from such fund if the Company’s investment was redeemed at the time of the valuation, based on information reasonably available at the time the valuation is made and that the Company believes to be reliable.

The Fund had one investment in a limited partnership as of September 30, 2010. Titus Energy, LLC, was a entity created to purchase a working gas well and seek increased value due to the price appreciation in the gas markets. Redemptions will be made upon the liquidation of the investment. The investment was impaired by the Company subsequent to September 30, 2010 (see Note K).

(2)        Fair Value:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:  quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.

All of the Fund's investments at September 30, 2010 are classified as Level 3 using the fair value hierarchy.  Investments in limited partnerships are valued at their net asset value as reported by each underlying investment fund or partner's/member's capital balance.  The carrying values of the underlying investments are at fair value.  The investments in limited partnerships are considered Level 2 if there are no significant restrictions on investments in or withdrawals from the limited partnership which would affect liquidity. The investments in limited partnerships are considered Level 3 if there are significant restrictions on investments in or withdrawals from the limited partnership which would affect liquidity.

Commodity futures, options and foreign exchange forward contracts are reflected in the accompanying financial statements on the trade date basis.  Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) are offset when reflected in the financial statements since the contracts are executed with the same counterparty under a master netting arrangement.  The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded.  The values which will be used by the Fund for open forward and option positions will be provided by its administrator, who obtains market quotes from data vendors and third parties.  Any change in net unrealized gain or loss during the current period is reported in the statement of operations.  Realized gains and losses on transactions are recognized in the period in which the contracts are closed.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(2)	Fair Value: (continued)

The following table summarizes the assets measured at fair value using the fair value hierarchy:

September 30, 2010	Level 1	Level 2	Level 3	Total
Assets:
Investment in limited partnership	$—	$—	$575,000	$575,000

There were no transfers into or out of Level 1 or 2 during the period ended September 30, 2010.

The following summarizes changes in fair value of the Fund's Level 3 assets for the period ended September 30, 2010:

Level 3 Investment in Limited Partnership
Balance – January 1, 2010 (a)	$575,000
Change in fair value	—
Balance – September 30, 2010	$575,000

(a)
Pursuant to revised GAAP consolidation rules, the Company is required to consolidate all VIEs in which it has been identified as the primary beneficiary, including the Fund in which the general partner is presumed to have control. The above assets were assets of the Fund that the Company is now required to be consolidated.

(3)	Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

(4)       Due from/to affiliates:

Due from affiliates primarily consists of selling fees and management fees rendered paid on behalf of the affiliates or expenses paid on behalf of the Company by affiliates.  Due from affiliates are carried at original invoice amount less provision made for estimated collection losses on these receivables.  A provision for loss is established when there is evidence that the Company will not be able to collect all amounts due according to the original terms of the amount receivable,  At December 31, 2009, there is no allowance for loss as in management’s judgment all amounts outstanding will be collected.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(5)        Cash at broker:

Cash represents amounts deposited with clearing brokers and a bank, a portion of which is restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded.  As of September 30, 2010, there was no restricted cash as the Company had liquidated its futures and forward positions.  The Company receives interest on all cash balances held by the clearing brokers and bank at prevailing rates.

(6)        Income taxes:

The Company and Fund are treated as partnerships for income tax purposes.  As such, the Company and Fund are not required to provide for, or pay, any Federal or state income taxes.  Income tax attributes that arise from its operations are passed directly to the individual interest holders including the managing member.

The Company and Fund have elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense.  All tax years which are statutorily open are subject to examination by the appropriate taxing authorities. Prior to the year ended December 31, 2009, the Company was deemed a disregarded entity for tax purposes and reported on the individual return of the managing member. For the Fund, all tax years subsequent to December 31, 2006 which are statutorily open are subject to examination by the appropriate taxing authorities.

(7)        Consolidation:

In addition, the Company consolidates all variable interest entities (“VIEs”) in which it is the primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The revised consolidation rules require an analysis to (a) determine whether an entity in which the Company holds a variable interest is a variable interest entity and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance related fees), would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment. Where the variable interest entities have qualified for the deferral of the revised consolidation rules as discussed in “Recent Accounting Developments”, the analysis is based on previous consolidation rules. These rules require an analysis to (a) determine whether an entity in which the Company holds a variable interest is a variable interest entity and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance related fees), would be expected to absorb a majority of the variability of the entity. Under both guidelines, the Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a variable interest entity and reconsiders that conclusion continuously. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly by the Company or indirectly through employees. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that the Company is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by the Company, affiliates of the Company or third parties) or amendments to the governing documents of the respective fund could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, the Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly. The Company’s other disclosures regarding VIEs are discussed in Note D. “Variable Interest Entities”.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(8)       Recently issued accounting pronouncements:

On January 1, 2010, the Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) on issues related to variable interest entities (“VIEs”). The amendments significantly affect the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The revised guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the condensed consolidated statement of financial condition of assets and liabilities of consolidated VIEs which meet the separate presentation criteria and disclosure of assets and liabilities recognized in the Condensed Consolidated Statements of Financial Condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under the AICPA Audit and Accounting Guide,  Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity, and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on variable interest entities. The Company’s involvement with its funds is such that not all of the above conditions are met which fail condition (b) above and certain funds in which leveraged employee interests in dedicated funds are financed by third parties with the Company acting as an intermediary which fail condition (b) above. The incremental impact of the revised consolidation rules has resulted in the consolidation of a fund managed by the Company.

In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires additional disclosure on transfers in and out of Levels I and II fair value measurements in the fair value hierarchy and the reasons for such transfers. In addition, for fair value measurements using significant unobservable inputs (Level III), the reconciliation of beginning and ending balances shall be presented on a gross basis, with separate disclosure of gross purchases, sales, issuances and settlements and transfers in and transfers out of Level III. The new guidance also requires enhanced disclosures on the fair value hierarchy to disaggregate disclosures by each class of assets and liabilities. In addition, an entity is required to provide further disclosures on valuation techniques and inputs used to measure fair value for fair value measurements that fall in either Level II or Level III. The guidance is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level III fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company adopted the guidance, excluding the reconciliation of Level III activity, as of its January 1, 2010 financial statements. As the guidance is limited to enhanced disclosures, adoption did not have a material impact on the Company’s financial statements.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE B — Summary of Significant Accounting Policies (continued)

(9)        Redemptions payable:

The Fund classifies as liabilities any financial instruments issued in the form of shares or partnership interests that are mandatorily redeemable on a fixed date for a fixed amount.

Effective September 30, 2010, the Fund terminated and all partnership interests were to be redeemed at the net asset value at September 30, 2010. The proceeds payable represent an unconditional obligation of the Fund at September 30, 2010.  The liability to such partners is presented on the statement of financial condition as redemptions payable and is determined based on the net asset value of such shares on the redemption date.

NOTE C — Property and Equipment

Property and equipment consists of the following:

	Cost	Accumulated Depreciation	Fixed Assets, Net
Office equipment	$78,053	$20,527	$57,526

NOTE D — Variable Interest Entities

Pursuant to revised GAAP consolidation rules, the Company consolidates certain VIEs in which it is determined that the Company is the primary beneficiary either directly or indirectly, through a consolidated entity or affiliate. VIEs include funds of hedge funds entities. The purpose of such VIEs is to provide strategy specific investment opportunities for investors in exchange for management and performance based fees. The fundamental risks of the Fund included loss of invested capital and loss of management fees and performance based fees. In the Company’s role as general partner or investment advisor, it generally considers itself the sponsor of the applicable Fund.  In addition, the kick-out rights provided to the Fund’s limited partners are no longer deemed to be substantive under the revised consolidation rule.  The Company does not provide performance guarantees and has no other financial obligation to provide funding to consolidated VIEs other than its own capital commitments.

The gross assets and liabilities of consolidated VIEs reflected in the condensed consolidated statement of financial condition as of September 30, 2010 were as follows:

September 30, 2010
Gross Assets
Consolidated Altin Funds	$3,471,660
Gross Liabilities
Consolidated Altin Funds	$3,471,660

The assets and liabilities of consolidated VIEs comprise primarily cash, investments, other payables and redemptions payable and are included within cash and redemptions payable, respectively, in the condensed consolidated statement of financial condition.  The separately stated assets on the face of the statement of financial condition reflect those assets of the consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of the consolidated variable interest entity for which creditors (or beneficial interest holdeers) do not have recourse to the general credit of the primary beneficiary.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE E — Subscriptions, Distributions and Redemptions and Fees — Fund

Subscriptions, Distributions and Redemptions

Investments in the Fund are made by subscription agreement, subject to acceptance by the Fund and the provisions of the limited partnership agreement.  The Fund offers interest in two levels. Level I is offered to accredited investors with a minimum investment of $100,000. Level II is offered to accredited investors with a minimum investment of $2,000,000 or investors that come through a registered investment advisor network where in aggregate, the combined minimum investment is $2,000,000. The General Partner may raise or lower the minimum initial subscription amount. All subscriptions are permitted as of the first day of the calendar month. The General Partner may, in its sole discretion, waive minimum individual requirements for either level. A limited partner may withdraw all or any part of its capital account as of the last business day of any month provided that the limited partner has provided 15 days advance written notice to the General Partner, or at such other time as the General Partner, in its sole discretion, may permit. However, the redemptions will not be permitted if the amount being redeemed brings the limited partner’s account value below the minimum allowed for the particular level.

Fees

The General Partner receives a management fee equal to .0833% (1% annually) of the Fund’s net assets, computed and payable as of the last day of each calendar month.  The General Partner, in its sole discretion, may agree to waive or reduce the management fee rate for certain partners.

Level I subscribers pay a monthly selling/marketing fee on each subscription at a rate of 0.20833% (2.50% annually).  Of this 2.50% fee, 0.50% represents a finders/wholesaler fee and will be paid to the finder/wholesaler.  For Level II subscribers, there is no selling fee.  Level II subscribers pay a monthly wholesaler/finders fee at a rate of 0.04166% (0.50% annually).  The General Partner does not charge an upfront or backend selling/marketing fee.  The General Partner may share all or a portion of the selling/marketing fee with registered broker/dealers, wholesalers, or registered investment advisors.

The Fund’s trading activities are conducted pursuant to an advisory contract with several trading advisors (the “Advisors”).  The Fund pays the Advisors at the following rates:

Name	Management Fee Rate	Incentive Fee Rate
Clarke Capital Management	1.80%	25%
Forecast Trading Group, LLC	1.70%	20%
Fall River Capital, LLC	2.00%	20%
Rosetta Capital Management, LLC	2.00%	25%
Diamond Capital Management	1.00%	20%

The Fund has entered into brokerage agreements with MF Global, Inc. and Rosenthal Collins Group, L.L.C. (the “Clearing Brokers”).  The agreements provide that the Clearing Brokers charge the Fund between $7.50 and $8.50 per round turn trade including all exchange, clearing and National Futures Association fees for futures contracts and options on futures contracts.  The brokerage agreements may be terminated by either party upon written notice.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE F — Risks Associated with Financial Instruments

The Fund's investments in limited partnerships are subject to the market and credit risks of securities held or sold short by these funds.  The Fund bears the risk of loss only to the extent of the market value of its respective investments and, in certain specific circumstances, distributions and redemptions received.

The General Partner has established procedures to monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so.  The shareholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Investing activities:

(1)	Market risk:

Market risk represents the potential loss that can be caused by changes in the fair value of the underlying investments.  As the Fund invests in limited partnerships, the market risk exposure for the Fund is limited to the risk that the net asset value of a fund in which it invests increases or decreases.

Price risk:

Price risk is the risk that the fair value or future cash flows of an underlying investment fund will fluctuate because of changes in the value of its underlying investments, whether those changes are caused by factors specific to the investment fund or its issuer or factors affecting similar investment funds.

The Fund seeks to minimize this risk by diversifying its investments across multiple investment fund strategies and limited partnerships.  In addition, the Fund carries out ongoing due diligence on all of its investments in limited partnerships to seek to ensure the underlying funds can measure and manage the financial risk inherent in their trading activities.

Currency risk:

Currency risk is the risk that the fair value or future cash flows of an underlying limited partnership will fluctuate because of changes in foreign exchange rates.

The Fund may invest in limited partnerships which invest in financial instruments denominated in currencies other than its reporting currency.  Consequently, the underlying limited partnership may be exposed to risks that the exchange rate of this currency, relative to other currencies, may change in a manner which may have a favorable or unfavorable effect on its net asset value.

While the underlying limited partnerships may have currency risk exposure, as the Fund is invested in U.S. dollar denominated investments, the Fund has no direct exposure to currency risk.

Interest rate risk:

Interest rate risk is the risk that the fair value or future cash flows of an underlying limited partnership will fluctuate because of changes in interest rates.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE F — Risks Associated with Financial Instruments (continued)

Investing activities:  (continued)

(1)	Market risk: (continued)

The Fund may invest in funds which invest in fixed income and other interest rate sensitive instruments.  Consequently, the underlying limited partnerships may be exposed to risks that interest rates may change in a manner which may have a favorable or unfavorable effect on its net asset value.  While the underlying limited partnerships may have exposure, the Fund does not have significant direct exposure to interest rate risk.  It is only directly exposed to interest rate risk through its cash balances.

(2)	Credit risk:

Credit risk represents the potential loss that the Fund would incur if counterparties fail to perform pursuant to the terms of their obligations to the Fund.

With respect to credit risk arising from the investment assets of the Fund, the Fund's exposure to credit risk arises from the possible default of the underlying investment partnership or such underlying investment partnership's counterparties, with a maximum exposure equal to the carrying amount of the investment in the underlying fund.  The Fund seeks to minimize this credit risk by diversifying its investments across multiple investment partnership strategies and investment partnerships and through its ongoing due diligence and investment monitoring processes.

(3)	Liquidity risk:

Liquidity risk is the risk that the Fund will encounter difficulty in raising funds to meet its commitments.

Liquidity risk may also result from an inability to sell investments quickly or at close to fair value.  The Fund's investments in underlying investment partnerships may be subject to, among others, restrictions relating to redemptions.  In addition to the possible imposition of lock-up terms and gates, redemptions may be limited to periodic intervals, such as monthly, quarterly or such other periods of time, and may, as well, be subject to redemption charges.

The exposure to liquidity risk through member redemption requests is carefully measured, monitored and managed by specifically setting the redemption notice period and frequency to accommodate the expected liquidity of the underlying investments.

Trading activities:

The Fund is exposed to various types of risks associated with the derivative instruments and related markets in which it invests through its trading advisor managed accounts.  These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Fund's investment activities (credit risk).

(1)	Market risk:

Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price.  The gross or face amount of the contracts, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement.  As

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE F — Risks Associated with Financial Instruments (continued)

Trading activities:  (continued)

(1)	Market risk: (continued)

a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts.  As such, the Fund considers the "fair value" of its derivative instruments to be the net unrealized gain or loss on the contracts.

The market risk associated with the Fund's commitments to purchase commodities is limited to the gross or face amount of the contracts held.  However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash.  Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited risk.

Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

(2)	Credit risk:

When entering into futures contracts, the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations.  The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange.  In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.  In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions.  The amount at risk associated with counterparty non-performance of all of the Fund's contracts is the net unrealized gain included in the statement of net assets; however, counterparty non-performance on only certain of the Fund's contracts may result in greater loss than non-performance on all of the Fund's contracts.  There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Fund.  The General Partner attempts to minimize both credit and market risks by requiring the Fund and its trading advisor to abide by various trading limitations and policies.

The General Partner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.  The General Partner may impose additional restrictions (through modifications of trading limitations and policies) upon the trading activities of the trading advisor as it, in good faith, deems to be in the best interest of the Fund.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE G — Derivatives

The Fund adopted accounting guidance which established, among other things, the disclosure requirements for derivative instruments and for hedging activities.  The Fund did not have any investments in derivatives on the condensed consolidated statement of financial position as of September 30, 2010.

NOTE H — Commitments and Contingencies

The Company intends to enter into selling arrangements with selling agents, each of whom is a registered broker-dealer and member of the Financial Industry Regulatory Authority. The managing member of the Company is a registered representative of one of such selling agents, but will not participate in any fees earned by that selling agent for sales of the Units.

The Fund terminated its agreements in connection with termination of the Fund on September 30, 2010.

The Company is subject to claims from lawsuits and other complaints arising in the ordinary course of business.  Such claims and other complaints may involve substantial or indeterminate amounts and be in varying stages of legal proceedings.  When the Company believes that it is probable that a liability has been incurred and the amount of loss can be reasonably estimated, the Company includes an estimation of such amount in accounts payable and accrued liabilities. Although the outcome of these matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company’s financial condition, operations or liquidity.

NOTE I — Related Parties

Lease Commitments:

During the period ended September 30, 2010, the Company leased space under two leases that were on a month to month basis. These leases are expected to continue until the new space is available for occupation. Rent expense for the office space for the year ended December 31, 2009, which is accounted for on a straight-line basis over the term of certain leases, was approximately $42,150.  In addition, the Company impaired $59,940 of leasehold improvements in process for leases that were terminated in May 2010, prior to commencement date of such leases.

Expenses:

As of September 30, 2010, the Company incurred offering and organization costs in the amount of $421,541, related to the organization and offering of the Altin:Fund, Limited Partnership for which the Company will not be reimbursed. These costs were expensed by the Company.

NOTE J — Secured Convertible Promissory Note

During September 2010, the Company entered into a Secured Convertible Promissory Note with a related party, in which the Company borrowed $2,000,000 at an interest rate of 8% per annum. The Company may at any time prepay all or a portion of the unpaid principal and unpaid accrued interest without penalty.  If prior to the mandatory conversion date, the Company raises an additional $9,000,000, the holder has the option to require immediate payment of the outstanding principal and accrued interest balances.   If this note is still outstanding at September 30, 2011 (“mandatory conversion date”), then it will be automatically converted into such number of fully paid and nonassessable Class A Common Units of the Company as defined in the Third Amended and Restated Operating Agreement (“conversion units”) that, when issued and delivered, is equal to one conversion unit in the Company for every $279,070 of principal and interest outstanding on the mandatory conversion date.  Commencing on January 1, 2011 and continuing quarterly thereafter, the Company shall pay the holder 50% of all unpaid and accrued interest.  As of September 1, 2011, at the option of the holder, all remaining unpaid and accrued interest shall either be immediately payable or converted into Converted Units.  This agreement is secured by a security interest in and to all right, title, interest of the Company and/or managing member, in and to (i) the right to receive death benefits from a certain life insurance policy on the life of a managing member and (ii) the right to receive benefits from such additional insurance policies obtained by a managing member.  The Company received $1,000,000 less legal fees of $41,400 on September 30, 2010 and $1,000,000 less legal fees of $13,400 on October 14, 2010. The agreement and terms of the arrangement were finalized on October 13, 2010. The fees paid relating to obtaining the financing will be amortized over the life of the Secured Convertible Promissory Note.

ALTIN HOLDINGS, LLC

Notes to Condensed Consolidated Statement of Financial Condition
September 30, 2010 (unaudited)

NOTE K — Subsequent Event

The Company has evaluated events and transactions that occurred between October 1, 2010 and December 27, 2010, which is the date the statement of financial condition was issued, for possible disclosure or recognition in the statement of financial condition or notes thereto.  The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the statement of financial condition or notes thereto, other than the items disclosed below.

In October 2010, the Company acquired all the Fund’s rights, title and interest to the investment in Titus Energy, LLC, a limited liability company investment in gas reserves. The purchase price for the investment was $575,000, which represented the cost of the Fund’s investment as reported by the Fund on September 30, 2010. The Company determined the investment to be worthless after its purchase, based on a recommendation from the investment manager of Titus Energy, LLC, to plug and abandon the gas wells due to issues surrounding such wells. The impairment charge of $575,000 will be recorded by the Company during the quarter ending December 31, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Member and Members of
Altin Holdings, LLC

We have audited the accompanying statement of financial condition of Altin Holdings, LLC (the “Company”) as of December 31, 2009. The statement of financial condition is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Altin Holdings, LLC at December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

New York, New York
December 27, 2010

ALTIN HOLDINGS, LLC
STATEMENT OF FINANCIAL CONDITION
December 31, 2009

Assets
Cash and cash equivalents	$34,966
Due from affiliates	34,051
Due from officer	9,502
Prepaid assets	8,001
Property and equipment, net	63,183
Other assets	46,998
Total Assets	$196,701
Liabilities
Accounts payable and accrued expenses	$438,332
Non-Voting Preferred Units	1,000,000
Total Liabilities	$1,438,332
Members’ Equity (Deficit)
Class A Common Unit, 0.9 unit issued and outstanding, 20,000 units authorized	264,664
Managing Member Deficit, 100 units issued and outstanding, 70,000 units authorized	(1,506,295)
Total Members’ Deficit	(1,241,631)
Total Liabilities and Members’ Deficit	$196,701
See accompanying notes

ALTIN HOLDINGS, LLC
Notes to the Statement of Financial Condition
December 31, 2009

NOTE A — Organization and Operation

Altin Holdings, LLC (the “Company”) was formed as a limited liability company in the State of Michigan on January 19, 2006. The Company is a member of The National Futures Association and is a commodity pool operator effective March 28, 2006, as well as an investment adviser registered with the Securities and Exchange Commission since November 2008. The Company was formed to provide investment advice to certain individual and institutional clients and to serve as the general partner of public and private limited partnerships.

Operating activities used cash of $1.2 million during the year ended December 31, 2009.  As of December 31, 2009, cash and cash equivalents totaled $34,996. The Company also had recurring losses and an accumulated deficit of approximately $1.2 million as of December 31, 2009.

Although the Company had negative working capital at December 31, 2009, the Company believes that it will be able to generate sufficient cash from operations and through other investing and financing sources and undertake other cash managing initiatives to operate its business for the twelve month period ending December 31, 2010.  See Note H – Subsequent Events for the subsequent financing received by the Company.

NOTE B — Summary of Significant Accounting Policies

(1)        Cash and cash equivalents:

Cash and cash equivalents include all cash and money market accounts.  The Company maintains its cash and cash equivalents with one financial institution.  Balances on deposit may from time to time exceed account insurance or other protection afforded such deposits.

2)         Revenue recognition:

The Company recognizes revenue in the period earned under the terms of its management agreements. These agreements provide for fees based upon a percentage of the daily average net asset value.  In addition, the Company recognizes revenue in the period earned under terms of various agreements for incentive allocations based on net trading profits and other fees.

(3)        Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

(4)        Due from affiliates:

Due from affiliates primarily consists of selling fees and management fees rendered paid on behalf of the affiliates.  Due from affiliates are carried at original invoice amount less provision made for estimated collection losses on these receivables.  A provision for loss is established when there is evidence that the Company will not be able to collect all amounts due according to the original terms of the amount receivable.  At December 31, 2009, there is no allowance for loss as in management’s judgment all amounts outstanding will be collected.

ALTIN HOLDINGS, LLC

Notes to the Statement of Financial Condition
December 31, 2009

NOTE B — Summary of Significant Accounting Policies (continued)

(5)        Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation and amortization.  Depreciation of property and equipment is computed on the straight-line method over five years for equipment and furniture and fixtures, which approximates the estimated useful life of the related assets.

(6)        Income taxes:

The Company is treated as a partnership for income tax purposes.  As such, the Company is not required to provide for, or pay, any Federal or state income taxes.  Income tax attributes that arise from its operations are passed directly to the individual interest holders including the managing member.

The Company has elected an accounting policy to classify interest and penalties related to unrecognized tax benefits as interest or other expense.  All tax years which are statutorily open are subject to examination by the appropriate taxing authorities. For all the years through December 31, 2008, the Company was deemed a disregarded entity for tax purposes and reported on the individual return of the managing member.

(7)        Recently Issued Accounting Pronouncements:

In April 2009, the Financial Accounting Standards Board (“FASB”) issued accounting guidance which provides for how the fair value of a financial asset is determined when the market for that financial asset is inactive.  The guidance was effective for interim and annual periods after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively.  The Company adopted the guidance effective January 1, 2009.  As required, the Company also adopted guidance relating to recognition and presentation of other-than-temporary impairments, effective January 1, 2009.  The adoption of these pronouncements did not have an impact on the Company’s financial statements.

In March 2008, the FASB issued accounting guidance which established, among other things, the disclosure requirements for derivative instruments and for hedging activities.  The guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company’s adoption of the guidance effective January 1, 2009 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued revisions which require additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  The changes eliminate the concept of a “qualifying special-purpose entity,” which is the requirements for derecognizing financial assets, and requires additional disclosures.  The changes are effective for fiscal years beginning after November 15, 2009.  The changes are effective for the Company on January 1, 2010.  The Company does not expect the adoption of the guidance to have a material impact on the Company’s financial statements.

In June 2009, the FASB issued revisions which modify how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The changes clarify that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The changes require an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity.  The changes also require additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement.  The changes are effective for

ALTIN HOLDINGS, LLC

Notes to the Statement of Financial Condition
December 31, 2009

NOTE B — Summary of Significant Accounting Policies (continued)

(7)        Recently Issued Accounting Pronouncements: (continued)

fiscal years beginning after November 15, 2009 and are effective for the Company on January 1, 2010. The adoption of this guidance as well as the guidance described below will impact the Company’s financial statements by requiring consolidation of certain entities and allocation of income and equity to non-controlling shareholders.

On September 30, 2009, the FASB issued guidance on measuring the fair value of certain alternative investments, and to offer investors a practical means for measuring the fair value of investments in certain entities that calculate net asset value per share and require certain disclosures. The guidance is effective for periods ending after December 15, 2009, and early adoption is permitted. The adoption of the guidance did not have an impact on the Company’s financial statements.

NOTE C — Property and Equipment

Property and equipment consists of the following:

	Cost	Accumulated Depreciation/ Amortization	Fixed Assets Net
Office equipment and other assets	$67,018	$3,835	$63,183

NOTE D — Capitalization, Profit and Loss Allocations and Distributions

The total number of membership interests which the Company has the authority to issue is 110,000 Units, of which (a) 70,000 Units are designated as "Common Units" (“Common Members”), (b) 20,000 Units are designated "Class A Common Units" (“Class A Common Members”), (c) 10,000 Units are designated "Preferred Units” (“Preferred Members”), and (d) 10,000 Units are designated "Class A Preferred Units” (“Class A Preferred Members”).

Preferred Units:  At the end of each fiscal year, the Preferred Members and Class A Preferred Members earn a preferred interest factor of 8% and 6%, respectively. The preferred interest factor is the product of the interest earned and the capital contributions paid by the members, as reduced by any redemption payment made with respect to the Units and has a payment preference over other distributions.

On or before April 1 of each year beginning in 2010, the Company is required to pay Preferred Members and Class A Preferred Members an amount equal to the product of 0.5% for each Unit owned and the total amount of incentive-based investment advisory fees received by the Company during the preceding fiscal year for the period of time that the Units were owned by the holder.  This right terminates 10 and 8 years, respectively, after the required Unit redemption date on or before September 22, 2013. The Preferred Units are considered under US GAAP to be liabilities as the units are mandatorily redeemable for cash on the redemption date by the Company.

ALTIN HOLDINGS, LLC

Notes to the Statement of Financial Condition
December 31, 2009

NOTE D — Capitalization, Profit and Loss Allocations and Distributions (continued)

Common Units:  Common Members have one vote in respect of each common unit held. Common Members are entitled to net profits remaining after the profits preference distributed to the Class A Common Members discussed below, until such time that the Class A Common Units are converted to Common Units. Net profits and losses are allocated on a pro rata basis to the Common Units.

Class A Common Units:  Class A Common Members have one vote in respect of each common unit held. In addition, Class A Common Members are entitled, on a pro rata basis, to a profits preference of 70% of net profits distributed to the Class A Common Members and the Common Members, until the Class A Member’s capital contribution plus an additional 5% is distributed to the Class A Common Members, at which time the Class A Common Units are converted into Common Units.

Liquidation:  Upon liquidation, Preferred Members and Preferred Class A Members are entitled to a distribution of $100,000 per Preferred Unit prior to any distribution to Common Members and Class A Common Members.

During the year ended December 31, 2009, the Company received $1,275,000 in connection with sale of preferred and common units in the Company. The Company received $600,000 for the issuance of 6 Preferred Units and $400,000 for 4 Class A Preferred Units.

On August 19, 2009, the Company entered into an agreement to sell 43 Class A Common Units, convertible into Common Units to an investor for $11,250,000. The agreement contained a due diligence contingency entitling the purchaser, at its sole discretion, to provide notice that the results of its due diligence were unsatisfactory and to terminate the agreement on or prior to November 1, 2009. No such notice was given.  As of December 31, 2009, $275,000 was funded with the remaining purchase price and unit transfer to be completed during 2010. In connection with the proceeds received from the investor the Company issued 0.9 Class A Common Units. The Class A Common Units upon conversion will be entitled to 30% of the net profits and losses of the Company.  In 2010, the Company released the investor from the remaining commitment of approximately $11 million and reduced the Class A Common Unit ownership to approximately 0.73%.

NOTE F — Commitments and Contingencies

The Company intends to enter into selling arrangements with selling agents, each of whom is a registered broker-dealer and member of the Financial Industry Regulatory Authority.  The managing member of the Company is a registered representative of one of such selling agents, but will not participate in any fees earned by that selling agent for sales of the Units.

The Company is subject to claims from lawsuits and other complaints arising in the ordinary course of business. Such claims and other complaints may involve substantial or indeterminate amounts and be in varying stages of legal proceedings. When the Company believes that it is probable that a liability has been incurred and the amount of loss can be reasonably estimated, the Company includes an estimation of such amount in accounts payable and accrued liabilities. Although the outcome of these matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company’s financial condition, operations or liquidity.

NOTE G — Related Parties

Lease Commitments:  On August 1, 2009, the Company entered into two leases for a 2,585 square-foot suite and a 3,017 square-foot suite located in Rochester, Michigan for a period of sixty months from the commencement date, currently expected to be on or about January 1, 2011. The suites are owned by an entity owned by some of the Company’s members.  The rent payments escalate from $3,662 to $4,093 and $4,274 to $4,777, respectively, a month over the life of the lease with total payments aggregating $232,650 and $271,530, respectively, over the life of the lease.

ALTIN HOLDINGS, LLC

Notes to the Statement of Financial Condition
December 31, 2009

NOTE G — Related Parties (continued)

Lease Commitments: (continued)

The minimum lease payments under the leases are as follows:

Twelve months ended	Rent Payments
December 31, 2011	$94,234
December 31, 2012	98,035
December 31, 2013	100,836
December 31, 2014	103,637
Thereafter	106,438
$504,180

During the year ended December 31, 2009, the Company leased space under two leases that were on a month to month basis. These leases are expected to continue until the new space is available for occupation. Rent expense for the office space for the year ended December 31, 2009, which is accounted for on a straight-line basis over the term of certain leases, was approximately $63,666.

Expenses:  As of December 31, 2009, the Company incurred offering and organization costs in the amount of $358,122, related to the organization and offering of the Altin:Fund, Limited Partnership for which the Company will not be reimbursed. These costs were expensed by the Company.

NOTE H — Subsequent Event

During September 2010, the Company entered into a Secured Convertible Promissory Note with a related party, in which the Company borrowed $2,000,000 at an interest rate of 8% per annum. The Company may at any time prepay all or a portion of the unpaid principal and unpaid accrued interest without penalty.  If prior to the mandatory conversion date, the Company raises an additional $9,000,000 the holder has the option to require immediate payment of the outstanding principal and accrued interest balances.   If this note is still outstanding at September 30, 2011 (“mandatory conversion date”), then it will be automatically converted into such number of fully paid and nonassessable Class A Common Units of the Company as defined in the Third Amended and Restated Operating Agreement (“conversion units”) that, when issued and delivered, is equal to one conversion unit in the Company for every $279,070 of principal and interest outstanding on the mandatory conversion date.  Commencing on January 1, 2011 and continuing quarterly thereafter, the Company shall pay the holder 50% of all unpaid and accrued interest.  As of September 1, 2011, at the option of the holder, all remaining unpaid and accrued interest shall either be immediately payable or converted into Converted Units.  This agreement is secured by a security interest in and to all right, title, interest of the Company and/or managing member, in and to (i) the right to receive death benefits from a certain life insurance policy on the life of a managing member and (ii) the right to receive benefits from such additional insurance policies obtained by a managing member.  The Company received $1,000,000 less legal fees of $6,400 on September 30, 2010 and $1,000,000 less legal fees of $13,400 on October 14, 2010. The agreement and terms of the arrangement were finalized on October 13, 2010.

ALTIN HOLDINGS, LLC

Notes to the Statement of Financial Condition
December 31, 2009

NOTE H — Subsequent Event (continued)

In October 2010, the Company acquired all the Fund’s rights, title and interest to the investment in Titus Energy, LLC, a limited liability company investment in gas reserves. The purchase price for the investment was $575,000, which represented the cost of the Fund’s investment as reported by the Fund on September 30, 2010. The Company determined the investment to be worthless after its purchase, based on a recommendation from the investment manager of Titus Energy, LLC, to plug and abandon the gas wells due to issues surrounding such wells. The impairment charge of $575,000 will be recorded by the Company during the quarter ending December 31, 2010.

During May 2010, the Company terminated the leases prior to the commencement of the rent period.  The Company impaired all leasehold improvements in process upon termination of the leases.

The Company has evaluated events and transactions that occurred between January 1, 2010 and December 27, 2010, which is the date the statement of financial condition was issued, for possible disclosure or recognition in the statement of financial condition or notes thereto.  The Company has determined that there were no such events or transactions that warrant disclosure or recognition in the statement of financial condition or notes thereto, other than the items disclosed above.

PART TWO:
STATEMENT OF ADDITIONAL INFORMATION

ALTIN:FUND, LIMITED PARTNERSHIP
$100,000,000 CLASS A UNITS OF LIMITED PARTNERSHIP INTERESTS
$100,000,000 CLASS B UNITS OF LIMITED PARTNERSHIP INTERESTS
$100,000,000 CLASS C UNITS OF LIMITED PARTNERSHIP INTERESTS
$100,000,000 CLASS D UNITS OF LIMITED PARTNERSHIP INTERESTS
CLASS E UNITS OF LIMITED PARTNERSHIP INTERESTS
$40,000,000 CLASS I UNITS OF LIMITED PARTNERSHIP INTERESTS

THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.  THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

This Statement of Additional Information and accompanying Disclosure Document are both dated _______________, _____.

PART TWO:
STATEMENT OF ADDITIONAL INFORMATION

Page

The Managed Futures Markets	158
Technical and Fundamental Analysis	168

Appendices:

Appendix A – Glossary	A-1
Appendix B – Limited Partnership Agreement	B-1
Appendix C – Subscription Agreement	C-1
Appendix D – Request for Redemption	D-1

THE MANAGED FUTURES MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place.  A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract.  A trader that is obligated to make delivery is “short” the contract or has “sold” the contract.  Actual delivery on the contract rarely occurs.  Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions.  For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange.  Futures positions that have not yet been liquidated are known as “open” contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals (including gold), energies, livestock products, government securities, currencies and stock market indices.  Options on futures contracts are also traded on U.S. and foreign commodity exchanges.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts.  Currencies also can be traded pursuant to futures contracts on organized futures exchanges.  Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts.  Unlike futures contracts, foreign exchange contracts are not standardized.  In addition, the forward market is largely unregulated.  Forward contracts are not “cleared” or guaranteed by a third party.  Thus, Altin:Fund is subject to the creditworthiness of the over-the-counter counterparties with whom it maintains all assets and positions relating to its forward and option contract investments.  There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”).  The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument).  The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.”  The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised.  Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option.  The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels.  Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

Options have limited lifespans.  An option that is out of the money and not offset by the time it expires becomes worthless.  Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument.  As an option nears its expiration date, the market value and intrinsic value typically move into parity.  The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Spot Contracts

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity.  Spot contracts are not uniform and not exchange-traded.

Swap Transactions

The trading advisors may cause Altin:Fund to periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items.  A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity.  Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)           the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)           there are generally no limitations on daily price moves in swap transactions;

(3)           speculative position limits are not applicable to swap transactions, although the counterparties with which Altin:Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)           participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)           the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse.  As a result, Altin:Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which Altin:Fund trades.

In 1993, the CFTC adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulation under the Commodity Exchange Act for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions.  In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility.  It is expected that Altin:Fund will engage only in swap transactions for which such exemptive/safe harbor relief is available.

Exchanges; Position and Daily Limits; Margins

Each of the commodity exchanges in the United States has an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions.  The clearinghouse “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

The CFTC and the U.S. exchanges have established “speculative position limits” on the maximum positions that each commodity trading advisor may hold or control in futures contracts on certain commodities.

Most U.S. exchanges limit the maximum change in futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, “initial margin” is deposited.  Margin is a type of good-faith deposit with a broker, or approximately 2%-10% of contract value.  Minimum margins are established for each futures contract by the exchange on which the contract is traded.  The exchanges alter their margin requirements from time to time, sometimes significantly.  On most exchanges, at the close of each trading day, “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account.  If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

Each commodity trading advisor may trade on a number of foreign commodity exchanges.  Foreign commodity exchanges differ in certain respects from their U.S. counterparts.

No U.S. agency regulates futures trading on exchanges outside of the U.S., which generally involves forward contracts with banks or transactions in physical commodities generally.  No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold.  To the extent that any commodity trading advisor engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the U.S. dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers.  While margin calls are not required by foreign exchanges, clearing brokers may be subject to daily margin calls in foreign markets.

Regulation of Markets

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974.  The general partner is licensed by the CFTC as a commodity pool operator.  Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers.  If the general partner’s pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the general partner would be unable to act as a commodity pool operator.

Commodity Exchange Act

The Commodity Exchange Act regulates trading in commodities and futures, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the U.S.

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the CEA and is authorized to promulgate rules thereunder.  The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” A function of the CFTC is to implement the objectives of the CEA in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets.  The CFTC has adopted regulations covering, among other things: (a) the designation of contract markets; (b) the monitoring of U.S. commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, commodity pool operators and their principal employees engaged in non-clerical commodities activities (“associated persons”); and (e) the segregation of customers’ funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals.

Under the CEA, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person against all individuals and firms registered or subject to registration under the CEA (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines.  The CEA also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting commodity pool operators and commodity trading advisors and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report.  The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting commodity pool operators.  These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

United States Commodity Exchanges

U.S. commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors.  Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications.  Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all commodity pool operators, commodity trading advisors, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA.  The NFA’s principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, commodity pool operators and commodity trading advisors; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, commodity pool operators, commodity trading advisors, introducing brokers and their respective associated persons, and floor brokers.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives.  The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement.  Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.  For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) became law in July 2010.  The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated, and substantially alters the regulation of many other markets, market participants and financial instruments.  Many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies, which could result in additional legislative or regulatory action.  Therefore it is difficult to predict the impact of the Reform Act on Altin:Fund and its trading advisors, and the markets in which they trade and invest.

Growth in Futures Investments

There has been a dramatic increase over the past twenty-five years in the volume of futures contracts traded in general as well as the amount of assets invested in the managed futures industry.

Growth in the Managed Futures Industry
January 1980 – December 2009

This chart was prepared using data obtained from Barclay Trading Group, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures and the Asset Allocation Process

The primary objective of an asset allocation process is to diversify a portfolio into a variety of investment components.  Each investment component may respond differently to economic cycles and shifts in the financial markets.  Thus, each investment component contributes differently to a portfolio’s overall performance.

A traditional investment portfolio is invested in stocks, bonds and cash equivalents.  Adding “non-traditional” or “alternative” investments, such as managed futures, to a traditional portfolio can be beneficial in the asset allocation process.  Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can, if it outperforms either stocks or bonds, improve long-term returns and can also help to reduce volatility of a portfolio.

Prospective investors should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before investing.  Managed futures are speculative investments and are not appropriate for everyone.  There can be no assurance that these investments will be profitable or will avoid losses.

Historical Correlation

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index, Barclays Capital Long-Term T-Bond Index and Barclay CTA Index with that of the S&P 500 Index.  Note that stocks associated with the NASDAQ and EAFE indices have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the Barclay CTA Index.  This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns
with the S&P 500 Index
January 1980* — June 2010

*           Barclay CTA Index data was not available prior to 1980.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The table below provides an indication of the negative correlation and the positive correlation attributes of managed futures, as compared to the S&P 500® during four different equity market phases.

Correlation Study of S&P 500® vs. Barclay B-Top 50 Index

Period	Equity Market Phase	Number of Months	S&P 500® Annualized Return	Managed Futures (Barclay B-Top 50) Annualized Return	S&P 500® - Barclay Correlation
Jan 95 – Dec 99	Bullish	60	26.20%	10.48%	0.08
Jan 00 – Dec 02	Bearish	36	(15.70)%	7.96%	(0.51)
Jan 03 – Dec 07	Bullish	60	10.80%	6.33%	0.39
Jan 08 – Jan 10	Bearish	25	(11.90)%	3.07%	(0.47)
________________
Annualized return for managed futures is represented by the Barclay B-Top 50 Managed Futures Index.
Source for Barclay Annualized Return: Barclays Database
Source for S&P 500® Total Return Index: Standard and Poors

Managed futures may provide the opportunity for strong performance during market dislocations.  During periods of economic or market distress, managed futures historically have provided valuable diversification.

Rolling 12-Month Correlation of S&P 500® vs. Barclay B-Top 50 Index
January 1995 – January 2010

Source for B-Top 50: Barclays Database
Source for S&P 500® Total Return Index: Standard and Poors

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Correlation Analysis

This chart shows that, historically, managed futures returns, as represented by the Barclay CTA Index, are not negatively correlated with stocks but, rather non-correlated, and therefore perform independently from stocks.  As displayed below, in a small percentage of time, managed futures and stocks have experienced losses simultaneously.  In a larger percentage of time (36%), managed futures and stocks have experienced positive returns simultaneously.  However, in 49% of the 366 months represented in these charts, the performance of managed futures and stocks have moved in opposite directions.

Correlation Analysis Between the Barclay CTA Index
and the S&P 500 Index
January 1980* — June 2010

*	Barclay CTA Index data was not available prior to 1980.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. One measure of risk is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced.  Managed futures experienced a smaller peak to valley decline than the three other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

Worst Decline in Equity Indexes (June 1989 – January 2010)

Managed Futures Performance during Worst Drawdown (WDD) periods for Stock

Managed Futures: Barclay CTA Index
S&P 500® Total Return Index
Nasdaq Composite Index
International Stocks & Morgan Stanley International Europe, Australasia and Far East (EAFE)
Source: Barclay Trading Group, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

TECHNICAL AND FUNDAMENTAL ANALYSIS

Managed futures strategies are often classified as either (1) technical or fundamental or (2) systematic or discretionary.

Technical analysis is a method of evaluating investments by analyzing various statistics generated by market activity, such as past prices and volume.  Technical analysts do not attempt to measure an investment’s intrinsic value, but instead may use charts and other quantitative methods to identify patterns or systems that may assist in predicting the future direction of the investment.

Fundamental analysis is a method of evaluating an investment which entails attempting to measure its intrinsic value by examining related economic, financial and other qualitative and quantitative factors.  Fundamental analysts attempt to study anything that may affect the investment’s value.  These may include factors such as:  economic statistics, political policies, global relations and weather conditions.

Systematic traders base their decisions from objective models, often computer-based, and may include one or several variables depending on the complexity of the model.

Discretionary traders do not rely on predefined systems, or models, but rather trade using the basis of their own judgment and past experiences.

APPENDIX A

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Affiliate.  An affiliate of a person or entity is (a) any person or entity directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

Allocated Net Assets.  The portion of Altin:Fund’s net assets allocated to a trading advisor and subject to that trading advisor’s investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

Alternative Investment Fund.  A fund that is not substantially comprised of one of the three traditional asset types (stocks, bonds and cash).  Most alternative investment funds are held by institutional investors or accredited, high net-worth individuals because of their complex nature, limited regulations and relative lack of liquidity.  Alternative investments may include hedge funds, managed futures, real estate, commodities and derivatives contracts.

CEA.  Commodity Exchange Act, as amended.

CFTC.  Commodity Futures Trading Commission.  An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

Clearing Broker.  Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Altin:Fund.  Currently, Altin:Fund’s clearing brokers are Newedge USA, LLC, MF Global, Inc. and J.P. Morgan Futures Inc.

Commodity.  Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

Commodity Interest.  A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

Commodity Pool Operator (CPO).  An individual or organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options, or to invest in another commodity pool.

Daily Price Fluctuation Limit.  The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day’s settlement price.  Such maximum permitted fluctuation is subject to change from time to time by the exchange.  These limits generally are not imposed outside the U.S.

Delivery.  The process of satisfying a long futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.  Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Delta-neutral.  Refers to a portfolio of positions with offsetting positive and negative deltas.  The deltas balance out to bring the net change of the position to zero.  Delta is the ratio comparing the change in the price of the underlying asset to the corresponding change in the price of the derivative.

Discretionary Trader.  A trading advisor who follows a discretionary trading system.

Discretionary Trading Strategy.  A technical trend following system in which the trading advisor maintains the discretion to ignore or disregard the system generated trade signals or to place a trade when no signal has been generated.

Dow Jones Industrial Average.  An index of 30 “blue chip” stocks of U.S. “industrial” companies.

Draw-down.  Losses experienced by the composite record over a specified period.  Draw-downs are measured on the basis of month-end net asset values only.

ERISA.  Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan.  Employee benefit plan governed by ERISA.

FCM.  Futures commission merchant.

FDIC.  Federal Deposit Insurance Corporation.

Fee Limit.  The total amount of selling agent compensation (including upfront and ongoing compensation) as well as payments to wholesalers, payments for sales conferences and other offering expenses that are items of compensation paid to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by the holder of the class A unit or class B unit when it is equal to 10% of the original purchase price paid by the holder of that unit.

FINRA.  Financial Industry Regulatory Authority.

Floor Brokerage Fees.  Fee paid to the floor broker for transactions made on the floor of a futures exchange for the account of another.

FOREX.  Foreign exchange market.

Forward Contract.  A contract relating to the purchase and sale of a commodity for delivery at a future date.  It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

Fundamental Analysis.  A method of anticipating future price movements in an asset, using economic supply and demand information.

Fundamental Trader.  Analyzes supply and demand issues and makes trades based upon the changes in supply and demand factors such as weather, economic conditions and political changes.

Futures Contract.  A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement.  Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time.  It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities.  A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

High-Water Mark.  The highest peak in value that a trading advisors allocated net assets has reached.

Initial Organization and Initial Offering Expenses.  All expenses incurred by Altin:Fund in connection with and in preparing any class of units for registration and offering of the units to the public, including regulatory filing fees, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

IRA.  Individual Retirement Account.

IRC.  Internal Revenue Code of 1986, as amended.

IRS.  Internal Revenue Service.

Long Contract.  A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

Margin.  Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract.  Commodity interest margins do not usually involve the payment of interest and are not extensions of credit.  Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts.  Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before the trader must deliver additional margin.

Margin Call.  A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular exchange or a clearing broker.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index).  A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America.  The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group.  Cross-ownership is tracked to ensure that the market weight given each company is accurate.

NASAA.  North American Securities Administrators Association, Inc.

NASAA Guidelines.  The Guidelines for the Registration of Commodity Pool Programs developed by NASAA.

NASDAQ 100 Index.  An index that is a “modified capitalization-weighted” index designed to track the performance of a market consisting of the 100 largest and most actively traded non-financial domestic and international securities listed on The NASDAQ Stock Market, based on market capitalization.

Net Asset Value or NAV.  Net asset value as of a specified time with respect to any class of units or of Altin:Fund as a whole equals the value of the net assets attributable to such class or of Altin:Fund, as applicable, as of that time.

Net Asset Value per Unit.  Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

Net Assets.  The total assets attributable to any class of units or to Altin:Fund, as applicable, including all cash, plus Treasury securities and accrued interest and the market value of all open commodity interest positions attributable to such class or to Altin:Fund, less all liabilities attributable to such class or to Altin:Fund, determined in accordance with generally accepted accounting principles (GAAP).  Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.  The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

Net Worth.  The excess of total assets over total liabilities as determined in accordance with GAAP.  Net worth, for suitability purposes, is calculated exclusive of home, home furnishings and automobiles.

New or Net Trading Profits.  Generally means the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(a) the net of any unrealized net profits or losses on open positions as of the end of any preceding period on such allocated net assets, (b) all expenses (except the incentive fees payable to the trading advisors, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage commissions, investment trading fees and expenses and Altin:Fund’s ongoing expenses, and (c) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor.

NFA.  National Futures Association.  A self-regulatory organization for commodity interest professionals.

Notional Funds.  The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client’s account at the clearing broker.  Notional funds has the same meaning as notional equity.

NYMEX.  New York Mercantile Exchange.

Organization and Offering Expenses.  Include all fees and expenses in connection with the distribution of any Class of Units, including without limitation regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the general partner for wholesaling Altin:Fund.

Open Position.  A contractual commitment to make or take delivery arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

Operating Expenses.  Includes legal, accounting, audit, internal control attestation, administration, shipping and other back office expenses related to the administration of Altin:Fund.

Option.  A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

Person.  Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fees.  Includes floor brokerage fees, clearing fees, NFA fees and exchange fees.

Purchase Date.  The date upon which an investor’s subscription agreement is accepted by the general partner.

Regulator.  An official or agency administering the securities laws of a state.

Risk-adjusted Investment Returns (RAR).  An investment measurement which attempts to present return relative to a risk measure (usually standard deviation).  Common examples include Sharpe Ratio and Alpha.  When comparing two investments, a higher RAR indicates a higher return realized given the risk assumed.

Round-turn Trades or Transaction.  The process of opening an investment in a commodity interest by taking a position (buying or selling) together with the process of closing out that position by undertaking an offsetting (selling or buying) transaction.

SEC.  Securities and Exchange Commission.

Securities Act.  Securities Act of 1933, as amended.

Selling Agent.  Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors.  Currently, Altin:Fund’s lead selling agent is MidAmerica Financial Services, Inc.  The general partner may engage additional selling agents.

Settlement Price.  The official closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day’s trading.

Short Contract.  A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

Short Futures Position and Short Option.  Sale of a futures contract or options on futures by a trader to establish the trader’s position in the market.

SIPC.  Securities Investor Protection Corporation.

Soft Commodity.  A commodity such as coffee, cocoa, sugar, corn, wheat, soybean and fruit.  This term generally refers to commodities that are grown, rather than mined.

Speculative Position Limit.  The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together.  These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Sponsor.  Any person directly or indirectly instrumental in organizing Altin:Fund or any person who will manage or participate in the management of Altin:Fund, including any clearing broker who pays any portion of the initial organization and initial offering expenses of Altin:Fund, and the general partner and any other person who regularly performs or selects the persons who performs service for Altin:Fund.  The term “sponsor” does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units.  The term “sponsor” shall be deemed to include its affiliates.  Altin:Fund’s sole sponsor is the general partner.

Spot Contract.  A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement.  Spot contracts are not uniform and are not exchange traded.

Spread.  The difference between the “bid” and the “ask” (selling and buying price) that occurs systemically in any exchange-traded vehicle.

Straddle.  A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery/expiration dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Technical/Trend Following.  System or strategy that follows markets patterns or trading patterns.  The system’s trading signals are automatically generated by a computer and always followed.  This strategy assumes that the present direction of the security will continue into the future.  It can be used by short-, intermediate-, or long-term traders.  Regardless of the chosen time frame, traders remain in their position until they believe the trend has reversed, but reversal may occur at different times for each time frame.  Trading advisors utilizing this strategy are often called “systematic traders.”

Time Horizon.  Refers to the average trading length of a market position held in the trading advisor’s system.

Trading Advisor.  Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Altin:Fund.

Trading Program.  The system under the guidance of which a trading advisor places and offsets trades in commodity interests.

Unrealized Profit or Loss.  The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.  The close of business on the last business day of each calendar month (or portion thereof) of partnership operations, or such day as determined by the general partner in its sole discretion and on which day the net asset value of each class is determined.  The time on any such day when the close of business shall occur will be determined in the sole discretion of the general partner.

Wholesaler.  A registered representative or brokerage firm who contacts other brokerage firms to persuade them to undertake to sell a particular product.

APPENDIX B

FORM OF
LIMITED PARTNERSHIP AGREEMENT OF
ALTIN:FUND, LIMITED PARTNERSHIP

This LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of ALTIN:FUND, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Altin:Fund” or “Partnership”), is effective as of ____________, 20__, by and among ALTIN HOLDINGS, LLC, a limited liability company formed under the laws of the State of Michigan, as general partner, and the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future.

W I T N E S S E T H:

WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time (the “Act”), by the filing of a Certificate of Limited Partnership (the “Certificate”) with the Office of the Secretary of State of the State of Delaware on April 13, 2009;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to enter into this Agreement as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” has the meaning set forth in the preamble of this Agreement.

“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Regulations Sections §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), which such Partner is obligated to restore or deemed obligated to restore pursuant to any provision of this Agreement or by the Regulations.  The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means an official or agency administering securities laws.

“Advisory Contract” means a contract between the Partnership and a Trading Advisor.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocated Net Assets” means the portion of the Partnership’s net assets allocated to a Trading Advisor and subject to that Trading Advisor’s investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

“Assignee” means the assignee of a Partnership interest pursuant to Section 10.1.

“Capital Account” means the separate capital account maintained for each Partner in accordance with Section 6.7 hereof.

“Capital Contribution” means, with respect to any Partner, the aggregate amount of money contributed to the Partnership pursuant to Article VI.

“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all such assets shall be adjusted to equal their respective fair market values (as reasonably determined by the General Partner) in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to:  (a) the date of the acquisition of any additional Interest by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership, (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner or (c) the date of a grant of any additional Interest to any new or existing Partner as consideration for the provision of services to or for the benefit of the partnership; provided, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner in good faith determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners or required by regulations.  The Carrying Value of any asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its gross fair market value.  The Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of the asset as of the date of its contribution thereto.  In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

“Certificate” has the meaning set forth in the preamble of this Agreement.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Class A Units” means the Class A Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Class B Units” means the Class B Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Class C Units” means the Class C Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Class D Units” means the Class D Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Class E Units” means the Class E Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Class I Units” means the Class I Units of the Partnership representing the interests in the Partnership set forth in this Agreement.

“Clearing Broker” means any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commodity Interests” means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in the Prospectus, the value of which is tied to an underlying commodity.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Creditable Foreign Tax” means a foreign tax paid or accrued for U.S. federal income tax purposes by the Partnership, in either case to the extent that such tax is eligible for credit under Section 901(a) of the Code.  A foreign tax is a creditable foreign tax for these purposes without regard to whether a partner receiving an allocation of such foreign tax elects to claim a credit for such amount.  This definition is intended to be consistent with the definition of “creditable foreign tax” in Regulations Section 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith.

“Encumbrance” means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge,

security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fee Limit” means, with respect to each holder of Class A Units or Class B Units, the total amount of Selling Agent compensation (including upfront and ongoing compensation) relating to the sale of Units as well as payments to wholesalers, payments for sales conferences and other expenses that are items of compensation paid to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) equal to ten percent (10%) of the original purchase price paid by the holder of such Units.

“FINRA” means Financial Industry Regulatory Authority.

“Fiscal Year” means (i) the period commencing upon the formation of the Partnership and ending on December 31, 2009 or (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“General Partner” means ALTIN HOLDINGS, LLC or any successor general partner admitted to the Partnership in accordance with the terms of this Agreement.

“Incentive Fee” means an incentive fee payable by the Partnership to the Trading Advisors based on the trading profits, pursuant to the terms of the Advisory Contract, as more specifically described in the Prospectus.

“Initial Organization and Initial Offering Expenses” include all expenses incurred by Altin:Fund prior to and during the initial offering period in connection with and in preparing any Class of Units for initial registration and the initial offering of the Units to the public, including regulatory filing fees, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the Units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

“Interest” means an interest in the Partnership.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Partnership or any Partner, as the case may be.

“Limited Partner” means each of the Persons from time to time listed as a limited partner in the books and records of the Partnership.

“Liquidation Agent” means the General Partner, or any other Person designated by the General Partner, to wind up the affairs of the Partnership upon dissolution of the Partnership.

“Management Fee” means a management fee payable by the Partnership to the Trading Advisors pursuant to the terms of the Advisory Contract, as more specifically described in the Prospectus.

“NASAA Guidelines” means the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

“Net Asset Value” or “Net Assets” as of any date with respect to any Class means:  (i) the fair market value of the total assets of the Partnership constituting such Class as of such date, including all cash and cash equivalents, plus the fair market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued or payable liabilities of the Partnership as of such date attributable to such Class determined in accordance with GAAP.  The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner.  Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes.  Any such determination shall be final and binding as to all Limited Partners.  The terms “Net Asset Value” or “Net Assets” as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date.  Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

“Net Asset Value per Unit” means, with respect to Units of any Class, the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

“Nonrecourse Deductions” has the meaning as set forth in Regulations Section 1.704-2(b)(1).  The amount of Nonrecourse Deductions of the Partnership for a fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that fiscal year, determined according to the provisions of Regulations Section 1.704-2(c).

“Operating Expenses” means legal, accounting, audit, internal control attestation, administration, shipping and other back office expenses related to the administration of the Partnership.

“Organization and Offering Expenses” include all fees and expenses in connection with the distribution of any Class of Units, including without limitation all regulatory fees, legal costs relating to the offering, sales costs, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Partnership Units.

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Regulations Section 1.752-1(a)(2)) determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Regulations Section 1.704-2(i)(2).

“Partners” means the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Pit Brokerage Fees” means floor brokerage, clearing fees, National Futures Association fees and exchange fees.

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments:  (a) all items of income, gain, loss or deduction allocated pursuant to Section 7.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Prospectus” means the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the SEC and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

“Pyramiding” means a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

“Registration Statement” means a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

“Regulations” means the Treasury Regulations, including temporary regulations, promulgated under the Code, as such regulation may be amended from time to time (including corresponding provisions of any future regulations).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Agent” means any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners.

“Tax Advance” has the meaning set forth in Section 7.5.

“Tax Matters Partner” has the meaning set forth in Section 7.6.

“Total Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the number of Units then owned by such Partner by the number of Units then owned by all Partners.

“Trading Advisor” means any Person who, for consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time.

“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is a transferee of a Partner’s interest in the Partnership, or part thereof.

“Unit Ownership Percentage” means, with respect to each Partner holding Units of a Class as of any date, the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date.  The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

“Units” means the Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class I Units and any other Class of Units authorized in accordance with this Agreement, which shall constitute interests in the Partnership as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Partnership at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Partner as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement.

“Valuation Date” means the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined.  The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

2.1           Formation.  The Partnership was formed as a limited partnership under the provisions of the Act by the filing on April 13, 2009 of the Certificate with the Secretary of State of the State of Delaware.  If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

2.2           Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, ALTIN:FUND, LIMITED PARTNERSHIP.

2.3           Term.  The term of the Partnership commenced on the date of the filing of the Certificate, and the term shall continue under the provisions of the Act.  The rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise provided.  The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

2.4           Offices.  The Partnership may have offices at such places within or without the State of Delaware as the General Partner from time to time may select.

2.5           Agent for Service of Process.  The Partnership’s registered agent for service of process in the State of Delaware shall be as set forth in the Certificate, as the same may be amended by the General Partner from time to time.

2.6           Business Purpose.  The Partnership was formed for the object and purpose of, and the nature of the business to be conducted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act.  Without limiting the generality of the foregoing, the purpose of the Partnership includes the operation of a multi-advisor commodity pool that will invest in partnerships and funds that invest in futures, options on futures as well as commodities.

2.7           Powers of the Partnership.  Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.6.

2.8           Admission of New Partners.  The rights and liabilities of the Partners shall be as provided in the Act, except as is otherwise expressly provided herein.  The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable.  A Person shall become a Limited Partner upon execution and delivery of this Agreement pursuant to a power of attorney on behalf of such Person contained in the subscription agreement and acceptance of such subscription agreement by the General Partner.

2.9           Withdrawal.  A Partner shall have the right to withdraw as a Partner of the Partnership only in accordance with the provisions of this Agreement.

ARTICLE III

MANAGEMENT

3.1           General Partner.

(a)           The General Partner will have a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership.  The General Partner will have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner will not employ or permit another to employ such funds or assets in any manner, except for the exclusive benefit of the Partnership.  The business, property and affairs of the Partnership shall be managed under the sole, absolute and exclusive direction of the General Partner, which may from time to time delegate authority to officers or to others to act on behalf of the Partnership.  The Limited Partners may not participate in the management or control of the Partnership.

(b)           Without limiting the foregoing provisions of this Section 3.1, the General Partner shall have the general power to manage or cause the management of the Partnership, which may be delegated to officers of the Partnership, including, without limitation, the following powers:

1.           to manage the ongoing operations of the Partnership, including the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Partnership;

2.           to select, monitor and replace Trading Advisors;

3.           to select, monitor and invest less than ten percent (10%) of the Partnership’s assets in private funds;

4.           to admit additional Limited Partners;

5.           to handle redemption requests;

6.           to employ, retain, consult with and dismiss personnel;

7.           to file all reports with the SEC, CFTC and other regulatory or self-regulatory authorities;

8.           to manage the investment of the Partnership’s funds not committed to trading in U.S. government obligations or bank depositories;

9.           to prepare and mail monthly and annual reports;

10.           to engage attorneys, consultants and accountants for the Partnership;

11.           to develop or cause to be developed accounting procedures for the maintenance of the Partnership’s books of account;

12.           to effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

13.           to do all such other acts as shall be authorized in this Agreement or by the Partners in writing from time to time.

(c)           If the General Partner is an entity, it shall be organized under the laws of the United States or any political subdivision thereof.  If the General Partner is an individual, it shall be a citizen of the United States.

3.2           Expenses.

(a)           The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) fees payable to futures brokers and over-the-counter counterparties, (ii) selling commissions and administrative service fees payable to the Selling Agents, (iii) operating expenses, (iv) management fees and incentive fees to the Trading Advisors, (v) administrative, legal and accounting fees, (vi) cash management fees and (vii) taxes and other extraordinary expenses incurred by the Partnership.  During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 1.0% of the Partnership’s average month-end Net Asset Value during that year. Any operating expenses incurred in excess of the aforementioned annual cap are initially paid by the General Partner; provided, however, that the Partnership shall reimburse the operating expenses paid by the General Partner at such times, if any, as the Partnership is able to do as within the limit of the aforementioned cap. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

(b)           Organization and Offering Expenses will be advanced by the General Partner.  At the General Partner’s discretion and upon presentation of invoices to the Partnership, the General Partner will be reimbursed for such Organization and Offering Expenses by each class of Units in the manner and at the rate as set forth in Section (b) of Schedule 3.2.

In the event that such expenses exceed these limits in any calendar year, the General Partner, in its sole discretion, may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed these limits in any prior calendar year, provided that the maximum amount reimbursed by the Partnership shall not exceed the overall limit set forth above.  In no event shall the Organization and Offering Expenses paid by the Partnership exceed the limits set forth in the NASAA Guidelines.

(c)           The General Partner shall pay the Selling Agents an upfront commission in a percent of the original subscription amount for Class A Units and Class B Units as set forth in the Prospectus.  The Class A Units and Class B Units, respectively, shall be charged a monthly fee payable to the General Partner at in the manner and at the rate as set forth in Section (c) of Schedule 3.2 to reimburse the General Partner for paying such upfront commission.  Beginning in the 13th month after the initial sale date for each the Class A Unit and Class B Unit, respectively, the General Partner will charge the Class A Units and Class B Units, respectively, a service fee in the manner and at the rate as set forth in Section (c) of Schedule 3.2, which will be paid by the General Partner to the Selling Agents who sell Class A Units or Class B Units, as applicable, as ongoing compensation for continuing administrative services.  All compensation paid the Selling Agents will be subject to the Fee Limit.

(d)           The General Partner shall retain, on behalf of the Partnership, the Clearing Broker and is authorized to retain or engage different or additional Clearing Brokers, floor brokers, executing brokers or dealers.  The General Partner will assess a brokerage charge against each Class of Units as set forth in Section (d) of Schedule 3.2.

The General Partner is authorized to pay all or a portion of the brokerage charge to the Clearing Brokers, floor brokers, executing brokers and dealers engaged from time to time by the Partnership and to pay all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, as well as custodians, consultants or such other Persons as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of the brokerage charge as remuneration for its services undertaken on behalf of the Partnership.

(e)           The Partnership will pay to the Trading Advisors the Management Fees and Incentive Fees.

(f)           The Partnership will pay all extraordinary expenses, if any.  Extraordinary expenses include any litigation expenses and IRS audit expenses.

(g)           The foregoing fees and expenses may be increased in the future; provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 14.2.

3.3           Fees Paid by the General Partner.  The General Partner will pay all Initial Organization and Initial Offering Expenses without reimbursement from the Partnership.  The General Partner shall not cause the Partnership to pay any of the General Partner’s indirect expenses (other than Organization and Offering Expenses as described in Section 3.2(b)) incurred in connection with the administration of the Partnership, including, but not limited to, salaries, rent, travel expenses, or other items generally considered “overhead.”

3.4           Authority of Partners.  No Limited Partner, in its capacity as such, shall participate in or have any control over the business of the Partnership.  Except as expressly provided herein, the Units do not confer any rights upon the Limited Partners to participate in the conduct, control or management of the business of the Partnership described in this Agreement, which conduct, control and management shall be vested exclusively in the General Partner.  In all matters relating to or arising out of the conduct of the operation of the Partnership, the decision of the General Partner shall be the decision of the Partnership.  Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 3.4 or by separate agreement with the Partnership, no Partner who is not also a General Partner (and acting in such capacity) shall take any part in the management or control of the operation or business of the Partnership in its capacity as a Partner, nor shall any Partner who is not also a General Partner (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Partnership in his or its capacity as a Partner in any respect or assume any obligation or responsibility of the Partnership or of any other Partner.  Notwithstanding the foregoing, the Partnership may employ one or more Partners from time to time, and such Partners, in their capacity as employees of the Partnership, may take part in the control and management of the business of the Partnership to the extent such authority and power to act for or on behalf of the Partnership has been delegated to them by the General Partner.

3.5           General Partner Obligations.  The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership’s total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

3.6           Devotion of Time.  The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire business time to Partnership business.

3.7           Standard of Care.  In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners.  Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

3.8           Third-Party Dealings.  Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

3.9           Retention of Clearing Brokers.  The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker.  The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership’s Commodity Interest transactions.

3.10           Retention of Trading Advisors.  The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to require the modification and/or liquidation of the positions of the Partnership, including if, in the opinion of the General Partner, such positions are in violation of the trading policies of the Partnership as described in the Prospectus.  The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership.  The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors or dismiss the Trading Advisors (any or all of them), and in each case reallocate Partnership assets among the remaining Trading Advisors, provided, however, that new or additional Trading Advisors may be engaged on the same or different terms as are currently in place and such engagements may occur without prior notice to the Limited Partners.  The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors.  For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership’s Net Assets as a whole.

3.11           Advisory Contracts.  The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership and each Trading Advisor, and to enter into agreements to directly invest in one or more investment funds.  The General Partner further is authorized to cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a Management Fee.  Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an

Incentive Fee.  The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract or other applicable agreement and further described in the Prospectus.

3.12           Investments in Private Placements of Securities.  From time to time, the General Partner may direct the investment of less than 10% of the Partnership’s Net Assets into a privately offered investment fund for the purpose of gaining access to Trading Advisors that are not otherwise available to the Partnership.  The General Manager will select the trading advisor to be utilized within the private investment fund.  That trading adviser will have complete trading discretion with respect to the Net Assets of the Partnership allocated to that private fund investment.  The General Partner hereby is authorized to enter into subscription agreements by and among the Partnership and such private investment funds and is further authorized to cause the Partnership to pay to the manager of such private investment funds, the fees and expenses as may be described in the confidential private placement memorandum or other offering document describing the terms of investment in such private investment fund.

3.13           NASAA Guidelines.

(a)           Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Partnership to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination.  In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess.  As of the date hereof, the NASAA Guidelines impose the following limitations on fees:  (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool’s net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above are reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

(b)           During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines:  (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership’s assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner or Affiliates of the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

3.14           General Partner Withdrawal.  The General Partner shall not withdraw from the Partnership without giving the Limited Partners less than one hundred twenty (120) days prior written notice.  In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.  In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

ARTICLE IV

LIMITED PARTNERS

4.1           No Role in Partnership Business.  No Limited Partner, as such, shall take any part in the conduct or control of the Partnership’s business nor have any right or authority to act for or on behalf of the Partnership.

4.2           Limitation of Liability.  No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon.  No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

4.3           Voting Rights.

(a)           Limited Partners shall have no voting rights except as set forth in this Agreement.

(b)           Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership.  Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c)           At any meeting called pursuant to Section 4.3(b), upon the affirmative vote (which may be in person or by proxy or otherwise deemed received pursuant to Section 4.6) of the Limited Partners owning more than fifty percent (50%) of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner:  (i) the amendment of this Agreement to the extent permitted by Section 14.12; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days notice without penalty; and (v) the liquidation or dissolution of the Partnership.

(d)           In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

(e)           Any material changes to the Partnership’s fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates).

(f)           Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not:  (i) amend this Agreement except as provided for in Section 14.12; (ii) appoint a new General Partner or General Partners; or (iii) liquidate or dissolve the Partnership.  Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

4.4           Dissolution.  The Partnership shall not be dissolved due to the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner’s relative capital interest in the Partnership, whether by assignment or otherwise.  If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

4.5           Consent to Further Action.  Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to perform, execute and deliver the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

4.6           Action by Written Consent.  Any action required or permitted to be taken by the Partners pursuant to this Agreement shall be taken if all Partners whose consent is required consent thereto in writing.

ARTICLE V

DISTRIBUTIONS

5.1           Distributions Generally.  The General Partner, in its sole and absolute discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made pro rata among each Class of Units based on each Partner’s Total Percentage Interest and, with respect to the Limited Partners, in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each Class.  In accordance with the investment purpose of the Partnership, it is anticipated that the General Partner will elect not to distribute any Partnership income from trading activity or investments, but will instead reinvest these profits.

5.2           Timing of Distributions.  Distributions pursuant to this Article V shall be charged against the respective capital accounts of the Partners as of the date of the distribution.

5.3           Return of Distributions.  If any amounts have been distributed to the Limited Partners (whether pursuant to this Article V or in accordance with redemptions by the Limited Partners pursuant to Article XI below) attributable to the repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

5.4           No Guarantee of Return of Capital Contribution.  No provision of this Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

5.5           Tax Withholding.  All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Code, or any provision of any state or local tax law, shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts.  In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

5.6           Liquidation Distribution.  Distributions made upon liquidation of the Partnership shall be made as provided in Section 12.2.

5.7           Limitations on Distribution.  Notwithstanding any provision to the contrary contained in this Agreement, the General Partner shall not make a Partnership distribution to any Partner if such distribution would violate Section 17-607 of the Act or other applicable Law.

ARTICLE VI

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

6.1           General Partner Capital Contribution; Net Worth of General Partner.  Upon commencement of trading and for so long as the General Partner remains a general partner of the Partnership, the General Partner shall own Units in the Partnership:  (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of:  (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines.  Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of:  (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines.  In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

6.2           Establishment of Initial Classes; Nature of Classes.  The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable.  The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption.  Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates six (6) initial Classes of Limited Partnership Units:  Class A Limited Partnership Units, Class B Limited Partnership Units, Class C Limited Partnership Units, Class D Limited Partnership Units, Class E Limited Partnership Units, and Class I Limited Partnership Units having the relative rights and preferences set forth in the Prospectus and this Agreement.  For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes.  Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “Class” of Units for all purposes hereunder.  Such General Partnership Units shall share in the profits, losses, distributions and expenses (other than expenses specifically allocated to a particular Class under this Agreement) of the Partnership on a pro rata basis.

6.3           Establishment of Additional Classes.  The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument.  At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may, by an instrument executed by it, abolish that Class and the establishment and designation thereof.  Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

6.4           Division or Combination of Units.  From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class.  The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners.  The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time.  The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership.  The Units may be divided into fractional Units.  Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

6.5           Procedures for Becoming Limited Partner.  A Person shall become a Limited Partner at such time as:

(a)           it has made a Capital Contribution to the Partnership for deposit in the Partnership’s account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

(b)           it has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

(c)           the General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

6.6           No Additional Capital Contributions.  Except as otherwise provided in this Agreement, no Partner shall be required to make additional Capital Contributions to the Partnership without the consent of such Partner or permitted to make additional capital contributions to the Partnership without the consent of the General Partner.

6.7           Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv).  In the event that a Partner holds more than one Class of Units, for book keeping purposes, the Partner will have separate Capital Accounts with respect to each different Class of Units.  The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions, if any, all Profits allocated to such Partner pursuant to Section 7.2 and any items of income or gain which are specially allocated pursuant to Section 7.3; and shall be debited with all Losses allocated to such Partner pursuant to Section 7.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 7.3, all distributions made to the Partner pursuant to Article V, and all redemptions or withdrawals made by such Partner.  Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.  In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

6.8           Units Fully Paid and Nonassessable.  Once a Capital Contribution is made and accepted by the General Partner, a Partner’s Units shall be fully paid and nonassessable.

6.9           Admission of Additional Limited Partners.  The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

6.10           No Right to Demand Return of Contribution.  Except as specifically provided in Article XI of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII

ALLOCATION OF NET PROFITS AND NET
LOSSES; TAX ALLOCATIONS; TAX MATTERS

7.1           Determination of Net Asset Value.  The Net Asset Value of any Class shall be determined for each Valuation Date.  All net profits, net losses and items of fees and expenses attributable to a Class as of the end of such period, including those fees and expenses chargeable only against certain Classes of Units, shall be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages before payment of any Management or Incentive Fees.  Management Fees and Incentive Fees, if any, for such period shall then be charged to the capital accounts of each Partner in proportion to his Unit Ownership Percentage.  The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner’s capital account.  The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

7.2           Allocations of Profits and Losses.  Net profits and losses shall be determined and allocated to the Partners’ Capital Accounts on a monthly basis.  At the beginning of each month, after taking into consideration admission of new Limited Partners for the month, changes to existing Limited Partners for the month, and redemptions of Limited Partners as of the end of the immediately preceding month, each Partner’s Total Percentage Interest will be determined.  This Total Percentage Interest will be used to pro-rate income and loss items for all Partners for the current month.  The General Partner may, in its sole discretion, distribute all or any portion of the Fund’s profits and interest, if any, earned thereon.  All distributions shall be in cash and shall be made pro rata to the Limited Partners and the General Partner based on their respective Total Percentage Interests.

7.3           Special Allocations.  Notwithstanding any other provision in this Article VII:

(a)           Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5).  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f).  This Section 7.3(a) is intended to comply with the minimum gain chargeback requirements contained in such Regulations and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent of the exceptions provided in Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)           Qualified Income Offset.  If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 7.3(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.3(b) were not in this Agreement.  This Section 7.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)           Gross Income Allocation.  If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 7.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if Section 7.3(b) and this Section 7.3(c) were not in this Agreement.

(d)           Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Total Percentage Interests.

(e)           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)           Creditable Foreign Taxes.  Creditable Foreign Taxes for any taxable period attributable to the Partnership, or an entity owned directly or indirectly by the Partnership, shall be allocated to the Partners in proportion to the Partners’ distributive shares of income (including income allocated pursuant to Section 704(c) of the Code) to which the Creditable Foreign Tax relates (under principles of Regulations Section 1.904-6).  The provisions of this Section 7.3(f) are intended to comply with the provisions of Regulations Sections 1.704-1(b)(4)(viii), and shall be interpreted consistently therewith.

(g)           Ameliorative Allocations.  Any special allocations of income or gain pursuant to Section 7.3(a) or 7.3(f) hereof shall be taken into account in computing subsequent allocations pursuant to Section 7.2 and this Section 7.3(g), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 7.3(a) or 7.3(f) had not occurred.

7.4           Tax Allocations.  For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner and permitted by the Code and Treasury Regulations) so as to take account of the difference between Carrying Value and adjusted basis of such asset; provided, further, that the Partnership shall use the traditional method (as such term is defined in Regulations Section 1.704-3(b)(1)) for all Section 704(c) allocations and “reverse Section 704(c) allocations.”

7.5           Tax Advances.  To the extent the Partnership reasonably believes that it is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required.  All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner.  For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance.  Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Partnership’s failure to withhold or make a tax payment on behalf of such Partner which withholding or payment is required pursuant to applicable law but only to the extent amounts sufficient to pay such taxes were not timely distributed to the Partner) with respect to income attributable to or distributions or other payments to such Partner.

7.6           Tax Matters.  The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”).  The Partnership

shall file as a partnership for federal, state and local income tax purposes, except where otherwise required by Law.  All elections required or permitted to be made by the Partnership, and all other tax decisions and determinations relating to federal, state or local tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership’s attorneys and/or accountants.  Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner.  The Tax Matters Partner shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership.  As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable state or local income tax Law, with respect to such Fiscal Year.  The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own tax returns.  The General Partner may file (or cause to be filed) an election pursuant to Section 754 for the Partnership for the year in which a qualifying transfer or disposition occurs.

7.7           Other Allocation Provisions.  Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  Sections 7.2, 7.3 and 7.4 may be amended at any time by the General Partner if necessary, in the opinion of tax counsel to the Partnership, to comply with such regulations, so long as any such amendment does not materially change the relative economic interests of the Partners.

ARTICLE VIII

FISCAL YEAR, BOOKS OF ACCOUNT,
ACCOUNTING AND OTHER REPORTS, TAX RETURNS AND BANKING

8.1           Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

8.2           Books and Records.  At all times during the continuance of the Partnership, the Partnership shall prepare and maintain separate books of account for the Partnership in accordance with GAAP.  The Partnership shall keep at its principal office the following:  (a) a current list of the full name and the last known street address of each Partner, which list shall be made available for review by any Limited Partner or representative of that Limited Partner at reasonable times, and upon request, either in person or by mail provided the Limited Partner pays, in advance, the reasonable costs of production; (b) a copy of the Certificate and this Agreement and all amendments thereto; (c) copies of the Partnership’s federal, state and local income tax returns and reports, if any; and (d) copies of any financial statements, if any, of the Partnership.  The foregoing books and records will be maintained and preserved for a period of not less than five (5) years.  Any Limited Partner may inspect the Partnership’s books and records at the General Partner’s offices during reasonable business hours upon reasonable notice to the General Partner.

8.3           Independent Auditor.  The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

8.4           Partnership Tax Returns.  The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

8.5           Annual Report.  As soon as reasonably practicable after the end of each fiscal year, but in no event later than one hundred twenty (120) days after such period, the General Partner shall furnish each Limited Partner with a certified “Annual Report,” as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.  In each state where the Partnership is registered the General Partner will submit to the Administrator any information required to be filed with such Administrator, including reports and statements required to be delivered to the Limited Partners.

8.6           Monthly Account Statement.  The General Partner also shall furnish each Limited Partner with a monthly “Account Statement,” as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership’s fiscal year need not be distributed in the event an annual report required by Section 8.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership’s fiscal year.  The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

8.7           Fund Depositories.  All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

8.8           Notice to Limited Partners.  During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners’ redemption and voting rights and a description of any material effect the applicable following event(s) may have on Limited Partners, within seven (7) business days of any of the following events:

(a)           a decrease in the Net Asset Value per Unit of such Limited Partners’ Units to 50% or less of the Net Asset Value per Unit on the last Valuation Date;

(b)           any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

(c)           any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE IX

PARTNERSHIP UNITS

9.1           Units.  Interests in the Partnership shall be represented by Units.  The Units initially are divided into six (6) Classes:  Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, and Class I Units.  The General Partner may establish other Classes from time to time in accordance with such procedures and subject to such conditions and restrictions as the General Partner shall determine from time to time.  Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class I Units, and any other Classes that may be established in accordance with this Agreement.  All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement.

9.2           Register.  The register of the Partnership shall be the definitive record of ownership of each Unit and all relevant information with respect to each Partner.  Unless the General Partner shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Partnership.

9.3           Registered Partners.  The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

9.4           Exchange of Units.  The Class I Units will be issued in exchange for a Limited Partner’s Class A Units or Class B Units when the General Partner determines that the Fee Limit is reached as of the end of any month or it anticipates that the Fee Limit will be reached during the following month with respect to such Limited Partner’s Units.  If the Class A Units or Class B Units are exchanged for Class I Units before the Fee Limit is reached, the General Partner will not seek additional fees from the Limited Partner.  In addition, Class I units will be issued in exchange for the Class E Units on the month-end immediately following the 12-month anniversary of the date the subscription for the Class E Units as accepted by the General Partner.  All Units subject to exchange for the Class I Units will be exchanged at the Net Asset Value per Unit on the date of such exchange, meaning that the Limited Partners holding the Class A, B or E Units, as applicable, may ultimately hold more or less in number of Class I Units upon such exchange, depending on the Net Asset Value of the Class I Units on the date of exchange, but still will hold the same aggregate value of Units immediately after the exchange.

ARTICLE X

TRANSFER RESTRICTIONS,
SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS

10.1           Admission, Transfer and Assignment.

(a)           Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition.  No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until:  (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition.  No such assignee, except with the prior written consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XI hereof.  The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its sole reasonable discretion.  Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary.  If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.  No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner.  No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

(b)           Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

10.2           Withdrawal from Partnership.  No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XI below.  If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner’s legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner.  The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner’s interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

10.3           Encumbrances.  No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion.  Any purported Encumbrance that is not in accordance with this Agreement shall be null and void.

10.4           Further Restrictions.  Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Limited Partner or Assignee if:

(a)           such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(b)           such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other foreign securities laws or would constitute a non-exempt distribution pursuant to applicable state securities laws;

(c)           such Transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations;

(d)           such Transfer would cause any portion of the assets of the Partnership to become “plan assets” of any benefit plan investor within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations, or to be regulated under the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(e)           to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion.

10.5           Withdrawal of Certain Partners.  If a Partner ceases to hold any Units, then such Partner shall withdraw from the Partnership and shall cease to be a Partner and to have the power to exercise any rights or powers of a Partner when all of such Partner’s Assignees have been admitted as Partners in accordance with Section 10.1.

ARTICLE XI

REDEMPTION OF UNITS

11.1           Monthly Redemptions.  Subject to the restrictions or redemption fees described in the Prospectus, Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least fifteen (15) days prior to the last business day of the month-end in which the redemption is to occur, or as may otherwise be provided for in the Prospectus.  The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been effected on the requested redemption date.  Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date.  The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership’s tax status.  The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.  Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines.  Redemptions from investors purchasing Units will be made on a first-in-first-out basis.  The General Partner may cause the Partnership to redeem its capital at any time.

11.2           Redemption Requests.  In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption.  The terms of the request for redemption must include:  (i) the Units or dollar amount and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

11.3           Required Redemption.  The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days advance written notice to the Unit holder thus designated.  In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner:  (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations §2510.3-101(0(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner’s ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner.  The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 11.1 shall apply.

11.4           Special Redemption.  During such time as the Units are registered for sale to the public, the General Partner shall declare a special redemption date whenever the Partnership experiences a decline in Net Asset Value of the Partnership as of the close of business on any business day to less than 50% of the Net Asset Value of the Partnership on the last date the Net Asset Value of the Partnership was calculated.  The Partnership shall suspend trading during such special redemption period.  The redemption price will be the Net Asset Value of the Partnership as determined on the last day of the special redemption period.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

12.1           Dissolution.  The Partnership shall be dissolved upon the happening of any of the following events:

(a)           a decision of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;

(b)           the withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership;

(c)           the assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner’s interest in the Partnership; or

(d)           the entry of a decree of judicial dissolution under Section 17-802 of the Act.

12.2           Liquidation.  There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 12.1.  In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the Capital Account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments.  The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.  The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(a)           to the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

(b)           to the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the

Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

(c)           to the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

(d)           amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class.  Solely for purposes of this Section 12.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XII.

12.3           Sale of Assets.  The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership.  Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable.  Any Partner may purchase the assets of the Partnership at any such sale.

12.4           Return of Capital Contributions.  The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

12.5           Liquidation Statement.  Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation.  Upon the completion of distributions pursuant to the preceding subsections of this Article XII, the Limited Partners shall cease to be such, and the General Partner shall cause the Certificate to be cancelled.

12.6           Time for Liquidation.  A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

12.7           Termination.  The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the holders of Units in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the Act.

12.8           Claims of the Partners.  The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any other Partner or any other Person.  No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance during the existence of the Partnership, upon dissolution or termination of the Partnership or otherwise.

ARTICLE XIII

EXCULPATION AND INDEMNIFICATION

13.1           Exculpation.

(a)           A General Partner Party (as defined in Section 13.2) shall not be liable to the Partnership or the Limited Partners in connection with any act or omission by the General Partner Party relating to the Partnership or offering of the Units except to the extent that (i) such act or omission by the General Partner Party constitutes negligence or misconduct, or (ii) such act or omission of the General Partner Party was not done in good faith in a manner reasonably believed to be in the best interests of the Partnership.

(b)           Each General Partner Party shall be fully protected in relying in good faith upon the books and records of the Partnership and upon such information, opinions, reports, or statements presented to the Partnership by any of its Partners, officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers, and other independent experts) as to matters such General Partner Party reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be made.

(c)           Notwithstanding the foregoing, no exculpation of a General Partner Party shall be permitted hereunder to the extent such exculpation would be inconsistent with the requirements of the securities laws or other applicable laws.

13.2           Indemnification.

(a)           Indemnification.  The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a “General Partner Party”) from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership; provided that:  (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party.  Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners.  Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification of such General Partner Party of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification.  The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited.  The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if:  (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification under or in accordance with this Section 13.2.

(b)           Indemnification of Third Parties.  In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with such Persons’ performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons.  In no event, however, shall any Selling Agent be indemnified by the Partnership for any losses, liabilities or expenses arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.

(c)           Effect on Limited Partners.  No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

(d)           Unpaid Claims.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 13.2 is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 13.2(a) has been received by the Partnership, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Partnership shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(e)           Insurance.  The General Partner may cause the Partnership to purchase liability insurance covering the General Partner Parties relating to the Partnership or offering of the Units, provided that the Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner Parties for any liability regarding which the General Partner Parties are prohibited from being indemnified, and the Partnership shall not purchase liability insurance to the extent inconsistent with any applicable NASAA Guidelines.

ARTICLE XIV

MISCELLANEOUS

14.1           Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14.2           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be deemed notice given in accordance with this Section 14.2):

(a)           if to the Partnership or the General Partner, to:  ALTIN:FUND, LIMITED PARTNERSHIP c/o Mr. Sebastian Lucido, 805 Oakwood Drive, Suite 125, Rochester, Michigan 48307;

(b)           if to any Limited Partner, to:  the address listed for that Limited Partner on the books and records of the Partnership.

14.3           Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law.

14.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

14.5           Interpretation.  Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

14.6           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14.6.

14.7           Further Assurances.  Each Limited Partner shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

14.8           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

14.9           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

14.10           Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Oakland County, Michigan in accordance with the then-existing Rules of Arbitration of the American Arbitration Association  If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the American Arbitration Association shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.  Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)           Notwithstanding the provisions of Section 14.10(a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 14.10(b), each Partner (i) expressly consents to the application of Section 14.10(c) to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c)           EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN OAKLAND COUNTY, MICHIGAN FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 14.10(c), OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award.  The parties acknowledge that the forum designated by this Section 14.10(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.  The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 14.10(c) and such parties agree not to plead or claim the same.

14.11           Expenses.  Except as otherwise specified in this Agreement, the Partnership shall be responsible for all costs and expenses, including, without limitation, fees and disbursements to counsel, financial advisors and accountants, incurred in connection with its operation.

14.12           Amendments and Waivers.

(a)           This Agreement (including the Schedules hereto) may be amended, supplemented, waived or modified by the written consent of the General Partner; provided that no such amendment, supplement, waiver or modification shall adversely affect a Limited Partner’s Units in any material respect without the written consent of the Limited Partner so affected.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c)           The General Partner may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under proposed Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of a partnership interest that is transferred is treated as being equal to the liquidation value of that interest and (ii) an agreement by the Partnership and each of its Partners to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all partnership interests transferred in connection with the performance of services while the election remains effective.

(d)           Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Partnership’s property.

(e)           In the event of a property settlement or separation agreement between a Limited Partner and his or her spouse, such Limited Partner agrees that he or she shall use reasonable efforts to retain all of his or her Units and shall reimburse his or her spouse for any interest he or she may have in the Partnership out of funds, assets or proceeds separate and distinct from his or her interest in the Partnership.  To the extent that such Limited Partner is unable, despite his or her exercise of reasonable efforts, to retain all of his or her Units, such Limited Partner shall use reasonable efforts to transfer to his or her spouse only the economic interests of such Limited Partner’s Units, retaining for himself or herself all voting rights relating to his or her Units.  Notwithstanding the foregoing, if a spouse or former spouse of a Limited Partner acquires any Units as a registered owner as a result of any such proposed settlement or separation agreement, such spouse or former spouse shall be entitled only to allocation and distributions with respect to his or her Units and shall have no right to vote his or her Units, to participate in the management of the Partnership or to any accounting or information concerning the affairs of the Partnership and shall not have any other rights of a Partner under this Agreement.

14.13           No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  Without limiting the foregoing, any obligation of the Partners to make Capital Contributions to the Partnership under this Agreement is an agreement only between the Partners and no other person or entity, including the Partnership, shall have any rights to enforce such obligations.

14.14           Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

14.15           Power of Attorney.  Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner and its authorized officers, and each of them acting singly, as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner shall reasonably determine to be necessary, appropriate, advisable, or convenient to effect the formation of the Partnership and to carry on the business, purposes, and activities for which the Partnership was formed (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner shall reasonably determine to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business); (b) all certificates, instruments, or other documents that the General Partner shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement or the Certificate effected in accordance with the provisions hereof; (c) all certificates and other instruments (including consents and ratifications which the Limited Partners have agreed to provide upon a matter receiving the required support of Limited Partners) deemed advisable by the General Partner to carry out the provisions of this Agreement and law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (d) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the liquidation and termination of the Partnership; and (f) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership.

14.16           Partnership Status.  The parties intend to treat the Partnership as a partnership for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

General Partner: ALTIN HOLDINGS, LLC By: Sebastian Lucido, President

Limited Partners:

All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to power of attorney now or hereafter executed in favor of and delivered to the General Partner.

ALTIN HOLDINGS, LLC

By:
Sebastian Lucido, President

SCHEDULE 3.2

Section (b) of  Schedule 3.2(b); Organization and Offering Expenses

The Class A Units, Class B Units, Class C Units, Class E Units and Class I Units will be assessed a charge at a rate of 1.50% per annum (paid monthly) on the month-end net asset value of the Class A Units, Class B Units, Class C Units and Class I Units, respectively.  The Class D Units will be assessed a charge at a rate of 1.0% per annum (paid monthly) on the month-end net asset value of the Class D Units.

Section (c) of Schedule 3.2; Selling Agent Compensation

Class A Units will pay to the General Partner selling agent compensation of 0.25% monthly (3.0% annually) of the outstanding Class A Units month-end Net Asset Value.  The General Partner will pay the Selling Agents an upfront commission of 3.0% of the aggregate subscription amount for the sale of the Class A Units.  Beginning in the 13th month, the Class A Units will pay to the General Partner selling agent compensation for administrative services calculated at a rate of 0.25% of the month-end net asset value of the outstanding Class A Units (3.0% annually).

Class B Units will pay to the General Partner selling agent compensation of 0.1667% monthly (2.0% annually) of the outstanding Class B Units month-end Net Asset Value.  The General Partner will pay the Selling Agents an upfront commission of 2.0% of the aggregate subscription amount for the sale of the Class B Units.  Beginning in the 13th month, the Class B Units will pay to the General Partner selling agent compensation for administrative services calculated at a rate of 0.1667% monthly of the month-end net asset value of the outstanding Class B Units (2.0% annually).

The General Partner will pay the Selling Agents ongoing selling agent compensation on a quarterly basis.  The obligation of the Class A Units and Class B Units to pay the selling agent compensation remains until the Fee Limit is reached.

Section (d) of Schedule 3.2; Brokerage Charge

Type of Units	Brokerage Charge
Class A Units	0.2167% (2.6% annually)
Class B Units	0.2167% (2.6% annually)
Class C Units	0.2167% (2.6% annually)
Class D Units	0.1750% (2.1% annually)
Class E Units	0.2167% (2.6% annually)
Class I Units	0.1334% (1.6% annually)

APPENDIX C

Altin:Fund, Limited Partnership
Instructions to Subscription Agreement

Dated:  [______], 2010

Any person considering subscribing for the units should carefully read and review a current prospectus.  The prospectus should be accompanied by the most recent monthly report of Altin:Fund.

1.   Check box indicating which class of units AND enter the investment amount AND (b) check the box if this is an addition to an existing account and provide the existing Investor ID Number (Investor ID Number is located in the upper right corner of your most recent Investor Statement).

2.   Enter the Investor’s Selling Firm Account Number.

3.   Enter the Social Security Number OR Taxpayer ID Number of the investor, as applicable.  For IRA accounts, the Taxpayer ID Number of the Custodian should be entered in addition to the Social Security Number of the investor.  If the investor qualifies as a non-US citizen this form must be accompanied by Form W-8BEN.

4.   (a) Indicate the type of account AND (b) if applicable, read and initial for all account types in bold types noted in bold and marked with an “*”.  For any of these account types, Section 4(b) must be initialed by each investor listed in Section 6 or Section 7.

5.   Based on the definition below, please indicate the most appropriate choice applicable to the investor if investing as account type:  LLC, LTD, Partnership, Foreign Corporation, or Other.

A Commodity Pool Operator (“CPO”) is an individual or organization which operates or solicits, accepts or receives funds from others for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options or to invest in another commodity pool.  (Note that futures trading does not need to be the primary purpose of the enterprise for it to be considered a commodity pool.)

Registration is required unless the CPO qualifies for one of the exemptions from registration outlined in Commodity Futures Trading Commission (“CFTC”) Regulations 4.5 or 4.13.  If a CPO is qualified for an exemption from registration, the pool operator must electronically file a notice of exemption from CPO registration through National Futures Association (“NFA”) Electronic Exemption Filing System.  This system can be accessed at http://www.nfa.futures.org/compliance/ExemptLoginSelection.asp.

6.   Enter the Investor name or account title.  The Account Title should be exactly the same as the account held with the Selling Firm.

•	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name.

•	For UGMA/UTMA (Minor), enter the Minor name, followed by “Minor”.

7.   Enter the name of individual(s) authorized to act on behalf of the account; anyone listed must sign the Subscription Agreement.

•	For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name(s) and capacity(ies) of the authorized individual(s) or trustee(s).

•	For UGMA/UTMA (Minor), enter the name(s) and capacity(ies) of the trustee(s).

8.   Enter the legal address; which is the residence or domicile address used for tax purposes, of the investor named on line 6 (no post office boxes).  Line 8 must be completed.

9.   Enter the mailing address if it is different from the legal address in line 8.  (A post office box may be used for a mailing address only.)

10.        Enter the Investor Email address.  Altin:Fund Investor Statements are available online; please check the box only if you do not wish to access the statement online and wish to receive a mailed paper statement.   By not checking the box you are expressly consenting to the receipt of electronic documents.

11.        Each investor must sign and date.  If the account has multiple owners, all owners must sign.  In the case of an IRA, the Custodian’s signature, as well as the investor’s signature, is required.

12.        For account type IRA, IRA Rollover, Roth or SEP, enter Custodian’s name and Custodian must sign.

13.        Enter the legal address associated with the Custodian for the account.

14.        The Financial Advisor must sign and date.  Some broker/dealers may also require the signature of an office manager.

15.        Sections 15 through 21 must be completed as follows:  15. Enter the name of the Selling Firm, 16. Selling Firm’s Branch Code, 17. Selling Firm’s Financial Advisor Code, 18. Financial Advisor or Group Name, 19. Financial Advisor Phone Number, 20. Financial Advisor’s Email address, 21. Selling Firm’s Branch address.

Investor should return this Subscription Agreement (including Appendix A) and payment to their Financial Advisor’s office address.

Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1.   The Fund Administration Office of the named Selling Firm, if firm procedures require, or

2.   The custodial firm if one is required (sending document early in the month is best if it is to reach the general partner before month end), or

3.   Altin:Fund, Limited Partnership, c/o Altin Holdings, LLC, 805 Oakwood Drive, Suite 125, Rochester, MI 48307.  Please check with Selling Firm’s Fund Administration Office before sending paperwork directly to Altin:Fund.

If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm’s Fund Administration Department or Altin:Fund’s Operations Department for instructions.  Payments and Subscription documents must be received by the general partner at least three (3) business days prior to the end of the month.  However, the Selling Firm’s Fund Administration Department may have an earlier cutoff for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call the Financial Advisor Support Team at [INSERT PHONE NUMBER] or your Fund Administration Department.

Subscription Agreement

Dated: [_____], 2010

ALTIN:FUND LIMITED PARTNERSHIP
LIMITED PARTNERSHIP UNITS
SUBSCRIPTION AGREEMENT &
POWER OF ATTORNEY
ALTIN:FUND
c/o Altin Holdings, LLC
805 Oakwood Drive, Suite 125
Rochester, MI   48307

Dear Sir or Madam:

1.   Subscription for Units.  I hereby subscribe for the dollar amount of Limited Partnership Units (“units”) in Altin:Fund Limited Partnership (“Altin:Fund”) as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the prospectus of Altin:Fund dated [_____], 2010 (the “Prospectus”).  I have (i) enclosed a check payable to “Altin:Fund, Limited Partnership—Subscription Account,” in the full amount of my subscription, (ii) authorized a wire transfer to Altin:Fund’s account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription.  Altin Holdings, LLC (the “General Partner”), in its sole and absolute discretion, may accept or reject this subscription in whole or in part.  Once submitted, all subscriptions are irrevocable.

2.   Representations and Warranties of Subscriber.  I have received the Prospectus, the Limited Partnership Agreement (each as supplemented by supplements, if any) and the most recent monthly report, if any, of Altin:Fund for the class of units in which I am investing.  By executing this Subscription Agreement and Power of Attorney I acknowledge that I am making the representations and warranties set forth in Appendix A hereto, including the requirements relating to net worth and annual income applicable in my state of residence.  If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page.  By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

3.   Power of Attorney.  In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Altin:Fund, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Altin:Fund’s Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

4.   Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription

Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Altin:Fund.  I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Michigan’s securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

Dated: [_____], 2010

ALTIN:FUND SUBSCRIPTION AGREEMENT
AND POWER OF ATTORNEY

IMPORTANT:  READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to “Altin:Fund, Limited Partnership—Subscription Account,” (ii) authorizing a wire transfer in the investor’s name to “Altin:Fund, Limited Partnership—Subscription Account” at River Place Trust, a division of Community Central Bank, 120 North Main Street, P.O. Box 7, Mount Clemens, MI  48046-0007, Account No. #5044532, ABA #072413751 or (iii) authorizing the Selling Agent to debit investor’s securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Altin:Fund, Limited Partnership at the net asset value per unit as set forth in the Prospectus.  The named investor further acknowledges receipt of the Altin:Fund Prospectus dated [______], 2010 (and any supplements), including Altin:Fund’s Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby.  By signature on this document, I (i) acknowledge the representations and warranties set forth in Appendix A to this Subscription Agreement and Power of Attorney, including the suitability requirements and (ii) authorize the named Financial Advisor to make changes, or correct any clerical errors, on this document with regards to the class of units of Altin:Fund specified in Section 1(a), the Selling Firm Account Number in Section 2, or the Account Type in Section 4(a) below.  Notwithstanding this authorization, the Financial Advisor is not being provided investment discretion over the account.

1)	(a)	Indicate Investment(s)*:
		☐	Altin:Fund Class A ($10,000 minimum investment)	Investment Amount: $____________
		☐	Altin:Fund Class B ($100,000 minimum investment)	Investment Amount: $____________
		☐	Altin:Fund Class C ($10,000 minimum investment)	Investment Amount: $____________
		☐	Altin:Fund Class D ($5,000,000 minimum investment)	Investment Amount: $____________
		☐	Altin:Fund Class I ($10,000 minimum investment)	Investment Amount: $____________
	(b)	☐	Addition to an existing account?
________________
*	Existing limited partners may purchase additional units of the same class of which they currently own units with a minimum additional investment of $1,000.

Investor ID Number:__________________
(ID# appears on your monthly statement)

2)	Selling Firm Account Number:___________________________
3)	Social Security Number or Tax ID: ______________________

4)	(a)	Account Type (Choose One):

o Individual Ownership	o IRA	o Trust*	o Profit Sharing*
o Joint Tenants With Rights of Survivorship	o IRA Rollover	o Corporation*	o Pension*
o Tenants In Common	o Roth IRA	o Partnership*	o Defined Benefit*
o Community Property	o SEP	o Estate*	o Other*
o UGMA/UTM (Minor)		o Foreign*

	(b)	For each account type indicated with “*” above, each account owner should read and initial the following paragraph
_____ Initials
The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in Altin:Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities:  (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts).  Additionally, the undersigned investor(s) acknowledges that neither Altin:Fund nor the general partner will make a review or interpretation of the investor’s charter or organizational documents for such purposes.

5)		For Account Type LLC, LTD, Partnership, Foreign and Other read and complete the following:
The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in Altin:Fund has read the definition of a Commodity Pool Operator as stated in the Subscription Instructions and attests to the following (choose one).  The investor:

	☐	Is a registered Commodity Pool Operator with the CFTC and is a member of the NFA
	☐	Has an exemption from registration as a Commodity Pool Operator with CFTC (Exemption Type: _______________)
	☐	Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.
6)		Account Title:__________________________________________________________________________________________________
7)
Authorized Individuals:___________________________________________________________________________________________
(List individual(s) authorized to act on behalf of the account for UGMA, Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other.)

8)		Legal Address:_________________________________________________________________________________________________ Street (No PO Boxes) City State Zip
9)		Mailing Address:_______________________________________________________________________________________________ (If Different) Street City State Zip
10)
Investor Email Address:__________________________________________________________________________________________
☐ Check box to opt out of accessing your monthly statement online.  By not opting out, you are expressly consenting to the receipt of electronic documents.

INVESTOR(S) INFORMATION AND SIGNATURE REQUIRED
UNITED STATES INVESTORS ONLY

☐
I am subject to backup withholding under the provisions of Sections 3406(a)(1)(C) of the Internal Revenue Code.  Under penalties of perjury, I attest by signature, that the Social Security Number or Taxpayer ID, and all information in this document is true, correct and complete.

NON-UNITED STATES INVESTORS

☐
Under penalties of perjury, I hereby certify by signature, that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.  If either (a) or (b) are true I have included Form W-8 BEN with this Subscription Agreement.

11)	x	_______________________________________________ Signature of Investor Date	x	__________________________________________________________ Signature of Joint Investor (if applicable) Date

CUSTODIAN INFORMATION AND SIGNATURE REQUIRED

12)	x	Custodian Name:_________________________________________ (For Account Types: IRA, IRA Rollover, Roth, SEP)	x	________________________________________________ Signature of Custodian (if applicable) Date
13)		Custodian Legal Address:________________________________________________________________________________________ Street (No PO Boxes) City State Zip

FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED

The undersigned Financial Advisor (“F.A.”) hereby certifies that:  (1) he/she holds the appropriate securities licenses required by his/her firm in order to offer and sell units in Altin:Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the Prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current Prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person’s(s’) age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that:  (a) the purchase of units of Altin:Fund is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth requirements; (c) such person(s) can reasonably benefit from an investment in Altin:Fund based on such person’s(s’) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment in Altin:Fund; and (e) such person(s) appears(s) to have an understanding of the fundamental risks of investment in Altin:Fund (including that an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors.  The F.A. must sign below in order to substantiate compliance with NASD Conduct Rule 2810 (FINRA Rule 2310 after August 17, 2009) (please visit www.finra.org for more information regarding Rule 2810/2310).

14)	x	_________________________________ Financial Advisor Signature Date	x	_____________________________________________________________ Office Manager (if required by Selling Firm procedures) Date
15)	Selling Firm Name:___________________	16) Branch Code:____________________		17) F.A. Code:______________
18)	F.A./ Group Name:_______________________________________________			19) F.A. Phone:______________________________
20)	F.A. Email:_____________________________________________________			Additional Email:____________________________
21)	Branch Address:________________________________________________________________________________________________ Street (No PO Boxes) City State Zip

APPENDIX A

SUBSCRIPTION REQUIREMENTS

Notice:  An investment in Altin:Fund is speculative and involves a high degree of risk.  Please refer to the section of the Prospectus entitled “Risk Factors” for a complete description of the material risks of an investment in Altin:Fund.

I.           Subscription Procedures

To subscribe for limited partnership units in Altin:Fund, Limited Partnership (“Altin:Fund”), you must:

●
execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

●
unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to “Altin:Fund, Limited Partnership - Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

The minimum investment required to invest in the class A units, class C units, and class I units is $10,000, class B units is $100,000, and class D units is $5,000,000.  Existing limited partners may purchase additional units of the same class of which they currently own with a minimum additional investment of $1,000.

Any of these minimums may be waived by the general partner in its sole discretion.  You will be required to reimburse Altin:Fund and Altin Holdings, LLC, the general partner of Altin:Fund, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for class A units, class B units, class C units, class D units or class I units, as specified, at $1,000 per unit during the initial offering period, and thereafter as determined at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least three  (3) business days prior to the month end.  The general partner may accept or reject your subscription, in whole or in part, in its sole discretion.  If your subscription is accepted, you agree to contribute your subscription to Altin:Fund and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix B to Altin:Fund’s Prospectus).  By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.           Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Altin:Fund, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows.  Please read and initial the applicable representations and warranties.

1.
You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so.  You acknowledge that you have received a copy of the Prospectus, including the limited partnership agreement contained therein (as supplemented or amended by supplements, if any).

2.
All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information before acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

3.	Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.
4.
The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds.If the subscription is not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

5.
If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

6.
You either are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

7.
If you are acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the “Plan Fiduciary”) that:

	a.	the Plan Fiduciary has considered an investment in Altin:Fund for such plan in light of the risks relating thereto;

	b.	the Plan Fiduciary has determined that, in view of such considerations, the investment in Altin:Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA;
	c.	the plan’s investment in Altin:Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;
	d.	the plan’s investment in Altin:Fund has been duly authorized and approved by all necessary parties;
e.
none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

f.
the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Altin:Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

8.
If you are acting on behalf of a trust (the “Subscriber Trust”), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby agrees to provide the general partner with a copy of the trust agreement and further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

9.
You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000.  If you are a resident of any of the following states, you must also meet the requirements set forth below for that state.  Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Altin:Fund.  Net worth in all cases is exclusive of home, furnishings and automobiles.  If you are subscribing on behalf of a fiduciary account, the income and net worth standards and those described below must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Alabama
Net worth of at least $250,000 or an annual gross income of at least $70,000 and a net worth of at least $70,000.  This investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times their investment in Altin:Fund and other similar programs.

California
Net worth of at least $250,000 or an annual gross income of at least $75,000 and a net worth of $100,000.  In no event may a resident of California invest more than 10% of their total net worth in units of Altin:Fund.

Iowa
Generally Iowa investors must have a net worth of at least $250,000 or an annual gross income of at least $70,000 and a net worth of at least $70,000.  For certain high risk investments, Iowa will impose a higher suitability standard on a case by case basis.  In no event may a resident of Iowa invest more than 10% of such resident’s net worth in units of Altin:Fund and similar managed futures programs.

Kansas
Kansas investors should limit their aggregate investment in units of Altin:Fund and other similar investments to not more than 10% of their liquid net worth.  Liquid net worth is that portion of an investor’s total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.

Kentucky		Net worth of at least $300,000 or a minimum annual gross income of $85,000 and a minimum net worth of $85,000. Total investment in CPO may not exceed 10% of investor’s total net worth.
Nebraska
Net worth of at least $150,000 or an annual gross income of at least $45,000 and a net worth of at least $45,000.  A purchaser of limited partnership interests may not invest more than 10% of his/her net worth in any one limited partnership.

	10.	You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

11.
You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Altin:Fund’s own internal anti-money laundering policies, Altin:Fund, the general partner and/or your selling agent may require further identification of you before they will process a subscription or withdrawal and may inquire as to the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed, and you agree to provide such information upon request.  Altin:Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party.  You further acknowledge that all subscription payments delivered to Altin:Fund must originate directly from a bank or brokerage account in your name.  You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Altin:Fund, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended.  Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

12.
You agree to notify the general partner immediately if any of the representations, warranties, or agreements in paragraph 10 or 11 above becomes false, inaccurate or incomplete in any respect at any time that you hold any interests in Altin-Fund.  You understand and agree that if the general partner believes, in its sole discretion, that any of the representations, warranties or agreements in paragraph 10 or 11, or any other information that you have supplied to the general partner, is or becomes false, inaccurate or incomplete in any respect, the general partner or Altin-Fund may be required to immediately redeem your interests in Altin-Fund, freeze your assets in Altin:Fund, suspend your withdrawal rights, request additional information from you, deliver your assets invested in Altin:Fund to a governmental agency, report any such action and your identity to a governmental agency, or take any combination of the foregoing actions or any other action as required by applicable law.  You hereby (i) waive and release any known or unknown claim that you might now or at any future time have against Altin:Fund, the general partner, or any of their respective affiliates, control persons, shareholders, members, managers, partners, directors, officers, employee and agents in connection with such action by the general partner or Altin:Fund.  The rights and obligations of the general partner under this paragraph 12 shall supersede any duties that the general partner may have to you under this Agreement or otherwise.

13.
You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in supplemental writings and identify with specificity each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units.  You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

14.	You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

You understand that Altin:Fund and the general partner are prohibited from accepting subscriptions from any person or entity that is acting, directly or indirectly, in violation of any anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, including any person, entity or organization that is included on any so-called “watch list” maintained by any governmental agency of the United States (including, but not limited to, the Central Intelligence Agency, the Department of the Treasury, the Federal Bureau of Investigation, the Internal Revenue Service, the Office of Foreign Assets Control and the SEC).  If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (“FATF”) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the “Beneficial Owners”), you represent and warrant that:

	(A)	You understand and acknowledge the representations, warranties and agreements made in this paragraph 14 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;
	(B)	You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;
(C)
You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D)
You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and/or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(E)
You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Foreign Shell Bank, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Altin:Fund on behalf or for the benefit of any Prohibited Investor.  You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph 14.

For purposes of this paragraph 14, the following terms shall have the following meanings:

●
Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

●	FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations. *

●	FATF means the Financial Action Task Force on Money Laundering.

●
Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

●
Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.  Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

●	Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.

●
Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. **

●
Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

●
Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; *** (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

●
Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

●
Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. ****

●
Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

________________
*	For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www.oecd.org/pages/0,3417,en_32250379_32235720_1_1_1_1_1,00.html
**
The list of Non-Cooperative Countries and Territories is amended periodically.  For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www.oecd.org/pages/0,3417,en_32250379_32235720_1_1_1_1_1,00.html

***	The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac
****
As of the date of the Prospectus, OFAC has imposed sanctions upon the following regimes:  the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.

APPENDIX D

ALTIN:FUND

REQUEST FOR REDEMPTION

1.	Investor ID:		2.	Selling Firm Brokerage Account No.:
(Located on Monthly Investor Statement)

3.	Social Security Number or Tax ID Number:

4.	Redemption Month:

(Altin:Fund offers  redemptions on the last day of each month.  If no date is specified, it will be assumed that the limited partner wishes that the redemption occur on the next available redemption date.  Redemption forms must be received 15 days prior to the redemption date to be processed for that date; if your form is not received prior to the cut off date it will be processed the next available redemption date.)

5.	Indicate the Class of Units you wish to Redeem (Choose One):
Note, a separate request for redemption must be completed for each class of units.

☐	Class A Units	☐	Class B Units	☐	Class C Units	☐	Class D Units

☐	Class E Units	☐	Class I Units

6.	Redemption Type (Chose One):

☐	Full Redemption OR	☐	Partial Redemption:	(Specify in “dollars” or “Units”)

7.	Account Title:	8.	Contact Phone:

9.	Financial Advisor Name:	10.	Financial Advisor Phone:

ALL REDEMPTION PROCEEDS WILL BE REMITTED TO THE INVESTOR’S SELLING FIRM BROKERAGE ACCOUNT ON RECORD, FOR THE BENEFIT OF THE INVESTOR, UNLESS OTHERWISE INDICATED BELOW.  IF PROCEEDS ARE TO BE WIRED OR ACH’D TO YOUR BROKERAGE FIRM, YOURSELF OR TO A FIRM OTHER THAN THE FIRM ON RECORD PLEASE ATTACH SIGNED WIRE OR ACH INSTRUCTIONS.  ALL REDEMPTION PROCEEDS FOR CUSTODY ACCOUNTS WILL BE REMITTED TO THE CUSTODIAN ON RECORD.

11.	Method of Payment (Choose One):

☐	Please remit proceeds to my brokerage account on record, or I have attached signed wire instructions
☐	Please Wire Proceeds - signed wire instructions are attached
☐	Please ACH Proceeds - signed ACH instructions are attached
☐	Please remit the proceeds of this redemption to the following address*:

Street (No P.O. Boxes)	City:	State:	Zip:

*By signature on this Redemption Form, I authorize Altin:Fund to update the investor address of record to match the address provided above.

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

I understand that a limited partner may cause any of its units to be redeemed by Altin:Fund for an amount equal to the net asset value per applicable unit as of the valuation date of any calendar month (the

“Redemption Date”) if at least 15 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Altin Holdings, LLC (the “General Partner”) receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem.  I have read the prospectus, understand and agree to the terms outlined therein.  I understand that the units will be redeemed on a “first-in, first-out” basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed.  I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only:

Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only:

Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

INVESTOR(S) MUST SIGN

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

_____________________________________________________________ Signature Date	__________________________________________________________ Additional Signature (if applicable) Date
_____________________________________________________________ Additional Signature (if applicable) Date	__________________________________________________________ Additional Signature (if applicable) Date

Please return completed original no later than 15 days prior to the redemption date (or at an earlier date if required by your selling agent) to:

Altin:Fund, Limited Partnership
c/o Altin Holdings, LLC
805 Oakwood, Ste. 125
Rochester, MI  48307

WIRE TRANSFER REQUEST FORM

Customer’s name:	Wire amount (dollars and cents):

Date to be sent:

Bank name:	Phone number:

Bank address:	City:	State:	Zip:

Bank routing number:	Receiver’s account number:

Receiver’s name:

Receiver’s address:	City:	State:	Zip:

Memo reference:

Each domestic wire currently costs $15.00*, and is deducted from the funds that are to be stranferred.  This amount is subject to change.  A wire transfer request must be received prior to 2:00 pm EST for same day processing.  If you write us, the wire transfer will be completed no later than the business day after the written request is received.

I authorize Altin:Fund to wire transfer funds from my account.  I agree to pay the fee applicable when I request a wire transfer, which will be deducted from the proceeds to be wired.*  I understand wire transfers will only be in accordance with the authorization I have given.

_________________________________________________________ Signature	______________________________________________________ Date

* $15.00 will be charged per domestic outgoing wire.  No charge for incoming wire.

ACH AUTHORIZATION FORM

I (we) hereby authorize Altin:Fund to initiate debit entries to my (our) account in the entity named below (“institution”), and I (we) authorize the institution to accept and to debit the amount of such entries to my (our) account.

Customer’s name:

☐	Checking	☐	Savings

Bank name:	☐	Bank (Institution)	☐	Credit Union

Bank address:	City:	State:	Zip:

Bank routing number:	Receiver’s account number:

Proceeds amount:	Proceeds date:

Account holder’s name:	Signature:

Joint account holder’s name:	Signature:

Date of authorization:	Account holder’s telephone number:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The general partner is responsible for payment of all initial offering expenses without reimbursement (except for selling agent compensation) from Altin:Fund.  The expenses to be incurred in connection with the offering are as follows:

Description	Amount
Securities and Exchange Commission filing fee	$24,552
FINRA filing fee	$44,500
Printing	$50,000	*
Legal fees and expenses	$250,000	*
Accounting fees	$100,000	*
Blue Sky registration fees and expenses	$53,750
Miscellaneous	$10,000	*
TOTAL	$532,802
________________
*	Estimated for purposes of this Item 13. Definitive numbers will be provided prior to the effectiveness of this Registration Statement.

Item 14.  Indemnification of Directors and Officers.

Section 13.02 of Article XIII of the Registrant’s Limited Partnership Agreement, annexed to the prospectus as Appendix B, provides that the Registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability, including reasonable attorneys’ fees and expenses, incurred by them by reason of any act performed or omission by them on behalf of the Registrant, provided that:  (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant; (2) the general partner or its members, managers, directors, officers, employees and agents was acting on behalf of, or performing services for, the Registrant; and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its members, managers, directors, officers, employees and agents.  The Registrant may only advance funds to the general partner and/or its affiliates under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of the Registrant, (b) the legal action is initiated by a third-party who is not a limited partner, or if initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement, and (c) the general partner and/or its affiliates agree to reimburse the Registrant for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification.  Any indemnification of the general partner or its members, managers, directors, officers, employees and agents is recoverable only from the assets of the Registrant and not from the limited partners.  Nevertheless, the Registrant shall not indemnify the general partner or its members, managers, directors, officers, employees and agents for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with Guidelines for the Registration of Commodity Pool Programs developed by NASAA.

No indemnity by the Registrant will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in the Registrant.

Item 15.  Recent Sales of Unregistered Securities.

The Registrant has not made any sales of unregistered securities since its formation in April, 2009.

Item 16.  Exhibits and Financial Statement Schedules.

(a)           The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Selling Agreement.(1)
3.1	Certificate of Limited Partnership of Registrant.(1)
3.2	Form of Limited Partnership Agreement of the Registrant (annexed to the Prospectus as Appendix B).
5.1	Opinion of Vedder Price P.C.*
8.1	Opinion of Vedder Price P.C. as to income tax matters.*
10.1	Form of Subscription Agreement (annexed to the Prospectus as Appendix C).
10.2	Form of Request for Redemption (annexed to the Prospectus as Appendix D).
10.3	Form of Escrow Agreement.*
10.4	Form of Advisory Agreement between Registrant and Trading Advisor.*†
23.1	Consent of EisnerAmper LLP regarding Altin:Fund, Limited Partnership.(1)
23.2	Consent of EisnerAmper LLP regarding Altin Holdings, LLC.(1)
23.3	Consent of Vedder Price P.C. (included in Exhibit 5.1 and Exhibit 8.1).*
_______________
*	To be filed by amendment.
(1)	Filed herewith.
†
Each of Fall River Capital, LLC, Rosetta Capital Management, LLC, Welton Investment Corporation, and QuantMetrics Capital Management, LLC have signed Advisory Agreements in substantially the same form as attached to this Registration Statement as Exhibit 10.4.

(b)        The following financial statements are included in the Prospectus with respect to the Registrant:

(i)            Condensed Statement of Financial Condition as of September 30, 2010 (unaudited) and December 31, 2009.

(ii)           Notes to the Condensed Statement of Financial Condition (unaudited).

(iii)          Report of Independent Registered Public Accounting Firm.

(iv)    Statement of Financial Condition as of December 31, 2009.

(v)     Notes to the Statement of Financial Condition.

(c)        The following financial statements are included in this Prospectus with respect to Altin Holdings, LLC:

(i)            Condensed Consolidated Statement of Financial Condition as of September 30, 2010 (unaudited).

(ii)           Notes to the Condensed Consolidated Statement of Financial Condition (unaudited).

(iii)          Report of Independent Registered Public Accounting Firm.

(iv)    Statement of Financial Condition as of December 31, 2009.

(v)     Notes to the Statement of Financial Condition.

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.  Undertakings.

(a)           The Registrant hereunder undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)           that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Act to any purchaser:

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           that, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)           any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6)           that, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(7)           that, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           Insofar as indemnification for liabilities arising under the Act may be permitted to the General Partner of the Registrant, including its directors, officers and controlling persons, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the general partner under the Limited Partnership Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

In addition, pursuant to Section 20 of Industry Guide 5 – “Undertakings,” the Registrant hereby undertakes:

(1)           that all post-effective amendments to the Registration Statement will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

(2)           to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed; and

(3)           to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Michigan, on December 28, 2010.

ALTIN:FUND, LIMITED PARTNERSHIP By: Altin Holdings, LLC, general partner By: /s/Sebastian Lucido Sebastian Lucido, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as directors or officers of Altin Holdings, LLC, the general partner of the Registrant, on the dates indicated.

Signature	Title	Date
/s/Jack C. Lucido	Jack C. Lucido, Manager	December 28, 2010
/s/John Polizzi	John Polizzi, Manager	December 28, 2010
/s/Sebastian Lucido	Sebastian Lucido, President and Manager (principal executive officer)	December 28, 2010
/s/Kathleen Hofer	Kathleen Hofer, Chief Financial Officer (principal financial and accounting officer)	December 28, 2010

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Selling Agreement.(1)
3.1	Certificate of Limited Partnership of Registrant.(1)
3.2	Form of Limited Partnership Agreement of the Registrant (annexed to the Prospectus as Appendix B).
5.1	Opinion of Vedder Price P.C.*
8.1	Opinion of Vedder Price P.C. as to income tax matters.*
10.1	Form of Subscription Agreement (annexed to the Prospectus as Appendix C).
10.2	Form of Request for Redemption (annexed to the Prospectus as Appendix D).
10.3	Form of Escrow Agreement.*
10.4	Form of Advisory Agreement between Registrant and Trading Advisor.*†
23.1	Consent of EisnerAmper LLP regarding Altin:Fund, Limited Partnership.(1)
23.2	Consent of EisnerAmper LLP regarding Altin Holdings, LLC.(1)
23.3	Consent of Vedder Price P.C. (included in Exhibit 5.1 and Exhibit 8.1).*
_______________
*	To be filed by amendment.
(1)	Filed herewith.
†
Each of Fall River Capital, LLC, Rosetta Capital Management, LLC, Welton Investment Corporation, and QuantMetrics Capital Management, LLC have signed Advisory Agreements in substantially the same form as attached to this Registration Statement as Exhibit 10.4.